                     Exhibit 10.2
NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

AOS Confidential

Manufacturing, Packaging, and Testing Project for 12-Inch Power Semi-Conductor Chip

EPC Contract

Employer: Chongqing Alpha and Omega Semiconductor Limited
Contractor: The IT Electronics Eleventh Design & Research Institute Scientific and Technological Engineering Corporation Limited

Nov 28th, 2016

Part I. Agreement
Employer (full name): Chongqing Alpha and Omega Semiconductor Limited
Contractor (full name): The IT Electronics Eleventh Design & Research Institute Scientific and Technological Engineering Corporation Limited
According to the Contract Law of the People’s Republic of China, the Construction Law of the People’s Republic of China, the Tendering and Bidding Law of the People’s Republic of China, and relevant laws, and administrative regulations, both parties enter into this contract in respect to the EPC of the Project upon consultation, pursuant to the principles of equality, voluntariness, fairness and good faith.
I. Summary of Project
Name of project: manufacturing, packaging and testing of 12-inch power semi-conductor chip
Approval, verification or filing No. of the Project: TBD
Content and scale of the Project:　project land area around 228449 ㎡ (in words: Two Hundred and Twenty Eight Thousand Four Hundred and Forty Nine), and gross construction area being set forth in the drawings, construction content including manufacturing, packaging and testing project of 12-inch power semi-conductor chip and supporting facilities.
Detailed address of the Project: Shuitu High-Tech Industrial Park, Liangjiang New Area, Chongqing
Contracting scope: this Project will adopt the EPC mode, which means that the general contractor assumes design, procurement, construction, project management and commissioning etc. of the Project, and shall be fully responsible for the quality, safety, construction period and price of the Project, i.e., the turnkey project.
Both parties agree that the contractor’s turn-key contracting is an extension of the business and liability of the EPC, and the final purpose is to deliver a project meeting intended functions and qualifying for intending conditions to the Employer.
The content of the Project shall be provided by the Contractor, and shall be subject to the design drawing, construction drawing, supporting documents and procurement documents (including but not limited to the samples, patterns and explanations etc.) The obligations borne by the Contractor include but not limited to the following:

◦
Reviewing the Employer’s project requirements and basic documents (including but not limited to production technique, technical process, technical data and parameters, and technique conditions, completion of construction plan and design plan, including the overall layout, functional division, architectural modeling and main structure software, analysis manual, operation instruction, and guidance on equipment manufacturing, and the documents of other contractors), providing overall plan and implementation program, and correcting any mistakes, inaccuracies or omissions in the basic project information;

◦
Coordinating the relationships between the parties (including but not limited to the relationship with competent governmental authorities, the relationship with surrounding residents or entities, the relationships with each subcontractors, the relationships with materials suppliers, and the relationships with migrant laborer dispute and other crowd events etc.);

◦	Supervising each participant of the Project, coordinating their relationships, and properly resolving any disputes, if any;

◦	responsible for the conceptual design, initial design, construction drawing design and optimization, and submitting written drafts to the Employer for examination and confirmation;

◦	Construction;

◦	Procurement service etc.
II. Source of Main Production Technology (or Building Design Plan) of the Project
The main production technology will be provided by the Employer, and the construction design plan will be conducted by the Contractor, and provided to the Employer to review.
III. Key Milestones
Commencement date of design: the date when the design entrustment letter of the Employer is issued.
Commencement date of construction: the date of the construction commencement report approved by the Employer and the Supervisor.
Date of completion and hand-over of the project to the Employer:

1.	Completion date for a single project:

(1)
The completion date of packaging and testing plant (“AT”): the dust-free room of the packaging and testing plant (“AT”) will be verified before [***], and the installation conditions for the process equipment of the Employer shall be met (“Move in”);

(2)	The completion date of FAB: the dust-free room of the FAB will be verified before [***], and the installation conditions for the process equipment of the Employer shall be met (“Move in”).
*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

2.	Completion date of whole project: the time when the Employer signs off the completion acceptance certificate.
IV. Standards for Project Quality
Standards for Project design quality: to comply with all national and local rules, standards and procedures; for clean room (“C/R”), ultrapure water supply system (“UPW”), large and special gas transmission system (“TGSS”), chemical dispense system (“CCSS”) and other special systems, if there is no national standards, the international standards shall apply (the versions of all standards are as of the effectiveness hereof), to meet the requirements and rules for buildings and facilities set forth in Annex I, and to ensure the construction drawing to be qualified upon examination.
Standards for Project construction quality: to meet the rules and requirements of the state and local governments for inspection on project quality; for clean room (“C/R”), ultrapure water supply system (“UPW”), large and special gas transmission system (“TGSS”), chemical dispense system (“CCSS”) and other special systems, if there is no national standards, the international standards shall apply (the versions of all standards are as of the effectiveness hereof), to pass the inspection once for all.
V. Contract Price and Payment Currency
The total contract price (tax included) is RMB (in words): Five Hundred and Forty Million (in figures: 540,000,000), and the payment currency in this contract is RMB, except for any special notes.
Among others:
The design cost (tax included) is RMB (in words): Nineteen Million Five Hundred and Twenty Five Thousand Fifty Two (in figures: 19,525,052).
The procurement and construction costs (including the costs for safe and cultural measures) (tax included) are RMB (in words): Five Hundred and Twenty Million Four Hundred and Seventy Four Thousand Nine Hundred and Forty Eight (in figures: 520,474,948).
The Contractor undertakes that the total contract price is the quotation made by it after reviewing and fully understanding the project engineering documents provided by the Employer, and understanding the actual situation of the project, and fully considering various risks (except for force majeure). All costs incurred within the scope of contracting shall be included in the fixed contract price, and the fixed contract price will not be subject to any adjustments, except that the Employer confirms in writing any change of costs.
VI. Composition of Contract Documents

The composition of the contract documents are as follows:
1. Agreement;
2. General Terms;
3. Special Terms;
4. Annexes;
5. Design documents, technical data and drawings;
6. Supplementary Agreement (if any)
VII. Definitions and Interpretations
The words in this Agreement shall have the meanings in the definitions and interpretations of the General Terms.
VIII. Effectiveness
This contract shall become effective on the execution date after the legal representatives or authorized representatives of the Employer and Contractor sign and stamp their common seals on the Agreement, and the boards of directors of the parties approve the Agreement (“Effectiveness Date”).
IX. This Agreement and other contract documents are made in multiple counterparts. All counterparts are deemed as original, and have equal legal force.
X. The parties shall sign a supplementary agreement to provide for any matters not covered herein. The supplementary agreement is an integral part hereof.

Employer: (common seal or contract seal)	Contractor: (common seal or contract seal)
Legal or authorized representative: /s/ Jowei Dun (signature)	Legal or authorized representative: /s/ Zhenyuan Zhao (signature)
Registered address:	Registered address:
Enterprise organizational code:	Enterprise organizational code:
Postal code:	Postal code:
Legal representative:	Legal representative:
Authorized representative: Jowei Dun	Authorized representative: Zhenyuan Zhao
Tel:	Tel:
Fax:	Fax:
Email:	Email:
Bank Name:	Bank Name:
Account No.:	Account No.:
Contact:	Contact:
Tel:	Tel:
Part II. General Terms

1.	General Provisions

1.1	Definitions and Interpretations

1.1.1	“Contract” means the entire agreement composed of the documents set forth in Subparagraph 1.2.1.

1.1.2	“General Terms” mean the general provisions to be complied with by the parties during performance of the EPC Contract, which are composed of Articles 1 to 20 hereof.

1.1.3
“Special Terms” mean the provisions which are to detail, complete, supplement, amend or otherwise provide for the General Terms based on the specific situations of the EPC Project, and are agreed by the parties to jointly comply with.

1.1.4
“EPC” means that the Contractor, upon entrustment of the Employer, contracts the full stages or several stages of the Project, including the design, procurement, construction (including the completion test), and commissioning etc. according to the contract.

1.1.5	“Employer” means the party to the Agreement who is qualified as an employer of the Project and able to pay the Project price, or its qualified legal successors.

1.1.6	“Contractor” means the party to the Agreement who is accepted by the Employer and is qualified as a contractor for EPC project, or its legal successors.

1.1.7
“Consortium” means a temporary association accepted by the Employer to act as the contractor of the Project, which is composed of two or more corporations or other organizations. The parties composing the consortium shall be liable to the Employer jointly and severally. The consortium shall designate any of its composing parties to act as the leader.

1.1.8	“Subcontractor” means a corporation or other organization which is qualified to accept any part of work or service subcontracted by the Contractor according to this contract.

1.1.9	“Employer’s Representative” means the representative designated by the Employer to perform this contract.

1.1.10	“Supervisor” means the qualified engineering supervisory entity engaged by the employer.

1.1.11	“Engineering Director” means the general engineer who is authorized by the Supervisor to perform the supervision contract.

1.1.12	“Project Manager” means the representative appointed by the Contractor according to this contract to perform this contract.

1.1.13	“Work” means permanent work and/or temporary work.

1.1.14
“Permanent Work” means the work designed, constructed, tested for completion, tested after completion, and commissioned and examined by the Contractor, and delivered to the Employer for production, operation or use, according to this contract.

1.1.15	“Single Work” means the project unit specified in the Special Terms which has a single independent function, and is a part of the permanent work.

1.1.16
“Temporary Work” means any temporary building or work established on the site for implementing or completing the permanent work or rectifying any quality defects, and other temporary facilities that do not constitute permanent work.

1.1.17
“Site” means any place provided by the Employer according to this contract for the Contractor’s onsite office, or for storage of project materials, and equipment and facilities, and for implementing project work.

1.1.18
“Basic Project Information” means the documents, reports (including report on selecting plants, resources report, and exploration report etc.), data (e.g., meteorological and hydrogeological data), agreements (for raw materials, fuels, water, power, gas, transportation etc.) and relevant data provided by the Employer to the Contractor for project approval or verification by relevant authorities, as well as other basic information required for design.

1.1.19
“Onsite Obstacles Information” means the coordinate, data and other related information of the existing ground and underground buildings, structures, cables, pipelines, protected heritage buildings and trees etc. which are to be provided by the Employer to the Contractor and are necessary for engineering design and onsite construction.

1.1.20	“Design Stage” means the stage composed of conceptual design, overall design, initial design, technical design and construction drawing design, as applicable.

1.1.21
“Project Materials” mean the equipment, materials and parts which will form part of the permanent work as specified in the design documents, as well as the materials required for completion test and post-completion test.

1.1.22	“Construction” means the process that the Contractor converts the design documents into the permanent work, including civil engineering, installation, and completion test etc.

1.1.23	“Completion Test” means the performance test of machinery, equipment, parts, cable, and pipelines to be carried out by the Contractor before the Employer accepts the Project and/or any single work.

1.1.24	“Modification” means any change to the Project notified or approved by the Employer in writing, without changing the project function and scale.

1.1.25	“Completion” means the civil engineering and installation of the Project have been completed according to this contract and the design requirements, and the completion test has been passed.

1.1.26
“Project Acceptance” means the process during which the Contractor and the Employer hand over the Project to allow the Employer’s operators and users to enter their positions to carry out post-completion test and prepare for commission after the Project and/or single work pass the completion test, and the Employer issues the acceptance certificate.

1.1.27
“Post-Completion Test” means the test of production and/or use of the Project carried out by the Employer, or by the Contractor under the organization and leading of the Employer, according to this contract, after the Employers accepts the Project.

1.1.28
“Commissioning Assessment” means all tests, including the contract target assessment, carried out by the Employer, or by the Contractor under the organization and leading of the Employer, according to this contract, after the completion test is finished.

1.1.29	“Assessment Acceptance Certificate” means the certificate issued by the Employer when all tests of the commission assessment are passed.

1.1.30
“Completion Inspection” means the settlement and inspection organized by the Employer after the Contract receives the assessment acceptance certificate, completes the wind-up work and rectification of defects, and submits the completion inspection report, completion documents, and completion settlement documents according to this contract.

1.1.31	“Contract Term” means the period starting from the effective date hereof and ending when the obligations of both parties hereunder are performed and discharged.

1.1.32	“Reference Date” means 30 days before the deadline for submitting bidding documents.

1.1.33
“Project Progress Plan” refers to the schedules for all the engineering implementation stages (including design, procurement, construction, completion test, engineering acceptance, post-completion test and commissioning assessment etc.) or schedules for several implementation stages under the Contract upon the effective date.

1.1.34	“Construction Starting Date” refers to the absolute date or relative date when the Contractor begins construction activities on site under this contract.

1.1.35	“Completion Date” refers to the absolute date or relative date when the Contractor completes the engineering construction (including the completion test), including any extensions hereunder.

1.1.36	“Absolute Date” means a specific time expressed by calendar year, month or day.

1.1.37	“Relative Date” means a specific time expressed by calendar days.

1.1.38
“Critical Path” means the scheduled timeline during the Project schedule which directly affects the completion date, and which will be determined by both parties upon discussion of the Project schedule.

1.1.39
“Day”, “Month” and “Year” mean the calendar day, month and year. Any starting day of any period in this contract means the day following the date when the corresponding event occurs. If any time starts when a period expires, the starting date will be the day following the expiration. An expiration date of any period will be the date when the period expires.

1.1.40	“Working Day” means any calendar day other than the statutory holidays of China.

1.1.41	“Contract Price” means the cost for design, procurement, construction, completion test, post-completion test, commissioning assessment and services provided by the Contractor hereunder.

1.1.42	“Adjustment to Contract Price” means adjustment of the Contract Price accordingly by increasing or decreasing the cost under the law or this contract.

1.1.43	“Total Contract Price” means the contract settlement price after adjustment under this contract.

1.1.44	“Prepayment” means the money paid by the Employer to the Contractor in advance under the Contract.

1.1.45
“Progress Payment” means the money paid for design, procurement, construction, and completion test in installments as well as service charges paid for the post-completion test and commissioning assessment, and the EPC management fee paid by the Employer to the Contractor as per the payment terms hereunder.

1.1.46
“Quality Warranty Liability Certificate” means the agreement regarding relevant issues of quality warranty signed by the Employer and the Contractor according to relevant quality warranty laws and regulations.

1.1.47
“Defect Liability Warranty Money” means the money retained by the Employer from the Progress Payment according to the Contract, as the warranty money for any performance defect during the construction and defect warranty liability period.

1.1.48
“Defect Liability Period” means the period during which the Contractor assumes the defect warranty liability, which is generally 12 months, and will not exceed 24 months due to extension of defect liability. The specific period will be specified in the Special Terms.

1.1.49	“Writing” means the contents expressed in a visible form such as the Contract, correspondence, and data messages (including telex, fax, electronic data exchange, and electronic mail).

1.1.50
“Defaulting Liability” means the liability to be taken by either party who fails to fulfill the contractual obligations, or whose performance of the contractual obligations does not conform to the terms hereunder.

1.1.51	“Force Majeure” means objective circumstances unforeseen, unavoidable, and insuperable, as is specifically provided for in the Special Terms by both parties.

1.1.52	Other definitions shall be added to the Contract according to the engineering characteristics and set forth in the Special Terms.

1.2	Contract Documents

1.2.1
The composition of the contract documents. The contract document shall be taken as mutually explanatory and interpretable of one another, unless otherwise specified in Special Terms, the composition of the Contract documents and interpretation priority shall be as follows:

(1)	Agreement

(2)	Special Terms

(3)	Bidding award notice

(4)	Tendering documents and its attachment

(5)	General Terms

(6)	Contract annexes

(7)	Standards, codes and related technical documents

(8)	Design documents, data and drawings

(9)	Other documents agreed by both parties to form part of the Contract.
Any meeting minutes, memorandums, supplementary documents, modifications and negotiations in writing signed by the authorized representatives of both parties during the performance of the Contract shall form part of the Contract.

1.2.2
When the contents of the Contract documents are ambiguous and vague, or inconsistent, and cannot be explained clearly as per the interpretation priority hereunder, both parties shall settle the disputes through negotiation on the premises that the project schedule is not affected. In the event that both pparties fail to resolve through negotiation, the dispute shall be settled according to the provisions of Article 16.3 relating to dispute and resolution.

1.2.3	The headings in the Contract are for convenience of reading only, and shall not serve as the basis for interpreting any Contract provisions.

1.3	Language

The contract document shall be written, explained and interpreted in simplified Chinese. If the parties use two or more languages in the Special Terms, Chinese shall prevail when interpreting or explaining the Contract.
In the minority region, the parties may agree to use the language of any minority to prepare, interpret and explain the contract documents.

1.4	Applicable Law
This Contract is governed by the law of the People’s Republic of China, i.e., the laws, administrative regulations, departmental regulations of the People’s Republic of China, and the local regulations, autonomous regulations, separate regulations, and rules of local government at the place of the Project. The names of the specific applicable national or local laws requiring express clarification shall be provided for in the Special Terms.
After the reference date, if any change of law causes increase in the costs of the Contractor, the Employer shall increase the contract price reasonably. If the change of law causes any delay in the critical path and work period, a reasonable extension shall be made.

1.5	Standards and Codes

1.5.1
Names (or numbers) of the national standards and codes, and/or industry standards and codes, and/or local standards and codes, and/or the enterprise standards and codes applicable to the Project shall be specified in the Specific Terms.

1.5.2
If the Employer uses any foreign standards or codes, it shall provide the original version and the Chinese version, and specify in the Special Terms the name, copies and time of providing such standards and codes.

1.5.3
In the event that there are no corresponding written standards or codes, the Employer shall state the technical requirements during the time set in the Special Terms and then the Contractor shall put forward the implementation plan according to the technical requirements within specific time. After accepted by the Employer, the plan shall be carried out. Where the Contractor needs to carry out R&D test on the implementation plan, or needs to train the implementation persons, the parties shall sign a separate agreement attached to the Contract as an annex at the cost of the Employer, except that the contract price has included such cost.

1.5.4
After the reference date, if the state promulgates new statutory rules and standards and thus causes the increase in the costs of the Contractor, the Employer shall increase the contract price reasonably. If the critical path is thus delayed, the Employer shall extend reasonably.

1.6	Confidentiality

Either party shall keep the confidentiality of the other party’s business and technology information known during contract conclusion and implementation, as well as other information either party requires confidential treatment, and shall not disclose such information for any purpose other than those specified in the Contract without prior consent of the other party. Either party shall be held liable for the damages to the other party due to disclosure or uses of such information beyond the Contract. Either party shall provide the information necessary for contract implementation. When necessary, both parties can sign a confidentiality agreement as an appendix to the Contract.

2.	The Employer

2.1	The Employer’s Main Rights and Obligations

2.1.1
Responsible to go through approval, verification or record formalities of the Project, obtain the land use right of the Project, complete the dismantling and relocation compensation, make the project qualified for the commencement conditions provided for by laws and the Contract, and provide the Project approval documents.

2.1.2	Perform the obligations agreed in the Contract with respect to contract price adjustment, payment and completion settlement.

2.1.3
Present advice, amendment and modification to the design, purchase, construction, completion test and other implementing work carried out by the Contractor, according to the Contract and the compulsory standards and codes of applicable laws relating to safety, quality, environmental protection and occupational health etc.

2.1.4	Claim damages for any loss and injury incurred by the Employer due to the Contractor’s reason, according to the provisions of the Contract.

2.1.5
The Employer is entitled to issue a written notice of suspension when it deems necessary. If the suspension is caused by the Employer, the Employer shall be liable for any increase in the costs of the Contractor; if the critical path is delayed, the completion date shall be postponed accordingly.

2.2	The Employer’s Representative
The representative of the Employer will exercise the rights, and perform the obligations, of the Employer, but may not amend the Contract. The Employer’s representative will perform its duties within the authorization hereof. The notice issued to the Contractor by such representative according to the scope and issues specified in the Contract will be sent to the project manager after the representative signs on the written notice. The name, title and duties of the employer’s representative will be provided for in the Special Terms. When the employer decides to replace its representative, it must notify the contractor in writing of the name, title, duties and appointment time of such new representative 15 days before the new representative assumes the post.

2.3	Supervisor

2.3.1	Where the Employer supervises the project construction, the name of the supervisor, the project director, the supervisory scope, content, and authority will be set forth in the Special Terms.
The supervisor will supervise the Contractor on behalf of the Employer according to the scope, content, and authority of the supervision entrusted by the Employer. Any notice issued by the supervisor to the Contractor shall be in writing and signed by the project director before delivering to the Contractor for implementation, and the notice shall be further copied to the Employer.

2.3.2	Where the function of the project director overlaps with that of the Employer’s representative or is unclear, the Employer will coordinate and clarify, and will notify the Contractor in writing.

2.3.3	Except as expressly stipulated in the Special Terms, the project director has no right to change any rights and obligations of the parties hereunder.

2.3.4
Where the Employer changes the project director, it must give the Contractor 5-day written notice in advance, and notify the Contractor of the successor’s name, title, power, authority and appointment time.

2.4	Safety Assurance

2.4.1
Except as stipulated in the Special Terms, the Employer will be responsible to coordinate and handle the safety and protection work of any underground or above-ground facilities around the construction site and any adjacent building, structure, ancient or precious trees, cultural relics and tombs, maintain the normal order around the project site and bear relevant cost.

2.4.2
Except as stipulated in the Special Terms, the Employer shall be responsible to set up separation facilities for the building, structure, production device, equipment and facilities in use, operation or production by the Employer around the construction site, establish an obvious sign prohibiting entry and fire, and notify in writing the Contractor to comply with the safety rules and location scope. Any loss or damage incurred by the Contractor due to any reason of the Employer shall be borne by the Employer.

2.4.3
Where the Contract fails to provide for, after the completion of the main structure of the project of the main device of the project, if the Employer requests to change the building main structure and the bearing structure, or carry out any decoration work that involves significant art change, the parties will sign another entrustment contract as the appendix to this Contract.
Where the Employer decides to carry out such decoration by itself or where the Employer signs an entrustment contract with a third party and entrusts such third party to submit design plan and carry out construction, the Employer will bear any loss or damage thus caused.

2.4.4
The Employer will be responsible to conduct safety education on its representative, employee, supervisor and other persons it entrusted, and will comply with the safety rules of the contractor on the project site. The Contractor shall present relevant safety rules on the Project site by signs, or send the safety rules to the Employer. If any personal injury or accident occurs due to the above persons failing to comply with the safety rules of the contractor on the project site, the Employer will bear responsibility.

2.4.5	The Employer, its representative, employee, supervisor and entrusted other persons will comply with the provisions of Article 7.8 relating to health, safety and environment protection.

2.5	Security Liability

2.5.1
The party responsible for the security on the site will be provided for by the Special Terms, and will be responsible to contact, communicate and coordinate with relevant local security department of the place of the Project, and bear relevant costs.

2.5.2
The Employer and the Contractor will negotiate and decide jointly the security liability division at the project implementation stage and the area, and formulate respective security system, responsibility system and reporting system as the appendices to the Contract.

2.5.3	As for the area, single work and project occupied by the Employer according to the Contract, the Employer will bear relevant security work and any cost, damage and liabilities arising therefrom.

3.	The Contractor

3.1	The Contractor’s Main Rights and Obligations

3.1.1
The Contractor is obligated to complete design, procurement, construction, completion test and post-completion test according to the standards, rules, engineering functions, size, assessment aim and completion date agreed in the Contract, and shall not violate any compulsory standards and codes of the State.

The specific contracting scope of this Project shall be governed by the provisions of the “Project Contracting Scope” in Article I “Project Summary” of the Contract.

3.1.2
The Contractor is obligated to repair at its own cost any defects in the design, documents, equipment, materials, parts or construction caused due to the contractor’s reason, or any defects identified during completion test and post-completion test, pursuant to the Contract.

3.1.3
The Contractor is obligated to submit relevant reports and forms according to this Contract and the requirements of the Employer. The type, name, content and reporting period, submission time and copies of such reports and forms will be provided for in the Special Terms.

3.1.4
The Contractor is entitled to send the Employer suspension notices in writing according to the provisions of Article 4.6.4 relating to the requirements for resumption of work, Article 14.9 relating to delay in payment, and Article 17 relating to force majeure. Except for the above, if any suspension by the Contractor causes any increase in the costs of the Contractor, the Contractor shall assume such increase by itself, and will make up any delay in the critical path, if any, thus caused.

3.1.5	If the Contractor suffers any cost or delay in the critical path due to the Employer’s reason, the Contractor is entitled to claim for damages and/or postpone the completion date.

3.2	Project Manager

3.2.1
A project manager should be a person selected and confirmed by both parties. The project manager is authorized to perform this Contract on the behalf of the Contractor. The name, duties and authorities of the project manager are set forth in the Special Terms.

The project manager should be an employee of the Contractor. The Contractor shall deliver the employment contract between the project manager and the Contractor, and valid evidence that the Contractor pays the social security premiums for the project manager to the Employer within 10 days after the Contract becomes effective. If the Contractor fails to so deliver, the project manager will have no authority to perform his/her functions, and the Contractor shall be liable for any delay in the project schedule or other issues thus caused.
The project manager shall reside at the Project site, and shall present at the site for the days not less than those specified in the Special Terms each month. The project manager may not act as a project manager of other projects at the same time. Where the project manager needs to leave the construction site, he/she shall first obtain the employer’s consent, and designate an experienced person to exercise temporarily his/her functions.

If the contractor violates the above provisions, it will bear liabilities for breach according to the Special Terms.

3.2.2
The project manager will organize the implementation of the project according to the agreed project progress plan and the orders issued by the representative of the Employer and/or the project director. In emergency, if no contact can be made to the representative of the Employer and/or the project director, the project manager is entitled to take necessary measures to ensure the safety of person, project and property, provided that he/she must submit a written report to the representative of the Employer and/or the project director within 48 hours thereafter.

3.2.3
Where the Contractor needs to replace the project manager, it must give the Employer 15-day written notice in advance, and obtain the Employer’s consent. The successor must continue to perform the functions and authorities under Article 3.2.1. The Contractor shall not replace the project manager without the Employer’s consent. If the Contractor so replaces, the Contractor will bear liability for breach according to the Special Terms.

3.2.4
The Employer is entitled to replace any project manager it deems incompetent by written notice, stating the reasons for replacement, and the Contractor will submit a written improvement report to the Employer within 15 days after receipt of such notice. Thereafter, if the Employer still insists to replace through written notice upon receipt of the improvement report, the Contractor will replace the project manager within 30 days after receipt of such second replacement notice, and notify in writing the Employer of the name and resume of the new project manager. The new project manager will continue to exercise the duties and authorities under Article 3.2.1.

3.3	Quality Warranty of the Project
The Contractor will ensure the quality of the design, purchase, process and manufacture, construction, completion test, and other work according to the quality standards and rules agreed in the contract, and establish valid quality warranty system, and will provide warranty scope, warranty period and warranty liability in the form of quality warranty letter according to relevant provisions of the state.

3.4	Safety Warranty

3.4.1	Safety of the Project
The Contractor will carry out design, procurement, construction and completion test according to the Contract and the national laws relating to safe production, to ensure the safety of the Project.

3.4.2	Safety of Construction

The Contractor will comply with the provisions of Clause 7.8 with respect to occupational health, safety and environment protection.

3.4.3	The Contractor shall be liable for any loss or injury caused by its failure to comply with the safety rules and the location scope limitations notified by the Employer according to Article 2.4.2.

3.4.4
The Contractor shall be fully responsible for the safety management of its construction site, and ensure the safety of all persons entering the construction site. The Contractor shall be responsible for any personal injury or safety accidents occurred due to its reasons.

3.5	Warranty of Occupational Health and Environment Protection

3.5.1	Engineering Design
The Contractor will carry out the environmental protection design and occupational health protection design according to the Contract and the Management Regulations for Design of Construction Project, Management Regulations for Environmental Protection of Construction Project and relevant laws, to ensure the project to comply with relevant laws regarding environmental protection and occupational health.

3.5.2	Occupational Health and Environment Protection
The Contractor will comply with the provisions of Clause 7.8 with respect to occupational health, safety and environment protection.

3.6	Warranty of Progress
The Contractor will organize various resources for the design, purchase, construction, and completion test on a reasonable and orderly basis, send experienced guiding persons for post-completion test, and take efficient measures of implementing and organizing, to ensure the accomplishment of the project progress schedule.

3.7	Onsite Security
The Contractor will be responsible for the security liability on site when it enters the site, starts construction, until the Employer accepts single works and/or the Project (including the manufacturing and processing area, office and living area for the Contractor), and will be responsible for formulating security system, responsibility system and reporting system and will submit to the Employer.

3.8	Subcontracting

3.8.1	Provisions on Subcontracting

The Contractor may only carry out subcontracting bidding with respect to the work (including design, purchase, construction, labor service and completion test etc.) set forth in the Special Terms.
The Contractor may submit applications during the construction implementation stage in relation to the subcontracting matters not set forth in the Special Terms to the Employer in installments or in batches. The Employer will approve or present advice within 15 days after it receives the applications for subcontracting matters. If the Employer fails to approve or present any advice within 15 days, the Contractor is entitled to subcontract with respect to the subcontracting matters on the 16th day as from submitting the applications for subcontracting matters.

3.8.2	Qualification of Subcontractors
The subcontractors shall have the enterprise qualification at or above the level provided by the national laws. Otherwise, they will not act as the subcontractors. The Contractor is obligated to examine the subcontractor’s qualification.

3.8.3	The Contractor may neither transfer the whole Project, nor subcontract the whole Project in a dismembered way.

3.8.4	The subcontractors of design, construction and engineering materials shall strictly conform to the regulations of the State relating to subcontracting.

3.8.5	Payment to the Subcontractors
The Contractor shall pay the contract price to the subcontractor according to the provisions of the subcontracting agreement. Without the Contractor’s consent, the Employer may not pay the subcontractor by any means, except as otherwise stipulated by the Special Terms.

3.8.6	The Contractor will be responsible for the subcontractors.
The Contractor will be responsible to the Employer for the subcontractor’s activities, and the Contractor and the subcontractor will bear joint and several liabilities to the Employer with respect to the subcontracted work.

4.	Schedule, Delay and Suspension

4.1	Project Schedule

4.1.1	Project Schedule
The Contractor shall prepare the project schedule, and the construction period (including completion test) in the schedule shall conform to the provisions of the Agreement. The principles for determining the critical path and the change of critical path, and the copies of the project schedule and the time of its submission by the Contractor shall be provided for by the Special Terms.
The project schedule will be applied when the Employer approves, provided that the approval will not reduce or relieve the Contractor’s contractual liabilities.

4.1.2	Catch up with the Progress Plan at Its Own Cost.
If actual progress of the Project falls obviously behind the project schedule due to the Contractor’s reason, the Contractor is obligated, and the Employer is entitled to request the Contractor, to take measures at its own cost to catch up with the progress.

4.1.3	Adjustment to the Project Schedule
In any of the following circumstances, the completion date will be postponed, and the project schedule will be adjusted:

(1)
Where the basic project data and site obstacle information provided by the Employer according to Article 5.2.1 are incorrect, inaccurate, incomplete or delayed, payment is not made according to the prepayment amount specified in Article 14.3.1, and according to the payment time specified in Article 14.3.2, and thus causes the design commencement date delayed under Article 4.2.2, or the procurement commencement date delayed under Article 4.4.2, or causes the construction commencement date delayed.

(2)	According to Article 4.2.4 (2), due to the Employer’s reason, the review meeting time for certain design stage is delayed.

(3)	According to Article 4.2.4 (3), the approval time for relevant design review authority is longer than the agreed time.

(4)	Other circumstances for postponing the completion date according to the Contract.

4.1.4	Escalation Requirement of the Employer
If during the performance of the Contract, the Employer requests in writing to accelerate the design, purchase, construction, completion test, and the Contractor accepts, the Contractor will submit an acceleration plan and accelerate its work. Any cost adding therefrom will be governed according to the provisions of Article 13.2.4 regarding modification.

4.2	Design Schedule

4.2.1	Design Schedule
The Contractor will formulate the design schedule according to the approved project schedule, the design review stage agreed in Article 5.3.1, and the arrangement of the design review meeting organized by the Employer. The design schedule will be implemented after it is approved by the Employer. The approval by the Employer will not discharge the Contractor’s contractual liabilities.

4.2.2	Design Commencement Date
The Contractor will commence design on the 5th day (as the design commencement date) after it receives from the Employer the basic project information and the onsite obstacle information provided under Article 5.2.1, and the prepayment made under Article 14.3.2.

4.2.3	Delay of Design Commencement Date
If the Employer fails to provide basic design information and onsite obstacle information under Article 5.2.1, or fails to make prepayment according to the amount specified in Article 14.3.1, and the payment time specified in Article 14.3.2, and thus causes the design commencement date delayed, the design commencement date and project completion date will be postponed accordingly. If the design commencement date is delayed due to the Contractor’s reason, the Contractor will catch up with the progress at its own cost according to Article 4.1.2. If the Employer causes any economic loss to the Contractor, it shall pay the Contractor for such loss.

4.2.4	Delay of Review Date at Design Stage

(1)
Where due to the Contractor’s reason relevant design documents fail to be submitted according to the design review stage and the meeting time of the review meeting under the Contract, or the submitted design documents do not meet the design depth requirements of relevant review stage, and thus cause the design review meeting delayed, the Contractor will catch up with the progress at its own cost according to Article 4.1.2. Where the critical path is delayed, and economic loss is caused to the Employer (costs for preparation of review meeting), the Contractor will bear responsibilities.

(2)
If due to the Employer’s reasons the arrangement of review meeting at design stage under the Contract is not followed, and thus causes review meeting for certain design stage delayed, the completion date will be postponed accordingly, and any loss of idleness of labor force will be borne by the Employer.

(3)
If relevant approval time required by the governmental design review department is longer than the agreed time, the completion date will be postponed. The parties will bear respective cost thus caused.

4.3	Procurement Schedule

4.3.1	Procurement Schedule
The Contractor’s procurement schedule will comply with the project schedule, and be coordinated with the schedules of design, construction and/or completion test and post-completion test. The submitted copies and submission time of the procurement schedule will be provided for in the Special Terms.

4.3.2	Procurement Commencement Date
The procurement commencement date is specified in the Special Terms.

4.3.3	Delay of Procurement Schedule
If the procurement is delayed due to the Contractor’s reason, and thus causes loss due to stop of work or idleness of work and the completion date delayed, the Contractor will bear responsibility. If the procurement is delayed due to the Employer’s reasons, and thus cause loss due to stop of work or idleness of work to the Contractor, the Employer shall be responsible for such loss. If any critical path is delayed, the completion date will be postponed accordingly.

4.4	Construction Schedule

4.4.1	Construction Schedule
The Contractor will submit an overall construction organization design which includes a construction schedule 15 days before the onsite construction commences. The construction commencement date and completion date in the construction schedule will comply with those specified in the Agreement, and be coordinated with the arrangements in the project schedule. Where the Employer needs the Contractor to submit the project construction schedule of key single work and/or key part, the Special Terms will provide for the number of copies submitted and the time of submission.

4.4.2	Delay of Construction Commencement Date
If the construction commencement date is delayed, the completion date will be extended according to the following provisions:

(1)
If the Contractor fails to commence construction due to the Employer’s reason, the completion date will be postponed accordingly. If any economic loss is thus caused to the Contractor, the Employer shall pay corresponding amount.

(2)
If the Contractor fails to commence construction due to its own reason, it must explain reasons, and take measures to commence construction as soon as possible at its own cost, and the completion date will not be postponed.

(3)	If the commencement date of construction is delayed due to force majeure, the completion date will be postponed accordingly.

4.4.3	Completion Date

(1)	Where the implementation stage of the contracted project includes the completion test, the planned completion date and actual completion date will be determined as follows:

1)
the single work completion date agreed in Clause 9.1 (Take-Over of the Project) of the Special Terms is the planned completion date of such single work; the planned completion date of the last single work is the planned completion date of the Project;

2)	the passing date of the last completion test of the single work is the actual completion date of such single work;

3)	The passing date of the completion test of the last single work is the actual completion date of the Project.

(2)	Where the implementation stage of the contracted project does not include the completion test, the planned completion date and actual completion date will be determined as follows:

1)
the single work completion date agreed in Clause 9.1 (Take-Over of the Project) of the Special Terms is the planned completion date of such single work; the planned completion date of the last single work is the planned completion date of the Project;

2)
When the Contractor finishes all the construction work of a single work specified in the construction drawings according to the Contract, and complies with the agreed quality standards, such date will be the actual completion date of the single work;

3)
When the Contractor finishes all the construction work of the last single work specified in the construction drawings according to the Contract, and complies with the agreed quality standards under the Contract, such date will be the actual completion date of the Project.

(3)
The construction part reserved by the Contractor for completion test or post-completion test, or the construction reserved part requested by the Employer, and the outstanding little work and defect repair that will not materially affect the operation and use by the Employer, will not affect the determination of the completion date.

4.5	Compensation for Delay
If the completion date of the Project is delayed due to the Contractor’s reason, the Contractor will bear liability for compensation. The compensation for each delayed day, and the maximum amount of compensation accumulated will be stipulated in the Special Terms. The Employer is entitled to deduct such compensation from the progress payment, the completion settlement amount or the agreed and provided performance guarantee.

4.6	Suspension

4.6.1	Suspension due to the Employer
The notice of suspension caused by the Employer shall state the date of suspension and the estimated period of suspension. Both parties shall comply with relevant provisions of Article 2.1.5 and 3.1.4.

4.6.2	Suspension due to Force Majeure
If the Project is suspended due to force majeure, both parties will arrange their work according to the their obligations at the occurrence of the force majeure set forth in Article 17.1, and the provisions of Article 17.2 regarding the consequences of the force majeure.

4.6.3	The Contractor’s Work during Suspension
When the suspension by the Employer under Clause 4.6.1 or the suspension due to force majeure under 4.6.2 occurs, the Contractor shall immediately stop the implementation work on the site, and, according to the contract, the Contractor will be responsible for taking care of, and protecting the Project, project materials and the documents of the Contractor etc. If the Contractor fails to perform the obligations relating to taking care, or protecting, and thus causes any materials damaged or lost, increases the costs of the Employer, and/or causes the completion date delayed, the Contractor will bear responsibilities.

4.6.4	The Contractor’s Requirement to Resume Work
According to the Employer’s notice of suspension, the Contractor is entitled to notify the Employer to resume work 45 days after such suspension. When it is impossible to resume work, the Contractor is entitled to reduce the part of project affected by means of modification according to the provisions of Article 13.2.5 regarding adjustment or reduction of work.
Where the Employer’s suspension exceeds 45 days and thus affects the whole Project, or the Employer’s suspension exceeds 180 days, or the contract is unable to perform due to suspension arising from force majeure, the Contractor is entitled to issue termination notice according to the provisions of Article 18.2 with respect to termination by the Contractor.

4.6.5	The Employer’s Resumption of Work
Where the Employer issues resumption notice, it is entitled to organize the Contractor to inspect the Project, and project materials affected by such suspension, and the Contractor will notify the Employer of the inspection result and the content to be resumed or repaired and the estimate of such content. Upon the confirmation by the Employer, the resumption and repair costs will be borne by the Employer. The completion date will be postponed accordingly, if the resumption and repair cause the critical path of the project to be delayed.

4.6.6	Suspension due to the Contractor
Losses, damages and delay of the Completion Date arising out of suspension of part of the works or all works caused by the Contractor shall be borne by the Contractor.

4.6.7	Payment during Work Suspension
Where the work suspended due to the Employer is resumed, and the suspension does not affect the whole Project, the parties shall negotiate and determine the reasonable increase of cost incurred by the Contractor due to such suspension according to Article 2.1.5. The Contractor shall include the amount into the current payment application, and the amount shall be paid by the Employer upon examination.
After the resumption of work suspended due to the Employer, if part of the work is affected, and the Contractor requests to adjust or reduce part of the work according to Article 4.6.4 and the Employer approves, the Employer shall reduce the price for such part from the contract price. Both parties shall also negotiate and determine the reasonable increase of cost incurred by the Contractor due to such suspension according to Article 2.1.5. The Contractor shall include the amount into the current payment application, and the amount shall be paid by the Employer upon examination.
Where the suspension due to the Employer causes the Contract unable to perform, and the Contractor delivers the termination notice according to Paragraph 2 of Article 4.6.4, both parties shall settle and pay according to relevant provisions of Article 18.2 relating to the Contractor’s termination.

5.	Technology and Design

5.1	Production Technology and Architectural Design Schemes

5.1.1	Production Technology and (or) Architectural Design Schemes Provided by the Contractor.

When the Contractor is responsible for providing production technologies (including patent technology, know-how and technological package) and/or architectural design schemes (including overall layout, function zoning, building modeling and major structure), it shall be responsible for the provided technological process, technological data, technological conditions, software, analysis manual, operation instructions, equipment manufacture instructions as well as other data requirements, and/or overall layout, function zoning, building modeling and major structure etc.
The Contractor shall be responsible for the guaranty value in commissioning assessment, and/or the descriptions of operation function assurance agreed in the Special Terms. The guaranty value in commissioning assessment and/or the descriptions of operation function assurance shall be used by the Employer as the evaluation basis for commissioning assessment according to Article 10.3.3.

5.1.2	Technologies and/or Architectural Design Schemes Provided by the Employer
When the Employer is responsible for providing the production technologies (including patent technology, know-how and technological package) and/or architectural design schemes (including overall layout, function zoning, building modeling and major structure, or architectural design schemes provided by third-party design units with the entrustment of the Employer), it shall be responsible for the provided technological process, technological data, technological conditions, software, analysis manual, operation instructions, equipment manufacture instructions as well as other documents and materials of the Contractor, the requirements of the Employer, and/or overall layout, function zoning, building modeling and major structure etc., or architectural design schemes provided by third-party design units.
The Employer is obliged to instruct, examine and confirm the production technology design and/or architectural design made by the Contractor on the basis of the materials above provided by the Employer. The guaranty values in commissioning assessment of the project and/or any single work, or the descriptions of operation function assurance and the responsibilities that shall be borne by each party shall be agreed in the Special Terms and used by the Employer as the evaluation basis for commissioning assessment according to Article 10.3.3.

5.2	Design

5.2.1	Obligations of the Employer

(1)
To provide fundamental materials of the project. The Employer shall provide fundamental materials of the project for the Contractor according to the Contract, laws or industrial regulations, and shall be responsible for their authenticity, correctness, completion and punctuality. If there is any unauthentic, incorrect or incomplete fundamental materials of the project, the Employer is obliged to further provide complementary materials for the Contractor according to the agreed time. The category, contents, number of copies and time of the fundamental materials of the project shall be agreed in the Special Terms. With respect to the reference coordinate data (including the reference control point, reference control level and reference coordinate control line) in the project site, the Employer shall be obliged to cooperate with the Contractor the actual re-inspection and re-test at the agreed time in the field. Where any correction of errors in the coordinate data causes increase of related expenses to the Contractor and/or delay of the completion date, the Employer shall be responsible for the increase of expenses and/or and grant reasonable extension for the completion date.
If there is any technique or technological package provided by the patent merchant or any architectural model provided by any third-party design unit included in the fundamental materials of the project provided by the Employer, the Employer shall organize the patent merchant or the third-party design unit to make interchange, coordination and handing over of data, conditions and materials.
If the Employer fails to provide the fundamental materials or complementary materials of the project on the agreed time, or the materials provided are unauthentic, incorrect and incomplete, or the plan of the Employer is changed, causing suspension, reworking or revision of the design by the Contractor, the Employer shall compensate the Contractor’s loss on the basis of the increased work in design. If the critical path of the project is delayed, the completion date of the project shall be postponed.

(2)
To provide the materials of obstacles at site. Except as otherwise provided in the Special Terms, the Employer shall provide before design the materials of on-site obstacles regarding constructions and structures on the ground and underground related to design and construction, and shall be responsible for their authenticity, correctness, completion and punctuality. Where any suspension, re-working or revision of the design of the Contractor occurs due to unauthentic, incorrect, incomplete or unpunctual materials, the Employer shall compensate the Contractor’s loss on the basis of the increased extra work in design. If the critical path of the project is delayed, the completion date of the project shall be postponed. The category, contents, number of copies and time of the materials of the obstacles provided shall be agreed in the Special Terms.

(3)
If the Contractor is incapable of verifying the data, conditions and materials in the fundamental materials of the project provided by the Employer, the Employer shall be obligated to make further confirmation.

5.2.2	Obligations of the Contractor

(1)
The Contractor and the Employer (and its patent merchants as well as third-party design units) shall hand over and take over fundamental materials regarding design of the project which are provided by the Employer according to Item 1 of Article 5.2.1 and materials of on-site obstacles regarding design provided according to Item 2 of Article 5.2.1 in writing. If there is any shortage, omission, error and doubt in the materials, the Contractor shall raise further requirements to the Contractor within 15 days after receipt of the above materials provided by the Contractor. Any loss caused due to the Contractor’s failure to raise further requirements within the above time limit shall be borne by the Contractor; where any critical path of the project delays thereupon, the completion date of the project will not be postponed. The Contractor is obliged to agree on the time of actual measurement and re-inspection and correct relevant errors (if any) for the reference coordinate data (including the reference control point, reference control level and reference coordinate control line) of the project site. The Contractor shall bear any increase in costs and delay in the critical route due to any delay of such work.

(2)
The Contractor is obliged to carry out engineering design according to the fundamental materials and on-site obstacle materials provided by the Employer as well as the design depth prescribed by national authorities and industrial construction standards and norms, and shall be responsible for the technologies and/or architectural features of the design as well as standards of safety, environment protection and occupational health of the project, quality of equipment and materials, quality of the project and time of completion. The increase of expense and delay of completion date due to the design of the Contractor shall be borne by the Contractor.

5.2.3	Observation of Standards and Rules

(1)	The standards and regulations agreed in Article 1.5 apply to acceptance of single works and/or the project by the Employer.

(2)
If new standard or regulation is issued by the state during application of the Contract, the Contractor shall submit proposals about new standards or regulations to the Employer and shall strictly conform to the mandatory standards or regulations therein. The Employer shall be responsible for relevant modification; the Employer is entitled to decide to adopt or not to adopt non-mandatory standards or regulations. Where it determines to adopt any non-mandatory standards or regulations, is shall make relevant modification.

(3)
Technical data and specifications in the drawings and documents of design completed according to applicable laws as well as standards and regulations agreed in the Contract shall be the basis for quality of the purchased materials, construction, and completion tests.

5.2.4	Operation Maintenance Manual
Unless otherwise specified in the Special Terms, if the Contractor instructs the post-completion tests and the commissioning assessment test, and compiles the operation maintenance manual, the Employer shall give order, according to the agreement in Paragraph 2 of Article 5.2.1(1), to patent merchants or other contractors of the Employer to provide their operation instructions and analysis manuals, be responsible for the authenticity, correctness, completion and punctuality of the materials. The number of copies and time for the Employer to submit operation instructions and analysis manuals and for the Contractor to submit operation and maintenance manuals shall be agreed in the Special Terms.

5.2.5	Number of Copies and Time of Submission of Design Documents
The number of copies and submission time of design documents, materials and drawings in relevant design stages shall be agreed in the Special Terms.

5.2.6	Self-Funded Repair of Defects and Self-Funded Catch-Up with Schedule
If any omission, fault, defect or insufficiency occurs in the design documents due to the Contractor, the Contractor shall make repair, remedy, correction and completion on its own expense. Where the design schedule thereupon delays, it shall take measures to catch up with the schedule on its own expense.

5.3	Examination in Design Stage

5.3.1
Design stage, organization and time arrangement of examination meetings in the design stage of the project shall be agreed in the Special Terms. The Employer is responsible for organizing examination meetings in the design stage and bear expenses for the examination meetings and for the higher-level units and relevant government departments to attend the examination meetings.

5.3.2
The Contractor shall submit design documents of relevant design examination stages to the Employer according to Article 5.3.1. Such design documents shall conform to the regulations of relevant national authorities and industrial construction standards and norms on depth of design documents, drawings and materials of relevant design stages. The Contractor is obliged to attend on its own expense the design examination meetings organized by the Employer, and introduce, give answers and explain to the examiner on its design documents, and provide the complementary materials needed in the examination.

5.3.3
The Employer is obliged to provide the approval documents and summary of the design examination meeting to the Contractor. The Contractor is obliged to make revision, complement and completion of the relevant design according to the approval documents and summary in relevant design examination stage on the basis of the agreement in the Contract and relevant design regulations.

5.3.4
If the complete design documents, drawings and materials of the relevant design examination stage cannot be provided to the Employer at the time agreed in Article 5.2.5 due to the Contractor’s reason, causing the failure or the meeting in relevant design examination stage to be held or to be held on time, the Contractor shall bear the losses due to delay of the completion date and idleness of labor force and the increased expenses due to organization of meetings by the Employer.

5.3.5
The Employer is entitled to suggest, pre-exam and confirm the design documents, drawings and materials of relevant design stages before the design examination stages agreed in Article 5.3.1. Any suggestion, pre-examination or confirmation will not relieve or exempt any contracted responsibility or obligation of the Contractor.

5.4	Training of Operation and Maintenance Personnel
Where the Employer entrusts the Contractor to provide training for operation and maintenance personnel of the Employer, a training entrustment contract shall be signed separately and included as an annex of the Contract.

5.5	Intellectual Property
The parties may enter into intellectual property and confidentiality agreements for intellectual property rights with respect to technical patents, architectural design scheme, proprietary technology and copyright of design documents of one party or parties (including patent merchants and third-party design units of one party or parties) of the Contract, and include them as the annex of the Contract.

6.	Project Materials

6.1	Provision of Project Materials

6.1.1	Project Materials Provided by the Employer

(1)
The Employer shall be responsible for organizing the procurement of project materials (including their spare parts, special tools and technical paper provided by the manufacturer) according to the technical parameters, specifications, performance requirements, application requirements and quantity specified in the design documents mentioned in Article 5.2.3 (3). The Employer shall also be responsible for delivery of the project materials to the project site and for the consumption, quality inspection results and performance.
The categories and quantity of project materials provided by the Employer shall be listed in the Special Terms.

(2)
Where the project materials (including building components) procured and provided by the Employer fail to conform to the provisions of national mandatory standards and norms, have any quality defect or any delay of delivery, causing idleness of the labor force, project suspension or delay in critical path, the agreement on revision and adjustment of the contracted prices in Article 13 shall be implemented.

Where the newly issued mandatory standards and norms cause the construction materials (including building components) provided by the Employer to be inconsistent with such new mandatory standards in the course of performance of the Contract, the Employer is responsible for repair or re-order. If the Contractor is entrusted for repair, it is processed as a change.

(3)	Where the Employer invites the Contractor to participate in overseas procurement, the costs arising therefrom shall be borne by the Employer.

6.1.2	Project Materials Provided by the Contractor

(1)
The Contractor shall be responsible for organizing the procurement of project materials (including their spare parts, special tools and technical paper provided by the manufacturer) according to the technical parameters, specifications, performance requirements, application requirements and quantity specified in the design documents mentioned in Article 5.2.3 (3). The Employer shall also be responsible for delivery of the project materials to the project site and for the consumption, quality inspection results and performance. The categories and quantity of project materials provided by the Contractor shall be listed in the Special Terms.

(2)
Where the project materials (including building components) procured and provided by the Contractor fail to conform to the provisions of national mandatory standards and norms or the standards and norms agreed herein, the Contractor shall repair the quality defects arising therefrom on its own expense. The completion date will not be prolonged.

When the mandatory standards and norms newly issued by the nation cause the construction materials (including building components) provided by the Contractor inconsistent with such new mandatory standards in the course of performance of the Contract, the Contractor is responsible for repair or re-order. It is processed as a change.

(3)	The categories and/or lists of the production materials for testing after completion of the project and provided by the Contractor shall be listed in the Special Terms.

6.1.3	Selection of Suppliers by the Contractor
The Contractor shall select suppliers or manufacturers of the relevant project materials by competitive means, such as bidding. For construction projects that are subject to tender according to law, bidding shall be conducted in accordance with relevant national provisions.
The Contractor shall not appoint any supplier or manufacturer in the design documents or in an oral implicit way, except that there is only one manufacturer. The Employer should not appoint any supplier or manufacturer in any way.

6.1.4	Property rights for project materials
The ownership of the project materials provided by the Contract according to Article 6.1.2 will be transferred to the Employer after the Contract delivers the project materials to the project site and pays the procurement progress payment. Before the Employer takes over the project, the Contractor is obliged to take care of, preserve and maintain the project materials and shall not transport the project materials outside the site without approval of the Employer.

6.2	Inspection

6.2.1	Factory Inspection and Report

(1)
The Contractor shall obey relevant laws and regulations, be responsible for the mandatory examination, inspection, monitoring and test on equipment, materials, parts and spare parts for permanent work provided according to Article 6.1.2 as well as the testing goods and materials after completion of the project, and provide relevant reports to the Employer. The contents, time and number of copies of the reports shall be agreed in the Special Terms.

(2)
When the Contractor invites the Employer to participate in inspection, it shall notice the Employer in writing the contents, place and time of the inspection before the examination, inspection, monitoring and test on relevant processing and manufacture stages. The Employer shall notice the Contractor whether to participate in the inspection within 5 days after receipt of the invitation in writing.

(3)
The Employer shall bear the wages, allowances, travel and commodity of its staff in taking part in the inspection. The Contractor shall be responsible for obtaining the permit to enter relevant manufacturers and providing corresponding convenience.

(4)
If the Employer entrusts a third party with competence and experience to participate in the inspection on its own expense, the Employer shall notice in writing the Contractor within 5 days after receiving the invitation letter from the Contractor, describing the name and authorization of the entrusted unit or person(s).

(5)	The participation of the Employer or its entrusted representative in the inspection shall not relieve the responsibility of the Contractor for the quality of its procured project materials.

6.2.2	Consequence of Coverage and Package
If the Employer has noted the Contractor to participate in the inspection in writing within the date agreed in Article 6.2.1, and has arrived to the appointed place before the agreed date or on time, but the processed or manufactured project materials are covered, packed or delivered to the place of starting shipment without on-site inspection of the Employer, the Employer is entitled to order the Contractor to transport them back to the original place, take off the cover or package, make the examination or inspection or test once more and restore them, the Contractor shall bear the expenses. If the critical path of the project is delayed, the completion date of the project shall not be prolonged.

6.2.3	Failure of Participation in the Inspection on Time
If the Employer fails to participate in the inspection at the time agreed in Article 6.2.1, the Contractor may organize the examination, inspection and test by itself, and the quality inspection result shall be regarded as true. The Employer is entitled to notice the Contractor to carry out re-examination, re-inspection, re-test or increase test details or change test place with a modification order. Where the project materials are proved qualified after quality inspection, the expenses arising therefrom shall be borne by the Employer, and if the critical path of the project is delayed, the completion date shall be postponed correspondingly; If the project materials are proved not qualified after quality inspection, the expenses shall be borne the Contractor, and the completion date shall not be prolonged.

6.2.4	On-Site Check and Inspection

(1)
The Employer shall notice the Contractor five days before it delivers the project materials provided by it according to Article 6.1.1 to the site. The Employer (or including the suppliers providing project materials for the Employer) and the

Contractor (or including its subcontractors) shall check the number of packages according to the bill of lading of each shipment and conduct appearance inspection, and also check the quantity, ex-factory certificate, drawings and documents inside the packages according to the packing list and conduct appearance inspection. The personnel of the parties shall sign the list of delivery order and receipt after check and inspection.
If any shortage in number of packages, insufficiency of quantity of the project materials, drawings or materials inside the packages, or any exterior defect is found in the on-site check and inspection, the Employer shall be responsible for complementing the shortage and repair on its own expense. The project materials shall not be used in the project before the defects are repaired. If the Employer entrusts the Contractor to repair the defects, a separate contract shall be signed. If the critical path of the project is delayed due to the above reasons, the completion date of the project shall be postponed.

(2)
The Contractor shall notice the Contractor five days before it delivers the project materials provided by it according to Article 6.1.2 to the site. The Contractor (or including the suppliers providing project materials for the Contractor or the subcontractors) and the Employer (including its representatives or supervisors) shall check the number of packages according to the bill of lading of each shipment and conduct appearance inspection, and also check the quantity, ex-factory certificate, drawings, documents and materials inside the package according to the packing list and conduct appearance inspection. The personnel of the parties shall sign the unpacking inspection certificate.

If any shortage in number of packages, insufficiency of quantity of the project materials, drawings or materials inside the packages, or any exterior defect is found in the on-site check and inspection, the Contractor shall be responsible for complementing the shortage and repair on its own expense. The project materials shall not be used in the project before the defects are repaired. The Contractor shall be responsible for any expense increase or any delay of the completion date of the project caused therefrom.

6.2.5	Inspection by Departments regarding Quality Supervision, Fire Control and Environment Protection
The Employer and the Contractor shall accept from time to time on-site inspection of professional inspectors from departments regarding quality supervision, fire control, environment protection and the industry on the process of manufacture, installation and test. Relevant expense shall be borne by the Employer. The Contractor shall provide convenience for such professional inspectors. Where the critical path of the project thereby delays, the completion date of the project shall be postponed.
Any increased expense arising from the opinions of modification or change given by the above-mentioned departments in the inspection shall be borne by the party responsible for providing project materials according to Article 6.1.1 or Article 6.1.2. Where the critical path of the project thereby delays due to the cause of the Contractor, the completion date of the project shall not be prolonged; where the critical path of the project thereby delays due to the cause of the Employer, the completion date of the project shall be postponed.

6.3	Procurement, Customs Declaration, Customs Clearance and Commodity Inspection of Imported Project Materials

6.3.1
The party responsible for procuring imported project materials and procurement way shall be agreed in the Special Terms. The party responsible for procurement shall be responsible for customs declaration, customs clearance and commodity inspection. The other party is obliged to give assistance.

6.3.2
When the critical path of the project delays due to any delay in customs declaration, customs clearance and commodity inspection of the imported project materials, the completion date of the project shall not be prolonged, if the Contractor is responsible for the import procurement. The increased expense therefrom shall be borne by the Contractor; the completion date of the project shall be postponed if the Employer is responsible for the import procurement. Any increased expense caused therefrom to the Contractor shall be borne by Employer.

6.4	Transport and Transport of Out-Of-Gauge Materials
The Contractor shall be responsible for the transport of out-of-gauge materials (overweight, overlong, ultra-wide or ultrahigh) of the project procured by it. The delivery cost and such out-of-gauge materials and all other costs regarding special measures, disassembly and removal as well as compensation in the course of delivery shall be included in the contract price. Any expense increased in the process of delivery shall be borne by the Contractor. The completion date of the project shall not be prolonged if the critical path of the project delays thereby, except as otherwise provided in the Special Terms.

6.5	Reorder and Consequences

6.5.1
In accordance with Article 6.1.1 and Article 6.3.1, where the project materials provided by the Employer have any defect and are unqualified after the Employer conducts repair, the Employer shall be responsible for reordering the project materials and delivering them to the project site. Where any working suspension or idleness of labor force of the Contractor occurs thereby, the Employer shall bear the actual expense; where the critical path of the project delays thereby, the completion date of the project shall be postponed.

6.5.2
In accordance with Article 6.1.2 and Article 6.3.1, where permanent engineering equipment, materials and components provided by Contractor have any defect and are unqualified after the Contractor conducts repair, the Contractor shall be responsible for reordering such permanent engineering equipment, materials and components and delivering them to the project site. The Contractor shall be responsible for any expense increase or any delay of the completion date of the project caused therefrom.

6.6	Storage and Surplus of Project Materials

6.6.1	Storage of Project Materials
The project materials provided by the Employer according to Article 6.1.1, agreement of project materials provided by the Contractor and entrustment of storage to the Contractor according to Article 6.1.2, as well as categories and quantity of the project materials shall be agreed in the Special Terms.
The Contractor shall carry out storage, repair and maintenance and prevention from deformation, deterioration, pollution and personal harm of project materials according to relevant provisions of manuals. The time for the Contractor to submit the storage and maintenance scheme shall be agreed in the Special Terms. The scheme shall include classification, storage, maintenance, safety, use system of project materials and planning of warehouse, special warehouse, storage yard, road, lighting, fire prevention, facilities and devices. All the expenses needed for storage shall be included in the contract price. The warehouse, storage yard, facilities and equipment provided by the Employer shall be agreed in the Special Terms.

6.6.2	Handover of Surplus Project Materials
With respect to the project materials (including the project materials procured by the Contractor with procurement progress payments received and the project materials entrusted by the Employer for storage), the surplus part, after the completion test, shall be transferred to the Employer by the Contractor for free of charge, except as otherwise provided in the Special Terms.

7.	Construction

7.1	Obligations of the Employer

7.1.1	Reference Coordinate Data

Where the Contractor needs the Employer to contact relevant units for construction measurement and line marking, the Employer is obliged to provide assistance.

7.1.2	Examine the Design of Overall Construction Organization
The Employer is entitled to examine the design of overall construction organization submitted by the Contractor according to Article 7.2.2, and present advice and requirement within 20 days after receipt of the same. The advice and requirements of the Employer will not mitigate or exempt the Contractor’s contractual liabilities. Where the Employer fails to submit any advice or requirement within 20 days, the Contractor is entitled to construct according to the overall construction organization design.

7.1.3	Entry Conditions and Date
Except as otherwise provided in the Special Terms, the Employer and the Contractor shall agree to the entry conditions and decide the entry date according to the approved preliminary design and the temporary occupation documents submitted by the Contractor according to Article 7.2.3. The Employer shall provide construction site and complete tasks including access roads, land use permits, relocation and compensation, in order to ensure that the Contractor can enter the site on time to start making preparation. The entry conditions and date are agreed in the Special Terms.
If the entry time of the Contractor delays due to the reasons of the Employer, the completion date will be extended accordingly. The Employer shall bear related expenses of idleness of labor force occurred to the Contractor.

7.1.4	Provision of Temporary Water, Power etc. and Laying of Pitch Points
Except as otherwise provided in the Special Terms, the Employer shall connect the temporary water and power supply to the agreed pitch points according to the provisions of Article 7.2.4 before the Contractor enters the construction site, and ensure their needs to be met. The type and unit price of the temporary supply of water and power etc. will be agreed in the Special Terms. The Employer shall charge based on the actual consumption. The inability of supply of water and power etc. shall be agreed in the Special Terms. The Contractor shall include relevant costs in quotation and assume relevant responsibility.
Where the Employer fails to complete the laying of pitch points according to the agreed type and time and causes the delay of the commencement time, the completion date shall be extended accordingly. Where the Employer fails to provide water, electricity and so on according to the agreed quality, quantity and time, it shall bear the loss caused thereupon to the Contractor. Where the critical path of the project delays therefore, the completion date shall be postponed accordingly.

7.1.5	Completion of such Approval Formalities as Starting Construction
Before the starting date of construction, the Employer will have completed the construction starting approval or construction permit, project quality supervision formality and other necessary permit, license and approvals to be went through by the Employer.

7.1.6	Approvals to be Obtained by the Employer during Construction
During construction, the Contractor will notify various approval formalities to be went through by the Employer according to Article 7.2.6, and the Employer will apply and go through.
If the Employer fails to complete the above-mentioned approval formalities on time, it shall be responsible for the loss caused to the Contractor due to idleness of labor force. If the critical path of the project is delayed, the completion date shall be extended correspondingly.

7.1.7	Provision of Construction Obstacle Data
The Employer will provide the coordinate position of any underground or above-ground structure, building and other facilities relating to the construction site according to the content and time agreed in the contract. Where the Employer has provided according to Subparagraphs (1) and (2) of Article 5.2.1, it will need not to provide again. With respect to the obstacle data provided by the Employer after the agreed time in the Contract, the Contractor may submit a change application according to the provisions relating to construction change in Article 13.2.3. The Employer shall approve reasonable requests of the Contractor. The Employer shall approve the reasonable request of the Contractor. If the Employer fails to provide the above-mentioned construction obstacle information or the information provided is untrue, inaccurate or incomplete, the Employer shall be liable for the loss or damage caused to the Contractor. If the critical path of the project is delayed, the completion date shall be extended accordingly.

7.1.8	New Construction Obstacles Found by the Contractor
According to the notice sent by the Contractor pursuant to Article 7.2.8, the Employer will contact certain organization to coordinate and process the protection of any building, structure, historical and cultural relics, ancient trees, precious trees, underground pipes, cables, facilities and underground relics, fossils and tombs that are around and adjacent to the construction site and may affect the project construction, and shall bear relevant costs.

As for any new construction obstacles found, the Contractor may submit a change application according to Construction Change Scope of Article 13.2.3 (3). The Employer shall approve reasonable requests of the Contractor. Where the construction obstacle causes the critical path to the project delayed, the completion date will be extended accordingly.

7.1.9	Confirmation of Management Plan for Occupational Health, Safety and Environmental Protection
The Employer will confirm the management plan for “occupational health, safety and environment protection” within 20 days after it receives such plan submitted by the Contractor according to Article 7.8. The Employer is entitled to check the implementation and bring forward any advice with respect to any problem identified in the check. The Contractor shall correct at its own cost according to the Employer’s reasonable advice.

7.1.10	Other Obligations
The Employer shall perform other obligations to be performed by the Employer under the Special Terms.

7.2	Obligations of the Contractor

7.2.1	Line Marking
The Contractor shall be responsible for marking lines to the project, single work and construction parts and for accuracy therefor.

7.2.2	Design of Construction Organization
The Contractor shall submit to the Employer the design of overall construction organization 15 days before starting construction or at other time agreed. The Contractor shall provide the Employer with the construction organization design of the main single work and main partial project as the construction progresses. As for any reasonable advice and requirements raised by the Employer, the Contractor shall correct and complete at its own cost.
The copies of the overall construction organization design and the submission time, as well as the name of, copies of and time for submitting the construction organization design of the main single work and main partial work, will be agreed in the Special Terms.

7.2.3	Submission of Documents for Temporary Land Occupation

The Contractor will submit to the Employer the following documents for temporary occupation according to the time agreed in the Special Terms:

(1)
According to the coordinate position, area, occupation time, and purpose explanations of warehouse, storage yard and land for roads required for storage of project materials specified in Article 6.6.1, the Contractor shall separately list the coordinate position, area, occupation time, and purpose explanation of the land required to be rent by the Employer;

(2)
the coordinate position, area, occupation time and explanation of purpose of the construction land, and the coordinate position, area, occupation time and explanation of purpose of the leased land by the Employer separately;

(3)
The entrance coordinate position of the road through which to enter the construction site. Specify the direction, length, road width, grade, bridge load, turn radius and time requirements of the roads required the Contractor to lay and connected with the urban and rural public roads.

If the above data is failed to be provided timely due to the Contractor’s reason, and thus cause the entry date agreed in Article 7.1.3 delayed, the Contractor shall be responsible for any added cost and (or) delayed completion date.

7.2.4	Temporary Use of Water and Power etc
The Contractor shall submit to the Employer the information including quality, normal consumption, peak consumption, use time and pitch point location of the temporary use of water and power etc. for the construction (including storage of project materials) according to the type of temporary use of water and power etc. that the Employer is able to provide under the Special Terms 30 days before construction commencement or on other time agreed by the parties. The Contractor will be responsible to purchase, install and maintain the meters, and pay fees to the Employer according to the unit price under the Special Terms according to Article 7.1.4, unless otherwise agreed by the parties.
If the Contractor fails to submit the above data as agreed herein and thus causes the cost increase of the Employer and delay of the completion date, the Contractor will be responsible for that.

7.2.5	Assistance for the Employer to Obtain Such Approvals as Construction Commencement
The Contractor shall notify the Employer 20 days before construction commencement to obtain the approvals from relevant departments with respect to construction commencement or construction permit, project quality supervision and other permits, licenses and certificates etc. that require the Employer to obtain. When the Employer needs, the Contractor is obligated to provide assistance. Where the Employer entrusts the Contractor to go through such formalities on its behalf and the Contractor accepts, the parties will sign an agreement separately, as attachment to the contract.

7.2.6	Approvals Notified to Obtain during Construction
During the construction process, if the Contractor needs to request temporarily to stop water, power and discontinue road traffic, carry out explosion work, or other work that may damage road, pipes and lines, power, postal office, telecommunication and other public utilities, due to addition of temporary land outside of the site, it shall give the Employer 10-day notice to conduct relevant application and approval formalities, and will at the request by the Employer, provide relevant documents, materials and certificates etc. required for the Contractor to provide.
If the Contractor fails to give 10-day notice to the Employer or fails to provide relevant documents, materials and certificates etc. required for the Employer to conduct the application, and thus causes the Contractor idles or stops works or delays the completion date, the Contractor will bear responsibility.

7.2.7	Provision of Construction Obstacle Data
The Contractor shall submit to the Employer the specific scope and its coordinate position of the construction site 20 days before starting construction of each underground or above-ground construction part according to the Contract. The Employer shall, to the above extent, provide the coordinate position of relevant underground and above-ground building, structure and other facilities (excluding the on-site obstacle data provided by the Employer according to Article 5.2.1 (1) and Article 5.2.1 (2)). With respect to any on-site obstacle data provided by the Employer after the agreed time, the provisions relating to construction change under Article 13.2.3 will apply.
Where the Employer has provided relevant above data, if the Contractor causes any loss, damage and liability due to its failure to perform the obligation of protection, it shall bear relevant liabilities. If the critical path to the project is delayed therefor, the Contractor shall catch up with the progress at its own cost according to Article 4.1.2.

7.2.8	Construction Obstacle Newly Found
When the Contractor finds any building, structure, historical and cultural relics, ancient trees, precious trees, underground pipes, cables, structures, relics, fossils and tombs that are around and adjacent to the construction site and may affect the project construction, it shall immediately take protective measures, and timely notify the

Employer. The newly found construction obstacle will be governed by the provisions relating to change of construction under Article 13.2.3.

7.2.9	Construction Resources
The Contractor shall procure its personnel, machine, equipment, facilities, measurement materials, consumable material, revolving materials and other construction resources, to meet the needs of construction.

7.2.10	Description and Explanation of Design Documents
The Contractor shall explain the intention of the design documents and interpret the design documents to the construction subcontractor and the supervisor, before the construction commencement, and timely resolve any problem occurred during construction.

7.2.11	Protection and Maintenance of the Project
From the commencement date of construction until the date when the Employer accepts the project and (or) single works, the Contractor shall be responsible for the protection, maintenance and security of the project or single works, and protect the project or single works from any loss or damage except for force majeure.

7.2.12	Site Clearing
The Contractor is responsible to clear the site during the construction and after the completion of construction, sort out and transport the remnants, wastes and garbage to the place the Employer or the local department designates. The fees for site clearing shall be stated in the Special Terms. The Contractor shall remove the machines, equipment, facilities and temporary work no longer in use from the site or transport them to the place designated by Employer.

7.2.13	Other Obligations
The Contractor shall perform other obligations to be performed by the Contractor under the Special Terms.

7.3	Construction Techniques and Methods
The Contractor’s construction techniques and methods will comply with relevant operating rules, safety rules and quality standards.
The Employer shall confirm or raise advice within 5 days after it receives such method submitted by the Contractor, and such confirmation and advice of the Employer will not mitigate or exempt the Contractor’s contractual liabilities.

7.4	Human Resources and Machine Resources

7.4.1
The Contractor shall submit to the Employer the list of human resources for construction according to the format, content, copies and time agreed in the Special Terms. The list of human resources for construction shall meet the needs of the construction progress plan. The Contractor will provide the Employer with the information of the human resources actually entering the site, according to the format, content, copies and time agreed in the Special Terms.

If the Contractor fails to invest sufficient human resources or types of work according to the list of human resources for construction, and thus causes the construction progress obviously falls behind the construction progress plan, the Employer will be entitled to notify the Contractor to dispatch personnel to the site within reasonable time according to the type of work and numbers as specified in the list and catch up with the schedule on its own expense. Otherwise, the Employer will be entitled to procure the Contractor to subcontract certain single work or partial project to others, and the Contractor will be responsible for any cost and time delayed thus occurred.

7.4.2
The Contractor shall submit to the Employer the list of main machines for construction according to the format, content, copies and time agreed in the Special Terms. The list of main machines for construction will meet the needs of the construction progress plan. The Contractor will provide the Employer with the information of the main machines actually entering the site, according to the format, content, copies and time agreed in the Special Terms.

If the Contractor fails to invest sufficient main machines according to the list of human resources for construction, and thus causes the construction progress obviously falls behind the construction progress plan, the Employer will be entitled to notify the Contractor to dispatch machines to the site within reasonable time according to the numbers of machines as specified in the list. Otherwise, the Employer will be entitled to provide the Contractor with relevant machines, and the Contractor will be responsible for any cost and time delayed thus occurred.

7.5	Quality and Inspection

7.5.1	Quality and Inspection

(1)
The Contractor and its subcontractors will accept at any time the supervision and inspection relating to safety and quality conducted by the Employer and supervisor. The Contractor shall provide convenience for such supervision and inspection.

(2)
Where the Employer entrusts a third party to inspect, check, examine and test the construction quality, it shall notify the Contractor in writing. The inspection result of such third party will be deemed the inspection result of the Employer.

(3)
The Contractor shall comply with relevant rules relating to construction quality management, and is responsible for training and examining its operators and disclosing completely to its operators the drawing, technology, operating rules, safety procedure and quality standards, and eliminating accident potential.

(4)
According to the provisions of the design documents and construction standards and the Contract, the Contractor shall be responsible for preparing programs for construction tests and detection, and conducting inspection, examining, check and test on project materials (including construction components). The Contractor shall not use any substandard equipment, materials, and parts. The Contractor is also obligated to repair and (or) replace the substandard project materials at its own cost, and will be responsible for any delay of the completion date. If the construction materials provided by the Employer are not proved to be unqualified after check, inspection, detection and test by the Contractor, the Employer shall repair and (or) replace it at its own expense. Where the critical path delays therefore, the completion date shall be postponed accordingly. The Employer shall bear the additional costs incurred by the Contractor.

(5)
The construction by the Contractor shall comply with the quality standards agreed by the Contract. The evaluation of construction quality will be subject to the quality test evaluation standards agreed in the contract. As for the construction part that does not comply with the quality standards, the Contractor shall carry out repair, reworking or replacement etc. at its own cost, and will be responsible for any delay of the completion date.

7.5.2
Quality inspection part and inspection participant. The quality inspection part includes the part inspected by the Employer, supervisor and the Contractor; the part inspected by the supervisor and the Contractor; the part inspected by a third party and (or) the Contractor. The part, inspection standards and inspection form relating to the construction quality are set forth in the Special Terms.

According to the above provisions, the Contractor shall report the parts that have been inspected as qualified by it to the Employer or supervisor for the record. The Employer and project director have the right to select to inspect or fully inspect the recorded part.

7.5.3
Notify the participating units to inspect. When the Contractor inspects, checks, examines and tests by itself and finds it qualified, it will notify relevant participating units to participate in inspection within 24 hours, according to the inspection part and participating units specified in Article 7.5.2 of the Special Terms. If the participants fail to timely participate in the inspection, the Contractor shall send the self-inspected result to the Employer and (or) supervisor for signature within 24 hours after the inspection. The failure of signature after 24 hours shall be deemed that the QC result has been recognized by the Employer. The Employer may send a notice of such QC result that is deemed to have been confirmed by the Employer and (or) supervisor within 3 days afterwards.

7.5.4
Right to inspect quality. The Employer and its authorized supervisor or third party, without affecting the Contractor’s normal operation, is entitled to supervise, inspect, check, examine and test any construction area. The Contractor shall provide convenience for such quality inspections. If the Employer finds any quality defects caused due to the Contractor’s reason upon quality inspection, it is entitled to request the Contractor to repair, suspend, dismantle, rework, reconstruct, or replace. The Contractor will bear any expenses thus added, and will not be granted any extension for the completion date.

7.5.5
Re-inspect the quality. According to the provisions of Article 7.5.3, as for any project part qualified for the quality inspection, the Employer is entitled to conduct re-inspection, without affecting the normal construction of the project. If the Employer’s result of inspection, examination, check and test is disqualified, the cost incurred thus will be borne by the Contractor, and the completion date will not be extended in case of key project access delayed. If the result of inspection, examination, check and test is qualified, increased costs of the Contractor shall be borne by the Employer. Where the critical path of the project is delayed, the completion date shall be postponed accordingly.

7.5.6
The Employer shall be responsible for any additional construction costs incurred due to any instruction error of the Employer 's representative and (or) supervisor or any other cause irrelevant to the Contractor. Where the critical path of the project delays, the completion date shall correspondingly postponed.

7.6	Concealed Work and Intermediate Acceptance

7.6.1
Concealed work and intermediate acceptance. The type, part, inspection content, quality inspection standards, form and participants relating to the concealed work and intermediate inspection to be inspected are agreed in the Special Terms.

7.6.2
Acceptance notice and acceptance. As for the concealed work and intermediate acceptance part qualified upon its own inspection, the Contractor shall notify in writing the Employer and (or) supervisor to accept 48 hours before the acceptance of the concealed work or intermediate acceptance. The notice shall include the contents of the concealed and intermediate acceptance and time and place of acceptance. For qualified acceptance, the parties shall sign in the acceptance record and may cover and carry out follow-up work, and prepare and submit information of and concealed works and relevant information required by the Employer or supervisor.

If the Employer and (or) supervisor fails to sign off the acceptance record 24 hours after the acceptance, it will be deemed that the Employer and (or) supervisor has accepted the acceptance record, and the Contractor may conceal or conduct other subsequent work. If the Employer and (or) supervisor inspects and finds it disqualified, the Contractor shall correct within the time limit specified by the Employer and (or) supervisor, and re-notify the Employer and (or) supervisor to conduct inspection.

7.6.3
Fail to participate in the inspection timely. If the Employer and (or) supervisor fail to participate in the inspection of the concealed work or intermediate inspection of parts, they shall submit an extension request to the Contractor in writing within 24 hours after they receive the inspection notice, and the extension will not exceed 48 hours. If the Employer fails to request extension of inspection according to the above period, and fails to participant in the inspection, the Contractor may inspect by itself, and its inspection record will be deemed accepted by the Employer and supervisor.

If the requirement of the Employer and (or) supervisor for delay in acceptance causes the delay in the critical path, the completion date shall be extended accordingly; the Employer shall be responsible for the loss arising from project suspension and idleness of labor force caused to the Contractor.

7.6.4
Re-inspection. The Employer and (or) supervisor may at any time are entitled to request re-inspection on any accepted concealed work. The Contractor shall remove the cover, server or drill as requested, and will cover or repair after the inspection. If the concealed work is disqualified upon inspection, the cost thus incurred will be borne by the Contractor. The completion date will not be extended. Upon the passing of the inspection, the Employer shall bear the additional costs incurred by the Contractor. For any delay in the critical path of the project, the completion date shall be extended accordingly.

7.7	Dispute over Construction Quality Result

7.7.1
Any dispute over construction quality result between the parties will be first resolved through negotiation. If the parties fail to reach an agreement upon negotiation, they may entrust a qualified project quality testing organization agreed by them to conduct detection.

According to the appraisal result of the testing organization, if the Contractor is responsible, the cost added or completion date delayed will be borne by the Contractor; if the Employer is responsible, the cost added thus will be borne by the Employer, and if the critical path to the project is delayed, the completion date will be extended.

7.7.2	If both parties are responsible according to the appraisal result of the testing organization, the cost will be shared by the parties upon negotiation according to their respective liability; if any critical path to the project is thus caused, the parties will negotiate the extension time of the completion date. If the parties fail to reach an agreement with respect to the sharing of cost, extension of completion date, the provisions relating to disputes and resolution in Article 16.3 will be applied.

7.8	Occupational Health, Safety, and Environment Protection

7.8.1	Management of Occupational Health, Safety, and Environment Protection

(1)	The parties are obliged to conform to relevant laws relating to health, safety and environment protection.

(2)
Management implementation plan for occupational health, safety and environment protection. The Contractor shall submit the management implementation plan for occupational health, safety and environment protection to the Employer before commencement of on-site construction or other time agreed. The management and implementing fee for such plan is included in the contract price. The Employer shall submit any advice within 15 days after it receives such plan and confirm such plan. The Contractor shall carry out amendment according to the Employer’s advice at its own cost. The number of copies and submission time of the management implementation plan for occupational health, safety and environment protection are agreed in the Special Terms.

(3)
During the process when the Contractor implements the management implementation plan for occupational health, safety and environment protection, if the Employer needs to take any special measure outside of such plan, it will be taken as a change according to the provisions relating to change and contract price adjustment under Article 13.

(4)
The Contractor shall ensure all its employees on the site and all its subcontractor’s employees have sufficient training and experience, and are capable of the management of occupational health, safety and environment protection.

(5)
The Contractor shall comply with all laws and regulations relating to on-site occupational health, safety and environmental protection with respect to implementation of this project and use of the construction facilities, and complete relevant formalities according to the provisions.

(6)
The Contractor shall, for the part starting construction on the site, set up occupational health protection conditions and safety facilities, adopt environmental protection measures etc., and provide conditions for the Employer to obtain construction permit. Where the approval for construction permit is delayed due to the

Contractor’s reason, and thus causes the expenses added or the critical path to the project delayed, the Contractor will bear liability.

(7)
The Contractor shall equip with professional engineers or managers who are responsible for managing, supervising and directing employees’ occupational health, safety protection and environmental protection. The Contractor shall be responsible for the conducts of its subcontractor.

(8)
The Contractor shall accept at any time the supervision and inspection relating to occupational health, safety and environmental protection by inspectors of relevant administrative department, industrial organization, the Employer, supervisor, and will provide convenience therefor.

7.8.2	Occupational Health Management on Site

(1)
The Contractor shall comply with applicable laws relating to occupational health and the contract (including provisions relating to employment, occupational health, safety, benefit etc.), and be responsible for the occupational health and protection of is personnel during the construction on the site.

(2)
The Contractor shall comply with applicable labor regulations, protect the lawful rights and interest of its employees, including the right to rest, and provide its employees on site with the labor protection articles, protective appliance, heatstroke protection articles, necessary accommodation conditions and safe production facilities.

(3)
The Contractor shall provide its construction employees with occupational health knowledge training relating to work, disclose completely to such employees the dangerous factors, safety operation rules, take efficient measures, and provide protective appliance for personal injury according to relevant provisions.

(4)
The Contractor shall set up signs and instructions on poisonous and hazardous area. The Employer shall bear the liabilities and expenses for any damage caused by the reason that the Employer and its entrusted personnel enter the operation area without the permission of the Contractor and without relevant protective equipment.

(5)
The Contractor shall carry out prevention inspection over poisonous and hazardous positions, and correct the disqualified protective facilities, appliance, and set-ups, to eliminate any potential factors endangering occupational health.

(6)
The Contractor shall take healthy and anti-epidemic measures, equip with medical staff and emergency facilities, keep the dietetic hygiene of dining room, keep the healthy environment of its living area and around, and protect the construction person’s health.

7.8.3	Safety Management on Site

(1)
The Employer and supervisor shall provide safety education on their personnel on the site, provide necessary personal safety articles, and take responsibility for the accidents caused by their personnel. The Employer and supervisor may not order the Contractor to violate relevant safety regulations relating to safe construction, safe operation and completion test and (or) after-completion test. Where any personal injury and property damage occur due to the reasons of the Contractor, supervisor and on-site personnel, the Employer shall bear relevant liabilities and the costs incurred. When the critical path of the project is delayed, the completion date shall be extended.

If any personal injury or property damage is caused due to the Contractor’s violation of relevant safety regulations relating to any safe construction, safe operation, completion test and (or) after-completion test, and critical path to the project is delayed, the Contractor will take responsibility.

(2)
The personnel of the parties shall follow the instructions relating to prohibition of passing, including prohibiting entering working site and the special areas of temporary working site. If either party fails to follow such provisions and thus causes any injury, damage or loss, it will bear the responsibility.

(3)
The Contractor shall be responsible for the site safety work according to the provisions of the contract, including its subcontractor’s site. The site that has conditions will be closed. According to the project characters, relevant safety technology measures shall be formulated in the construction organization design documents, and special safety construction organization design will be prepared with respect to any project part that has high professionalism, including protect safety, prevent danger and prevent fire etc.

(4)
The Contractor (including the Contractor’s subcontractor, supplier and transporter) shall take preventive measures to ensure the roads, bridges and underground facilities etc. on the site and accessing to the site from any damage, except as otherwise agreed in the Special Terms. If the Contractor fails to take any preventive measures and thus cause damage and (or) delay of completion date, it will take responsibility therefor.

(5)
The Contractor shall provide its construction personnel with safe operation training, disclose completely to their personnel safe operation rules, take safe protective measures, set up safety alerting signs and instructions, carry out safety inspection, and eliminate accidental potentials.

(6)
When the Contractor works at the area and site of power plant, electrical lines, underground pipes, sealed shockproof workshop, high temperature high pressure, explosive or inflammable area and site, and adjacent to street and traffic road, it shall take protective measures for any damage that may cause to the construction site and adjacent building, structure and the special working environment. Before starting construction, the Contractor must submit the protective measures plan to the Employer and (or) supervisor, and will implement such plan upon approval. The recognition of the Employer and (or) supervisor will not mitigate or exempt the Contractor’s liability.

(7)
When the Contractor carries out blasting, radioactive, electrifying, poisonous and explosive and inflammable, poisonous and corrosive work (including transportation, storage and keeping), it shall give written notice to the Employer and (or) supervisor 10 days before construction, and submit corresponding safety protective measures plan, and implement such plan after approval. The recognition of the Employer and (or) supervisor will not mitigate or exempt the Contractor’s liability.

(8)
Inspection of safety protection. Before starting work, the Contractor shall notify the representative of the Employer and (or) supervisor to inspect the safety protective measures plan submitted by it, and the setup of safety measures around the site, safety channels, safety appliances and fire-protection appliances, and the hidden danger that may be caused to the environment, and will correct at its own cost according to the correction advice raised by the Employer and (or) supervisor. The inspection and advice of the Employer and (or) supervisor will not mitigate or exempt the Contractor’s contractual liability.

7.8.4	On-Site Management of Environmental Protection

(1)
During the construction on the site, the Contractor will be responsible to protect the building, structure, historical and cultural relics, ancient trees, precious trees, underground pipes, cables, facilities and underground relics, fossils and tombs. If any damage, loss or compensation is increased and (or) the completion date is delayed due to the Contractor fails to send notice to the Employer and fail to obtain further direction from the Employer, the Contractor will bear corresponding liability.

(2)
The Contractor shall take measures, and be responsible to control and (or) dispose of the pollution and damage to environment by dust, waste gas, waste water, solid waste and noise, and will be responsible for any increased damage, compensation and penalty and (or) delayed completion date arising therefrom.

(3)
The Contractor will timely or periodically transport the remnant or waste on the construction site to the location designated by the Employer or the local administrative departments, to avoid pollution to the environment around or to the work. The Contractor will be responsible for any penalty imposed by the local administrative departments and compensation increased due to its failure to comply with the foregoing provisions.

7.8.5	Accident Handling

(1)
When the personnel of the Contractor (including its subcontractor) dies or is damaged during operation process on site, the Contractor shall immediately take care measures, and immediately report to the Employer and (or) rescue organization, and the Employer is obligated to provide necessary conditions for such rescue. The Contractor shall protect the site and take measure to prevent the expansion of the accident.

(2)
The Contractor shall immediately report the significant injury, significant property and environmental damage and other safety accident to relevant department, and immediately notify the Employer’s representative and supervisor. Meanwhile, the requirements of relevant governmental department will be followed.

(3)	Any dispute over accident liability between the parties shall be resolved in accordance with the dispute and arbitration procedure agreed in Article 16.3.

(4)
If the construction project causes personal injury or property damage during the reasonable use period or equipment warranty period due to the Contractor’s reason, the Contractor will bear liability for damages.

(5)	If any employee suffers food poisoning and occupational healthy accidents due to the Contractor’s reason, the Contractor will take relevant responsibility.

8.	Completion Tests
This Contract includes the completion tests which shall be conducted as follows.

8.1	Obligations of the Completion Tests

8.1.1	The Contractor’s Obligations

(1)
Before the commencement of the completion tests of a single work and (or) the project, the Contractor shall complete the construction (excluding the working position left for the completion tests and after completion and defect remedy and a little ending works which will not affect the completion tests) for the single works and (or) the project and shall also complete the inspection, test, detection and experiment on the construction parts under the Contract.

(2)	Before the completion tests, the Contractor shall submit to the Employer the related quality check data and as-built data according to Article 7.6 Covered Works and Intermediate Acceptance Position.

(3)
According to Article 10 Post-Completion Test, if the Contractor shall instruct the Employer to carry out the post-completion tests, the Contractor shall compete the maintenance personnel training stated in Article 5.4, and shall submit the operation and maintenance manual in Article 5.2.4 before the completion tests.

(4)
The Contractor shall submit the testing program to the Employer at least 20 days prior to the date when the works is ready for the completion tests. The Employer shall respond to the program with its opinion and suggestion within 10 days. Then the Contractor shall revise at its own cost the program according to the Employer’s reasonable advice and comments. The program confirmed by the Employer shall become an appendix to the contract, and shall be carried out by the Contractor. The Employer's confirmation will not relieve or exempt the Contractor’s contractual obligations. The completion test program shall cover:

1）	the basis and principle for preparing the testing program;

2）	organization structure and post appointment;

3）	testing procedure and testing conditions for single works completion tests;

4）	testing procedure and testing conditions for one piece, monomer, and linkage tests;

5）	the types and performance standard of equipment, materials, and components for the tests and the format of the tests and acceptance;

6）	quality and consumption requirement for water, electricity, and power and etc.;

7）	safety procedure, safety measures and protection facilities;

8）	progress plan, measures, labor and machinery arrangement for the completion tests

9）	Others.
The number of copies to be submitted and the time of the submission of the completion test program shall be stated in the Special Terms.

(5)
The completion tests for the Contractor shall include the completion tests for project materials provided by the Contractor in accordance with Article 6.1.2 and completion tests conducted the Contractor for project materials with the entrustment of the Employer under Article 8.1.2 (3).

(6)	The Contractor shall complete the completion tests in accordance with the testing conditions, testing procedure and the standards, specification and data according to Article 5.2.3 (3).

8.1.2	Employer’s Obligations

(1)
The Employer shall supply electricity, water, and power and consumption materials supplied by the Employer and so on according to the testing program confirmed by the Employer. All those supplied shall satisfy the need of the completion tests for quality, time, and consumption quantity.

(2)
When the consumables and spare parts for completed tests to be provided by the Contractor based on the Contract are exhausted or insufficient, the Employer is obliged to supply the stock consumption materials and spare parts for the completion tests. For damage caused by the Contractor or insufficient consumables and spare parts provided by the Contractor, the Employer may deduct the corresponding costs from the contract price; for those reasonably consumed or damaged by the Employer, the Employer shall supply them free of charge.

(3)
The contract price includes the service charge for the completion tests to be done by Contractor for the project materials supplied by Employer under Article 6.1.1. The entrustment of the Employer to the Contractor for completion tests during the performance herein shall be handled as a change in accordance with Article 13 Modification and Contract Price Adjustment.

(4)
The Contractor shall conduct completion tests entrusted by the Employer for project materials in accordance with Item (3) of this Paragraph based on the testing conditions and testing procedure provided by Employer. The testing result shall conform to the standards, specification, and data under Article 5.2.3 (3), and the Employer shall be responsible for the testing result of the part.

8.1.3
Leader’s Organization of Completion Tests. The leader’s organization is in charge of leading, organizing, and coordinating the tests. The Contractor shall supply the labor and equipment, and complete the tests. The Employer shall organize, coordinate, and furnish the related conditions of the testing program and check and accept the completion tests.

8.2	Acceptance Check of the Completion Tests

8.2.1
The Contractor shall carry out acceptance check in accordance with the standards, specification, and data under Article 5.2.3 (3) and completion test program under subparagraph 5) of Article 8.1.1 (4).

8.2.2
The Contractor shall check the conditions supplied by the parties before the completion tests according to Article 8.1.1. Where the conditions are met, the personnel of the parties shall sign for confirmation. The Employer shall be liable for any suffered by the Contractor from idleness of labor force due to delay of completion test conditions provided by the Employer. Where the completion test schedule delays, the completion date shall be postponed correspondingly; where the Contractor fails to fulfill the conditions for completion tests and causes any delay of the progress of the completion tests, it shall, at its own expense, catch up with the schedule according to Article 4.1.2.

8.2.3
The Contractor shall, at least 36 hours prior to the start of each test, send notice to the Employer and (or) supervisor about the name, content, place, and acceptance time of the test. The Employer and (or) supervisor shall, within 24 hours after receiving the notice, reply the Contractor in written form. The parties shall sign the test data sheet and the acceptance form after the test is passed.

The failure of the Employer and (or) supervisor to sign the test data sheet and acceptance form within 24 hours after the test is passed shall be deemed that they have accepted the test. The Contractor may cover the works and do the following work.
If the test is not passed, the Contractor shall make correction within the time required by the Employer and (or) supervisor and notify the Employer and (or) supervisor for re-acceptance.

8.2.4
If the Employer and (or) supervisor fails to attend the test and acceptance, they shall, within 24 hours after receiving the notice, they shall advise the Contractor in writing to delay the test but the delayed period shall not exceed 24 hours. If the Employer and (or) supervisor fails to attend the test without advising the delayed test within the previous time limit, the Contractor may carry out the test by itself and the test result shall be deemed to have been accepted by Employer and (or) supervisor.

8.2.5
No matter whether the Employer and (or) supervisor attends the completion test and acceptance, the Employer is entitled to order a retest. When the retest is not passed due the reasons of the Contractor, the Contractor shall bear the additional cost and the completion time shall not be extended if the completion test progress delays thereupon; If the re-test passes, the additional cost of the Contractor and / or the extension of the completion date shall be processed as a change in accordance with the provisions of changes and the contract price adjustment under Article 13.

8.2.6	Agreement of the Date for Acceptance of Completion Tests

(1)	Date and Time for acceptance of a certain completion test: the date and time of passing such completion test shall be taken as the date and time of acceptance of such completion test;

(2)
Date and Time for acceptance of the completion test of a single work: the date and time of passing the last completion test therein shall be taken as the date and time of acceptance of the completion test of such single work;

(3)
Date and Time for acceptance of the completion test of the project: the date and time of passing the completion test of the last single work shall be taken as the date and time of acceptance of the completion test of the overall project.

8.3	Safety and Check of Completion Tests

8.3.1
The Contractor shall establish a safe operation proposal including safety procedure, safety system, fire prevention measures, accident report system and accident handling program for electric shock hazard, flammable and combustible hazard, high temperature and pressure, pressure test and operation of mechanical equipment etc. in accordance with Article 7.8 Occupational Health, Safety, and Environment Protection and in combination of the characteristics of electricity supply, water supply, supply of natural gas, pressure test, leakage check, purge and rotation etc. It shall also submit the proposal to the Employer for confirmation. The Contractor shall correct the proposal at its own cost according to the Employer’s reasonable suggestion, advice and requirements and shall execute it after approval by the Employer. The Employer’s such approval shall not release the Contractor’s contractual obligations. The expenditure incurred by the Contractor for supplying the safety protection measures and tools has been included in the contract price.

8.3.2
The Contractor shall train its employees for safety operation of the completion tests and shall make them clear about the safety operation procedure, site environment, operation system, emergency treatment and etc. of the completion tests.

8.3.3
The Employer and (or) supervisor shall educate their managerial personnel and operation and maintenance personnel for safety operation of the completion tests in accordance with the safety regulation, safety system, safety measures, and etc. of the confirmed safety program of the completion tests, and shall supply the protection facilities for their supervising and checking personnel at its own cost.

8.3.4
The Employer and (or) supervisor is entitled to supervise and check the Contractor’s work listed in the safety program of the completion tests and to order the Contractor to correct the faults found, and the Contractor shall correct it according to the order and the additional cost incurred shall be borne by the Contractor. Where the completion tests delay therefore, the Contractor shall catch up with the schedule at its own cost according to Article 4.1.2.

8.3.5	In accordance with the decisions made by the leading organ of completion tests under Article 8.1.3, the parties shall closely cooperate with each other to carry out organization, execution, and coordination of the completion tests and prevent any personal injury and accident.
The Employer shall bear the costs and compensation for any accident caused by the Employer. The completion tests delayed therefore shall entitle the Contractor to a corresponding extension of time for completion.
The Contractor shall bear the costs and compensation for the accidents caused by the Contractor. Where the completion tests delay therefore, the Contractor shall catch up with the schedule at its own cost according to Article 4.1.2.

8.4	Delayed Completion Tests

8.4.1	The Contractor shall catch up with at its own cost the progress plan for the completion tests delayed by the Contractor according to Article 4.1.2.

8.4.2	The Contractor shall bear the delay damages according to Article 4.5 Delay Damages if the completion time of the project agreed herein delays due to the completion tests delayed by the Contractor.

8.4.3
Where the Contractor fails to carry out a certain completion test according to the test schedule decided by the leading organ of completion tests without reasonable reason, and also fails to carry out the test within 10 days after receiving the notice sent by the leading organ, the Contractor shall bear the delay damages if it causes delay of the completion time. Also, the Employer is entitled to organize the completion test. The cost arising therefrom shall be borne by the Contractor.

8.4.4
Where the Employer fails to perform its obligations under Article 8.1.2 and causes delay of the Contractor’s completion tests, the Employer shall bear the reasonable expenses therefore incurred by the Contractor. Where the completion test schedule is delayed, the completion date shall be postponed accordingly.

8.5	Retest and Acceptance

8.5.1	If the Contractor fails to pass the related completion test, the test shall be repeated according to (6) of Article 8.1.1 and shall be checked and accepted according to Article 8.2.

8.5.2
No matter whether the Employer and (or) supervisor attends the completion tests and acceptance, the Employer is entitled to inform the Contractor to repeat the completion test the Contractor has not passed according to (6) of Article 8.1.1 and the works shall also be checked and accepted according to Article 8.2.

8.6	Failure to Pass Completion Tests

8.6.1
If the failure to pass the completion test is due to the following reasons by the Employer, the cost incurred by the Contractor for carrying out the test shall be borne by the Employer and the time for completion shall be extended for the period by which the completion test is delayed:

(1)
The Employer fails to supply the testing conditions such as electricity, water, and power according to the technical data in the confirmed testing program, which has resulted in the failure to pass the test;

(2)	The Employer instructs the Contractor to carry out the completion test according to the Employer’s testing conditions, testing procedure, and testing method, resulting in the failure to pass the test;

(3)	The Employer disturbs the completion test carried out by the Contractor, resulting in the failure to pass the test;

(4)	Other Employer’s responsibilities resulting in the failure to pass the test.

8.6.2
If the failure to pass the test is due to the Contractor’s responsibility, the test may be redone for at most twice. If the acceptance standards are still not reached after the two redone tests, related costs, completion date and related matters shall be handled as follows.

(1)
If the failure to pass the test does not substantially affect the works operation and usage, the Contractor may repair it by itself. If it cannot be repaired, the Employer is entitled to deduct the corresponding contract price for the failure and then the test is deemed to be passed;

(2)
If the failure to pass the completion test does not substantially affect the operation and use of a single work, the Employer may deduct the contract price of such work accordingly, and the test is deemed passed; if the completion date is delayed, the Contractor shall be liable for delay damages.

(3)
If the failure to pass the test does substantially affect the operation and use of the works, the Employer is entitled to require the Contractor to replace the related part and carry out a further completion test. The additional cost incurred by the Employer shall be borne by the Contractor. The Contractor shall also bear the delay damages for the delayed time for completion;

(4)
If the failure to pass the test makes any main part of the single works lose the function of production and use, the Employer is entitled to require the Contractor to replace the related part. The Contractor shall bear the additional cost incurred therefore; if the completion time delays, the Contractor shall bear delay damages. The Contractor shall bear the additional cost incurred therefore to the Employer;

(5)
If the failure to pass the test makes the whole project lose the production and (or) use function, the Employer is entitled to require the Contractor to redesign and replace the related part. The Contractor shall bear the additional cost (including the cost of the Employer) therefore incurred; if the completion date delays, the Contractor shall bear delay damages. The Employer is entitled to claim against the Contractor for damages according to the compensation agreement of the Employer under Article 16.2.1 or terminate the Contract according to Article 18.1.2 (7).

8.7	Dispute on Results of Completion Tests

8.7.1	Resolution through negotiation: any dispute of the parties on any completion test result shall first be settled through negotiation.

8.7.2
Authentication entrustment: Where the parties fail to resolve the dispute after negotiation, they may jointly entrust a qualified authentication agency for authentication. After authentication, the dispute shall be settled according to the following:

(1)
if the Contractor is responsible, the Contractor shall bear the authentication fee and the additional reasonable cost therefore incurred by the Employer and the time for completion shall not be extended;

(2)
if the Employer is responsible, the Employer shall bear the authentication fee and the additional reasonable cost therefore incurred by the Contractor and the time for completion shall be extended accordingly;

(3)
If the parties are responsible, the fee shall be shared by the parties accordingly with the proportion of the responsibility of each party. They shall also negotiate the extension of the completion date according to the delay of the completion test schedule.

8.7.3
If the parties have any dispute on the authentication result given by the authentication agency, the dispute shall be resolved in accordance with the provisions of disputes and rulings under Article 16.3.

9.	Take-Over of the Project

9.1	Take-Over of the Project

9.1.1	Take-over of single works and (or) the project. According to specific circumstances and characteristics, take-over of single works and (or) the project shall be agreed in the Special Terms.

(1)	In accordance with the agreement of post-completion tests under Article 10, if the Contractor shall instruct the Employer to carry out post-completion tests for single works and (or) the project and shall be responsible for assessment of commissioning. The sequence and time arrangement for taking over single works or the time arrangement for taking over the project shall be agreed in the Special Terms.
If the Employer is responsible for post-completion tests for single works and (or) the project and assessment of commissioning, the date for taking over the project or the sequence and time arrangement for taking over single works shall be agreed in the Special Terms.

(2)
For single works and (or) the project without completion tests and post-completion tests, the Contractor shall complete the outstanding work and defect remedying work and make the works conform to the contract requirement and acceptance standards, and then do the hand-over and acceptance work in accordance with the contract.

9.1.2
Data submitted by the Contractor for take-over of the project: besides the data already submitted under Article 8.1.1 (1) to Article 8.1.1 (3), the Special Terms shall state the type, content, and number of copies and submission time of the acceptance data completed by completion tests.

9.2	Take-Over Certificate

9.2.1
The Contractor shall submit to the Employer an application for the take-over certificate within 10 days after single works and (or) the project become ready for acceptance. The Employer shall organize the acceptance within 10 days after receiving the application and issue the take-over certificate for the project and (or) single works.

The date of taking over single works shall be the date stated in Article 8.2.6 (2).
The date of taking over the project shall be the date stated in Article 8.2.6 (3).

9.2.2
Outstanding work and defect remedying work: for the works and (or) single works, the outstanding work and defects which will not substantially affect the use of the works shall not be the reason for the Employer to reject the works. The reasonable time limit agreed upon by the Employer and Contractor for completion of such outstanding work and remedying of the defect can be an appendix to the take-over certificate.

9.3	Responsibilities after Taking Over the Project

9.3.1	Security responsibility: the Employer shall be responsible for the security of the works after single works and (or) the project is taken over.

9.3.2	Custody responsibility: the Employer shall be responsible for the custody of single works and (or) the project after they are taken over, and for maintenance and repair thereof except for the part and area where the defect remedying work and minor outstanding work to be completed by the Contractor.

9.3.3
Insuring responsibility. If the Contractor is the insuring party for the construction period under the Contract, it shall be responsible for insuring the project and retain the insurance valid until the date of the Employer’s take-over of the project according to Article 9.2.1. The Employer shall be the insuring party thereafter.

9.4	Failure to Take Over the Project

9.4.1
Failure to take over the project. If the Employer fails to organize take-over within 15 days after receiving the Contractor’s application for take-over certificate for single works and (or) the project, the application shall be deemed to be accepted by the Employer. The Employer shall undertake related responsibilities under Article 9.3 after the 16th day of receiving the previous application.

9.4.2
Failure to take over the project as agreed. If the Contractor fails to submit an application for take-over certificate for single works and (or) the project or fails to meet take-over conditions for single works or the project, the Employer is entitled to refuse to take over single works and (or) the project.

If the Employer fails to observe this Article and use or force to take over single works and (or) the project, it shall bear related responsibilities under Article 9.3 and liabilities for any loss, damage, harm and (or) compensation as a result of use or operation of the single works and (or) the project used or forced to be taken over.

10.	Post-Completion Test
Where the project hereunder includes post-completion tests, the parties shall conform to the following provisions.

10.1	Rights and Obligations

10.1.1	Rights and Obligations of the Employer

(1)
The Employer is entitled to review and approve the proposal of post-completion tests prepared by it with the assistance of the Contractor under Article 10.1.2 (2). The approval by the Employer shall not release the Contractor’s contractual obligations.

(2)
The Employer shall organize a joint coordination and leading organ for post-completion tests. The organ shall be organized and led by the Employer and guided by the Contractor, in order to divide work, organize preparation work for post-completion tests, and complete the post-completion tests and commissioning assessment in accordance with the approved proposal for post-completion tests.

The setting proposal and divisions and duties of the joint coordination and leading organ shall become a part of the contract.

(3)
The Employer is entitled to accept or reject by notification the advice suggested by the Contractor according to Article 10.1.2 (4). In case the above advice is not accepted by the Employer, the Contractor shall still act according to the organization and arrangement under Item (2) of this Paragraph. The Employer shall be responsible for any accident, personal injury or damage arising from the Contractor’s implementation of the Employer’s arrangement.

(4)
The organization, arrangement, order, and notice sent by the Employer to the Contractor during the period of post-completion tests shall be in writing and sent to the project manager of the Contractor. The project manager shall sign on the receipt with receiving date, time and signature.

(5)
The Employer is entitled to give oral instruction to the Contractor in emergency and the Contractor shall carry it out immediately. If the Contractor fails to do so, it shall be responsible for any accident, personal injury, and damage to the works arising therefrom. The Employer shall send the instruction in written form to the project manager of the Contractor within 12 hours after the oral instruction is given.

(6)	Other obligations and work of the Employer during the period of post-completion tests shall be agreed in the Special Terms.

10.1.2	Obligations and Responsibilities of the Contractor

(1)
The Contractor shall send the personnel with relevant qualification and experience to guide the post-completion tests under the arrangement of the above-mentioned joint coordination and leading organ for post-completion tests formed by the Employer. The driving manager and instructors sent by the Contractor shall not leave the site without prior approval of the Employer during the period of post-completion tests.

(2)
The Contractor shall assist the Employer in preparing a program for post-completion tests according to the contract and characteristics of post-completion tests and completing the preparation before post-completion tests. The program shall include operation and testing procedure, resource conditions, testing conditions, operation instruction, safety instruction, accident treatment procedure and progress schedule etc. for the project, single works and their relevant parts. The program shall be implemented after it is reviewed and approved by the Employer. The number of copies and time of the program for post-completion tests shall be agreed in the Special Terms.

(3)
Where the Contractor fails to execute the Employer’s arrangement, instruction, and notice, the Employer shall be responsible for any accident, personal injury, and damage to the project thereupon caused.

(4)	The Contractor is obliged to give advice for the Employer’s arrangement, instruction, and notice and state reasons therefore.

(5)
The Contractor shall carry out immediately operation, work and task according to the Employer’s oral instruction in emergency. The Contractor shall make notes of such instruction and the implementation thereof. The Employer shall send the instruction in written form to the Contractor within 12 hours after the oral instruction is given.

If the Employer fails to deliver the written instruction mentioned above within 12 hours to the Contractor, the Contractor and its project manager is entitled to send a written form of the oral instruction to the Employer within 24 hours after receiving the oral instruction, the Employer shall sign the receipt and also indicate thereon the date and time of receiving the written form of oral instruction. The receipt is deemed confirmed by the Employer if the Employer fails to sign the receipt within 24 hours.
The Employer shall bear the responsibility for any accident, personal injury, damage to the project and increase of costs due to the Contractor’s execution of its oral instructions. However, the Contractor shall be responsible for any accident, personal injury, damage to the project and increase of costs due to its wrong execution of the above oral instructions.

(6)
Liabilities of defects in the operation and maintenance manual. The Contractor shall be responsible for any accident, personal injury and damage to the project caused by the defects of the operation and maintenance manual furnished by the Contractor. Where the operating instructions provided by the Employer (including its patentee) have any defect and cause defects in the Contractor's operation manual, Therefore, the Employer shall be liable for any accident, personal injury, damage to the Project, and increase of the Contractor’s costs arising therefrom.

(7)	Other obligations and work of the Contractor during the period of post-completion tests according to the contract and (or) relevant industry shall be agreed in the Special Terms.

10.2	Procedure of Post-Completion Tests

10.2.1	The Employer shall supply all electricity, water, fuel, power, auxiliary materials, consumables, and other testing conditions as required by the program for post-

completion tests approved by the joint coordination and leading organ, and shall organize and arrange its management personnel, operation and maintenance personnel and other preparation work.

10.2.2
The Contractor shall supply other temporary auxiliary equipment, facilities, tools, and appliance necessary for post-completion tests according to the program for post-completion tests and shall complete other preparation work required.

10.2.3
The Employer shall organize post-completion tests according to the approved program for post-completion tests and testing procedure and testing conditions of any part within the single works, the single works, between the single works, and (or) the project.

10.2.4
The joint coordination and leading organ shall organize the overall check and implement resource conditions, testing conditions, and safety facility conditions, fire prevention facility conditions, conditions of emergency accident treatment facility and (or) relevant measures required for the project, single works and any part of the project, and shall ensure that the recording apparatus and dedicated record forms are complete and sufficient.

10.2.5
Notification of the date of post-completion tests. Unless otherwise stated in the Special Terms, the Employer shall notify the Contractor of the date of commencing the post-completion tests within 15 days after the date of taking over single works and (or) the project.

Where the Employer fails to carry out post-completion tests within 20 days after taking over single works and (or) the project or the date specified in the Special Terms, the Employer shall, from the 21st day or from the 2nd day after the commencement date specified in the Special Terms, be liable for the costs regarding idleness of labor force caused thereupon to the Contractor, including labor costs, idle costs and management fees of temporary auxiliary equipment and facilities, and its reasonable profits.

10.3	Post-Completion Tests and Commissioning Assessment

10.3.1
The test shall be carried out in accordance with the testing procedure, testing conditions and operation procedure of the approved program for post-completion tests to reach the production function and (or) operation function of the project and (or) single works as required by the contract.

10.3.2
During the test, the operation personnel of the Employer and the instructors of the Contractor on the same post shall fill in the data, conditions, circumstances, time, name and other agreed content on the testing conditions record, testing record and the forms.

10.3.3	Commissioning Assessment

(1)
According to Article 5.1.1, if the Contractor provides the production technique or architectural design scheme, it shall guarantee that the project achieve the assessment guarantee value or operation function stated in Article 5.1.1 of the Special Terms during the period of commissioning assessment.

(2)
According to Article 5.1.2, if the Employer provides the production technique or architectural design scheme, the Contractor shall guarantee that the parts of the project undertaken by it reach the assessment guarantee value and (or) operation function as stated in Article 5.1.2 during the period of commissioning assessment.

(3)	The parties shall agree on the period of commissioning assessment in the Special Terms according to the regulations for the period of commissioning assessment of relevant industry.

(4)
After the commissioning assessment or operation function assessment is passed, the parties shall jointly sort out the results of post-completion tests and commissioning assessment and prepare an evaluation report. The report shall be made in duplicate and with each party holding one after signed and stamped by the parties, as a constituent part of the contract. The Employer shall issue the assessment and acceptance certificate under Article 10.7.

10.3.4
Ownership of product and (or) service revenue. Any product revenue and (or) service revenue of single works and (or) the project during the period of post-completion tests and commissioning assessment shall belong to the Employer.

10.4	Delay of Post-Completion Tests

10.4.1
According to the notification of the date of post-completion tests set forth in Article 10.2.5, if the Employer fails to start post-completion tests within 90 days after the notice of post-completion tests is issued, irrelevant to the Contractor, post-completion tests and commissioning assessment for the project and (or) single works shall be deemed to be passed, except as otherwise provided in the Special Terms

10.4.2
If post-completion tests delay due to the Contractor’s reason, the Contractor shall take measures to organize and coordinate with the Employer to start and pass the post-completion tests as early as possible. If the Employer incurs additional cost for the delay, it is entitled to claim against the Contractor for compensation under Article 16.2.1.

10.4.3
According to the provisions of the period of commissioning assessment set forth in Article 10.3.3 (3), if the commissioning is stopped or suspended due to the Employer’s reason during the period of commissioning assessment, and the accumulated number of days of the stop or suspension exceeds the period of the commissioning assessment stated in the Special Terms under Article 10.3.3 (3), the commissioning assessment shall resume within 60 days after the stop or suspension. After such time limit, the commissioning assessment for single works and (or) the project shall be deemed to be passed.

10.5	Retest after Completion

10.5.1
As per Article 5.1.1 or Article 5.1.2 and the Special Terms, if any part of the project or single works fails to pass any post-completion test due to the Contractor’s reason, the Contractor shall repair the defect at its own cost. Also, the Employer shall re-organize such post-completion test according to the testing procedure and testing conditions stated in Article 10.2.3.

10.5.2
If the Contractor still fails to pass the retest according to Article 10.5.1, it shall continue to repair the defect at its own cost. The Employer shall re-organize such post-completion test according to the testing procedure and testing conditions stated in Article 10.2.3.

10.5.3	If the any retest after completion causes the Employer to incur additional cost, the Employer is entitled to claim against the Contractor for compensation as per Article 16.2.1.

10.6	Failure to Pass the Assessment
If the project and (or) single works fail to pass the assessment due to the Contractor’s reason but still have the production and operation functions, the following provisions shall apply:

(1)	Compensation for failure to pass commissioning assessment

1)	The production technique or architecture design scheme supplied by the Contractor fails to pass the commissioning assessment
Where the production technique or architecture design scheme supplied by the Contractor fails to pass the commissioning assessment, the Contractor shall be deemed to have passed the commissioning assessment after it pays corresponding compensation to the Employer according to the commissioning assessment guarantee value of the project and (or) single works set forth in the Special Terms under Article 5.1.1 and (or) the instruction book of operation functions, and base on the compensation amount for failure to pass the commissioning assessment under the Special Terms or the amount calculated through the compensation calculation formula.

2)	The production technique or architecture design scheme supplied by the Employer fails to pass the commissioning assessment
Where the production technique or architecture design scheme supplied by the Employer fails to pass the commissioning assessment, the Contractor shall be deemed to have passed the commissioning assessment after it pays corresponding compensation to the Employer according to the liabilities that shall be borne by the Contractor during the commissioning assessment of the project and (or) single works set forth in the Special Terms under Article 5.1.1, and base on the compensation amount for relevant liabilities under the Special Terms or the amount calculated through the compensation calculation formula.

(2)
Where the Contractor proposes to investigate, adjust and correct the project and (or) single works which fail to pass the commissioning assessment at its own cost, the parties shall negotiate and agree on an appropriate period for investigation, adjustment and test. The Employer shall provide corresponding convenience. The Employer may not claim compensation according to Article 10.6 (1) before the commissioning assessment is passed.

(3)
Where the Employer accepts item (2) of this Article, but fails to provide convenience for the Contractor during the agreed time limit, which cause the Contractor unable to complete its investigation, adjustment and correction, the commissioning assessment shall be deemed to have passed.

10.7	Acceptance Certificate for Post-Completion Tests and Commissioning Assessment

10.7.1	Issuance of the acceptance certificate for post-completion tests and commissioning assessment for the project and (or) single works shall be agreed in the Special Terms.

10.7.2
The Employer shall be issued with the acceptance certificate for post-completion tests and commissioning assessment as per Article 10.7.1 after it passes or it is deemed to have passed post-completion tests and (or) commissioning assessment in accordance with Article 10.3, Article 10.4, Article 10.5.1, Article 10.5.2 and Article 10.6. The date and time of passing the commissioning assessment indicated on the certificate shall be the same date and time on which the commissioning assessment is actually completed and passed or deemed passed.

10.8	Loss of Production Value and Operation Value
Where the project and (or) single works fail to pass post-completion tests and the entire project losses its production or operation value due to the Contractor’s reason, the Employer is entitled to claim compensation against non-performance of contract and forfeit the performance bond. However, the Employer shall not include the consequential contract loss beyond this Contract into the claim for compensation against non-performance of contract.
Consequential contract loss refers to the losses regarding marketing contracts, market forecast profit, loan interest of production working capital funds, and supplying contracts of raw materials, auxiliary materials, power, water, fuel supply and transportation contracts entered into beyond the period of post-completion tests and commissioning assessment, unless otherwise stated in applicable laws.

11.	Liability for Quality Warranty

11.1	Certificate for Quality Warranty Liability

11.1.1	Certificate for Quality Warranty Liability
Signing a quality warranty liability certificate as per the relevant laws and regulations is one of the conditions to inspect and accept the works. The quality warranty liability certificate shall be signed in accordance with the warranty content, scope, time limit, and liability under the relevant laws and regulations, which shall be an appendix to the Contract. The date of starting the warranty liability shall be same as the date of taking over the single works or/and works indicated on the taking over certificate under Article 9.2.1, and also be the starting date of the defect liability period.

11.1.2	Fail to Provide the Certificate for Quality Warranty Liability.
If the Contractor fails to submit the quality warranty liability certificate and fails to sign with the Employer the quality warranty liability certificate without justified reasons, the Employer is not required to settle the final account with the Contractor and is not required to pay the corresponding interest for the outstanding final account, notwithstanding that the Contract provides for interest of deferred payment.
If the Contractor submits the quality warranty liability certificate, and request to sign the certificate with the Employer, and provides for the payment of interest of deferred payment, but the certificate is not signed timely due to the Employer, the Employer shall be responsible for the interest of deferred payment of the completion settlement amount from the 11th day of receiving the certificate.

11.2	Warranty Money for Defect Liability

11.2.1	Amount of Warranty Money for Defect Liability
The amount of warranty money for defect liability is specified in the Special Terms.

11.2.2	Retaining the Warranty Money
The method of retaining the warranty money is specified in the Special Terms.

11.2.3	Payment of the Warranty money
The Employer shall pay the warranty money temporarily retained according to the provisions of Article 14.5.2 relating to payment of the warranty money for defect liability.

12.	Inspection and Acceptance of Project Completion

12.1	Acceptance Report and Complete As-Built Data

12.1.1
The works conforms to the provisions of Article 9.1 relating to work taking-over, and/or the post-completion test certificate and assessment acceptance certificate have been issued as per Article 10.7, and the outstanding work and defect remedying work have been completed as per Article 9.2.2, and accepted by the Employer or supervisor, the Contractor shall submit the completion inspection report, and complete as-built data required by (1), (2), (3) of Article 8.1.1 and the provisions of Article 8.2 relating to the inspection and acceptance of completion test, and the provisions of (4) of Article 10.3.3 relating to the post-completion test and commissioning assessment result data. The Special Terms shall state the format, content and number of copies of the final project inspection report and complete as-built data.

12.1.2
The Employer shall respond with revising advice or confirmation within 25 days after receiving those inspection report and complete as-built data, for which the Contractor shall revise them according to the Employer’s advice at its own cost. If the Employer does not give the revising advice within 25 days the as-built data and acceptance report shall be deemed confirmed.

12.1.3	Articles 12.1.1 and 12.1.2 shall apply for the works stage constructed, being put into production by stages, and being used by stages.

12.2	Completion Inspection and Acceptance

12.2.1	Organization of Completion Inspection and Acceptance
The completion inspection and acceptance shall be organized within 30 days after the Employer receives and confirms the acceptance report and complete as-built data in accordance with Article 12.1.2.

12.2.2	Postponed Organization of Completion Inspection and Acceptance
If the Employer fails to organize the completion inspection and acceptance within 30 days according to Article 12.2.1, the final accounts for completion shall be settled according to Articles 14.12.1 to 14.12.3.
If the Employer carries out the completion inspection and acceptance after the time limit stated in Article 12.2.1, the Contractor shall attend it. The Contractor shall revise at his own cost the acceptance report or as-built data to satisfy the Employer’s further revising advice put forward by the Employer within 25 days after the inspection and acceptance.

12.2.3	Completion Inspection and Acceptance by Stages

Articles 12.1.3 and 12.2.1 shall apply for the completion inspection and acceptance of the works constructed by stages, works being put into production by stages, and works being used by stages.

13.	Modification and Adjustment of Contract Price

13.1	Right of Modification

13.1.1	Right of Modification
The Employer has the authority to approve the modification. From the effectiveness of the Contract to acceptance of the completion of work, the Employer has the right to, at any time, give the instruction of modification based on the advice of the supervisor and Contractor, and according to the modification scope in Article 13.2. Such instruction of modification shall be made in writing.

13.1.2	Modification
The written instruction of modification approved and made by the Employer is a modification, including: instruction of modification directly made by the Employer, or the instruction of modification approved by the Employer or the supervisor.
The modifications, adjustments and improvements by the Contractor at its own expense with respect to the defects from its design, procurement, construction, completion test and post-completion test are not modifications.

13.1.3	Right to Propose Modification
The Contractor shall be obligated to submit at any time a proposal of suggestion on modification to the Employer in writing, including suggestions with respect to the reduction of period of work as well as the Employer's cost of engineering, construction, maintenance and operation, the increase of efficiency or value of the completed work, and long-term benefits and other interest brought to the Employer. After the receipt of such proposals, the Employer shall give notice in writing whether to accept, not to accept or to provide further information.

13.2	Scope of Modification

13.2.1	Scope of Modification to the Design

(1)	The adjustment of the production process, without increase or reduction of the production roadmap and scale approved in the initial design or provided in the Contract;

(2)	The adjustment of the layout, vertical layout and partial features, without increase of the scale of construction approved in the initial design, without change of the features approved in the initial design; without increase of the scale of construction provided in the contract, or without change of features provided in the contract;

(3)	The adjustment of the process and features of supporting project system;

(4)	The adjustment of the benchmark control points, benchmark elevation and baseline;

(5)	The adjustment of the performance, specification and quantity of the equipment, materials and components;

(6)	The modification due to the implementation of any laws, standards or regulations issued after the reference date;

(7)	Other matters of design not agreed in the Contract;

(8)	Additional work required for the above modification.

13.2.2	Scope of Modification to Procurement

(1)
The Contractor has executed a procurement agreement with relevant supplier as the list approved by the Employer, or has carried out the manufacture, supply or transport, and the Employer notify the Contractor to choose another supplier from the list;

(2)	The modification due to the implementation of any laws, standards or regulations issued after the reference date;

(3)	The change of place of examination, inspection, test and experimentation, as well as any additional test request by the Employer;

(4)	The increase or reduction of spare parts, special tools, materials for test after completion requested by the Employer;

(5)	Additional work required for the above modification.

13.2.3	Modification of Scope of Construction

(1)	The modification of construction method, or the increase or reduction of quantity of equipment, materials, components, labor and work, due to the modification to design under Article 13.2.1;

(2)	Any additional test or the change of place of test required by the Employer;

(3)	New-increased construction obstacles treatment other than the ones provided in Article 5.2.1(1) and Article 5.2.1(2);

(4)	The notice from the Employer for re-test of completion with respect of projects, of which the completion test have been accepted, or have been approved by municipal government;

(5)	The modification due to the implementation of any laws, standards or regulations issued after the reference date;

(6)	Other onsite certificates;

(7)	Additional work required for the above modification.

13.2.4
Employer's Instruction of Acceleration. When the Contractor accepts the Employer's instruction in writing so as to accelerate the schedule of design, construction and other part of work in such way as deemed necessary by the Employer, the Contractor shall adjust the project schedule so as to implement such instruction of acceleration, and shall estimate the increased measures and resources, and such adjustment shall be a modification after approved by the Employer. If the Employer fails to approve such modification, the Contractor has the right to implement it in accordance with the schedule of relevant phases as agreed in the Contract.

If the actual schedule significantly falls behind the above approved project schedule due to the Contractor's cause, the Contractor shall make up the time at its own cost in accordance with Article 4.1.2. If the completion date is delayed, the Contractor shall bear relevant compensation for the delay under Article 4.5.

13.2.5
Adjustment and Reduction of Partial Work. If the work is suspended by the Employer for more than 45 days, and the Contractor cannot resume work when requesting, or the construction cannot be resumed due to Force Majeure, both parties may request by means of a modification so as to adjust and reduce partial work under the influence of such suspension according to the Contract.

13.2.6	Other Modification. Other modification shall be set forth in the Special Terms in accordance with the features of the work.

13.3	Procedure of Modification

13.3.1	Notice of Modification. The Employer shall give the Contractor a notice in writing with respect to the matter to be modified.

13.3.2
Proposal of Notice of Modification. The Contractor shall have the obligation to submit a proposal of notice of modification within 10 days upon the receipt of the notice of modification from the Employer, including:

(1)	If the Contractor accepts the modification in the notice of modification from the Employer, the proposal shall include: the reason for supporting such modification,

and the estimate of the work, equipment, materials, labor, machinery, revolving materials, consumables and other resources for the implementation of such modification, and relevant management fee and reasonable profits. The percentages of relevant management fee and reasonable profits shall be specified in the Special Terms. If such modification will cause the extension of completion date, the Contractor shall explain the reason and submit the schedule relating to the modification.
The Contractor's failure to submit the estimate of increased cost and the extension of completion date shall be deemed that such modification shall not be involved with the adjustment of contract price and the extension of completion date, and the Employer will not bear any cost for such modification or any liability for the extension of completion date.

(2)	If the Contractor does not accept such modification in the notice of modification, the proposal shall contain the reason for not supporting such modification, including the following:

1)	such modification is not in conformity with relevant laws and regulations;

2)	the special equipment, materials or components are difficult to obtain by the Contractor;

3)	the Contractor is hard to obtain the process or technology to make modification;

4)	such modification will reduce the security, stability and applicability of the work;

5)	Such modification will have adverse impact on the realization of the guaranteed value of production performance and the guarantee of functions, and etc.

13.3.3
Examination and Approval by the Employer. Within 10 days upon the receipt of a written proposal from the Contractor under Article 13.3.2, the Employer shall examine such proposal, and give notice of approval, cancellation, amendment or further requirement. The Contractor shall not cease or delay any work when waiting for the Employer's reply.

(1)
After the receipt of the proposal from the Contractor in accordance with Article 13.3.2(1), and after the examination and approval of the reason, estimate, and/or the extension of completion date, the Employer shall give the instruction of modification in writing.

If the instruction of modification from the Employer fails to include the confirmation of the Contractor's estimate or/and any objection to the extension of completion date with respect to such modification, then the estimate or/and the extension of completion date with respect to such modification shall be deemed as having approved by the Employer from the 11th day after the receipt of such written proposal by the Employer.

(2)
After the examination of the reason in the proposal from the Contractor which not accept such modification under Article 13.3.2(2), and if the Employer give written notice of continuation, change or request for further supplementary information, the Contractor shall implement such notice.

13.3.4	If the Contractor submits the proposal of modification under Article 13.1.3, the procedure of modification shall be based on this Procedure of Modification.

13.4	Urgent Procedure of Modification

13.4.1
The Employer has the right to give urgent instruction of modification in writing or orally, and urge the Contractor to perform such modification immediately. Upon the receipt of such instruction, the Contractor shall perform it immediately. If the Employer gives any oral urgent instruction of modification, it shall confirm in writing the modification within 48 hours, and deliver the written confirmation to the project manager of the Contractor.

13.4.2
Within 10 days upon the completion of performance of urgent procedure of modification, the Contractor shall submit the work for performing such modification, and the resources consumption and estimate. If the performance of such modification causes the delay of key timeline of the work, and the Contractor may require an extension of completion date, provided that the Contractor shall give explanation and submit corresponding schedule.

If the Contractor fails to submit the written materials with respect of the estimate of actual consumption and/or the extension of completion date within 10 days upon the completion of such modification, such failure shall be deemed that such modification does not involve the adjustment of contract price and the extension of completion date, and the Employer will no longer bear any liability for such modification.

13.4.3
Within 10 days upon the receipt of the written materials submitted by the Contractor in accordance with Article 13.4.2, the Employer shall give notice in writing to the Contractor for the approved reasonable estimate and/or reasonable extension of the completion date.

If, within 10 days after the receipt of such written report from the Contractor, the Employer fails approve the Contractor's estimate and/or the extension of completion date and does not give any explanation, such failure shall be deemed that the estimate and/or the extension of completion date submitted by the Contractor have been approved by the Employer from the 11th day after the receipt of such report.
If the Contractor has any objection to the modification cost and extension of completion date approved by the Employer, both parties shall resolve through amicable consultation. If consultation fails, it will be resolved through the provisions of Article 16.3 regarding dispute and resolution.

13.5	Determination of Modification of Price
The modification of price shall be determined according to the following provisions:

13.5.1	Where the Contract provides for the unit prices (including charges) for labor, machinery and work volume, the modification of price shall be made according to such unit prices;

13.5.2
Where the Contract does not provide for the unit prices (including charges) for labor, machinery and work volume, the modification of price shall be determined according to the similar price for modification of work;

13.5.3
Where the Contract does not provide for the unit prices (including charges) for labor, machinery and work volume, nor provide for any similar price for modification of work, both parties will determine the modification of price through negotiation.

13.5.4	Other methods provided for in the Special Terms.

13.6	Benefit Sharing of Modification Proposal
If Contractor's proposal of modification is approved and adopted by the Employer under Article 13.1.3, and thus the investment of project is reduced, the duration of the project is shorten, and long-term operation benefits or other benefits are gained by the Employer, then both parties may share the benefit according to the arrangement in the Special Terms, and both parties shall otherwise execute a supplementary agreement with respect to the benefit-sharing as the attachment to this Contract, when necessary.

13.7	Adjustment of Contract Price
Within 30 days upon the occurrence of the following circumstances, both parties are entitled to notify in writing the other party and the supervisor the reason for adjusting the Contract Price and the amount of adjustment. The reasonable amount of price confirmed by the Employer shall be the adjusted amount of the Contract Price, and shall be paid or deducted from the current payment. If either party fails to confirm or give any suggestions of revision within 15 days upon the receipt of the notice from the other party, such failure shall be deemed as having agreed the adjustment of such price. The circumstances for the adjustment of Contract Price shall include the following:

(1)	After the execution of the Contract, the Contract Price is increased or reduced by the change of laws, national policy and industrial regulations which need to complied with;

(2)
During the performance of the Contract, the adjustment of price, which is announced by the project price administration authority, is involved in the increase or reduction of the cost of the Contractor;

(3)
The accumulated duration of suspension of work on site exceeds more than 8 hours within a week, due to the cut-off of water, electricity, gas or transport which is not caused by the Contractor (the Contractor must submit a report and provide verifiable proof and estimates);

(4)	The increase and reduction of estimate which is approved by the Employer in accordance with the modification procedure of Article 13.3 to Article 13.5;

(5)	The increase or reduction of other payment under this Contract
With respect to the increase or reduction of payment not provided in the Contract, the Employer will not be liable for the adjustment of the Contract Price, unless otherwise provided in applicable laws and regulations. The adjustment of Contract Price shall not include the modification of the Contract.

13.8	Dispute on Adjustment of Contract Price
If, after negotiation, both parties fail to reach an agreement with respect to the cost for the work modification, the adjustment of Contract Price or the extension of completion date, and a dispute arises, then such dispute shall be settled under Article 16.3 with respect to dispute and resolution.

14.	Total Contract Price and Payment

14.1	Total Contract Price and Payment

14.1.1	Total Contract Price
This Contract is a contract with total price. Except as adjusted under Article 13 (Modification and Adjustment of Contract Price) and the increase and reduction of amount agreed otherwise in the Contract, the Contract Price will not be adjusted.

14.1.2	Payment

(1)	The currency for the payment of the Contract shall be Renminbi, which shall be paid by the Employer to the Contractor within the territory of PRC.

(2)
The Employer shall pay the Contractor the Contract Price in accordance with the type of account payable and the arrangement for the time of payment as agreed in the Contract. The bank account designated by the Contractor is specified in the Special Terms.

14.2	Guarantee

14.2.1	Performance Guarantee
If the Contractor shall submit a performance guarantee to the Employer as agreed in the Contract, the format, amount and time of submission of the performance guarantee shall be agreed in the Special Terms.

14.2.2	Payment Guarantee
If the Contractor shall submit a performance guarantee to the Employer as agreed in the Contract, the Employer shall provide the Contract with a payment guarantee, and the format, content and time of submission of the payment guarantee shall be agreed in the Special Terms.

14.2.3	Prepayment Guarantee
If the Contractor shall submit a prepayment guarantee to the Employer as agreed in the Contract, the format and time of submission of the prepayment guarantee shall be agreed in the Special Terms.

14.3	Advanced payment

14.3.1	Amount of Advanced Payment
The Employer agrees to pay a portion of the Contract Price as the amount of advanced payment, the specific amount of which shall be agreed in the Special Terms.

14.3.2	Payment of Advanced Payment
If the advanced payment guarantee is agreed in the Contract, after the Contract has come into effect and within 10 days upon the receipt of the advanced payment from the Contractor, the Employer shall pay a lump-sum advanced payment to the Contractor under Article 14.3.1; if the advanced payment guarantee is not agreed, the Employer shall pay the advanced payment in one sum lump under Article 14.3.1 within 10 days after the Contract has come into effect.

14.3.3	Deduction of Advanced Payment

(1)	The method, deduction percentage and time of the advanced payment will be set forth in the Special Terms.

(2)
When the Employer issues the project acceptance certificate or when the Contract is terminated, and the advanced payment has not been deducted fully, the Employer is entitled to require the Contractor to pay the advanced payment not deducted. If the Contractor fails to pay, the Employer will be entitled to deduct the balance of the advanced payment according to the following procedures:

1)	Deduct from the amount payable to or owned by the Contractor for once or several times;

2)
When the amount payable to or owned by the Contractor is insufficient to deduct, the Employer will be entitled to deduct the advanced payment not offset from the advanced payment guarantee (if agreed);

3)
When the amount payable to or owned by the Contractor is insufficient to deduct, and the Contract does not provide the Contractor shall submit the advanced payment guarantee, the Contractor and the Employer shall sign a payment schedule arrangement for the payment of the advanced payment not offset;

4)	If the Contractor fails to perform according the above arrangement, the Employer is entitled to deduct the advanced payment not offset from the performance guarantee (if any).

14.4	Progress Payment of the Work

14.4.1	Progress Payment. The method, condition and time of the payment of progress payment shall be agreed in the Special Terms.

14.4.2	Other progress payment which is payable in accordance with the specific circumstances of the work shall be agreed in the Special Terms.

14.5	Deduction and Payment of Defect Liability Warranty Money

14.5.1
Deduction of Defect Liability Warranty Money. The Employer may deduct the defect liability warranty money according to the provisions of Article 11.2.1 relating to the amount of defect liability warranty money, and the provisions of Article 11.2.2 relating to the deduction of the defect liability warranty money.

14.5.2	Payment of Defect Liability Warranty Money

(1)
When the Employer carries out the project completion inspection and settlement, it shall pay half of the full amount of the defect liability warranty money deducted by it according to Article 14.5.1 to the Contractor, unless the Special Terms provides otherwise. Thereafter, if the Contractor fails to remedy any defect occurred during the period of defect warranty period notified by the Employer, or entrusts the Employer to remedy such defect, the costs therefor shall be deducted from the balance of the amount of the defect liability warranty money. The Employer shall refund the balance of the defect liability warranty money to the Contractor within 15 days after the defect liability period expires.

(2)
Where the Special Terms provide that the Contractor may submit guarantee for defect liability warranty money, at the time of conducting the completion inspection and settlement, the Employer shall refund the balance to the Contractor after it receives the guarantee, if the Contractor requests to provide guarantee in lieu of the balance of the defect liability warranty money. Thereafter, if the Contractor fails to remedy any defect occurred during the period of defect warranty period notified by the Employer, or entrusts the Employer to remedy such defect, the costs therefor will be deducted from the guarantee. The Employer shall return the guarantee within 15 days after the defect liability period expires. The form, amount and submission time of the guarantee will be provided for in the Special Terms.

14.6	Application for Progress Payment on Monthly Basis

14.6.1
Application for Monthly Payment. If applying for payment on a monthly basis, the payment shall be based on the Contract Price agreed in the Contract. The application for payment shall be made to the Employer or Supervisor based on the contract price of the monthly actual completed work (including design, procurement, construction, completion test and test after completion, etc.). The format, content, copies and time of the application for payment submitted by the Contractor shall be agreed in the Special Terms.

The amounts in the application for monthly payment shall include the following:

(1)	The category of amount agreed under Article 14.4 (Work Progress Payment);

(2)	The increased and reduced amount agreed under Article 13.7 (Adjustment of Contract Price);

(3)	The paid and deducted amount agreed under Article 14.3 (Advanced Payment);

(4)	The retained and paid amount agreed under Article 14.5 (Defect Liability Warranty Money);

(5)	The increased and reduced amount in accordance with the result of claims under Article 16.2;

(6)	The increased and reduced amount agreed in the supplementary agreement of the Contract, which is executed by both parties separately.

14.6.2
If both parties have agreed on the application for monthly payment of the work progress payment under Article 14.6.1, both parties shall not agree on the application for payment in accordance with the payment schedule under Article 14.7.

14.7	Application for Payment by Payment Schedule

14.7.1	Application for Payment by Payment Schedule
Where applying for payment by payment schedule, the Contractor shall base on the Contract Price agreed in the Contract. The application for payment shall be based on the payment periods, scheduled major image progress of each period and/or the completed major scheduled work (including design, procurement, construction, completion test and test after completion, etc.) and other tasks, and the amount of payment of each period. The application for payment of the current period shall be submitted by the Contractor in accordance with the format, content, copies and time for submission of the application as agreed in the Special Terms.
The amounts in the application for payment of each period shall include the following:

(1)	The amount in the application for the scheduled payment of the current period as agreed in the Special Terms;

(2)	The increased and reduced amount agreed under Article 13.7 (Adjustment of Contract Price);

(3)	The paid and deducted amount agreed under Article 14.3 (Advanced Payment);

(4)	The retained and paid amount agreed under Article 14.5 (Defect Liability Warranty Money);

(5)	The increased and reduced amount in accordance with the result of claims under Article 16.2;

(6)	The increased and reduced amount agreed in the supplementary agreement of the Contract, which is executed by both parties separately.

14.7.2
If the Employment makes the payment according to the payment schedule, and the Contractor's actual work and/or actual progress significantly falls behind the tasks of the key timeline for 30 days or more, then the Employer has the right, after the negotiation with the Contractor, to reduce the amount of the current payment, and to adjust the payment schedule. The application for payment of each period henceforth by the Contractor, as well as the payment of the Employer, shall be on the basis of the adjusted payment schedule.

14.7.3
If both parties have agreed on the application for payment in accordance with the payment schedule under Article 14.7, both parties shall not agree on the application for monthly payment of the work progress payment under Article 14.6.

14.8	Payment Condition and Schedule

14.8.1	Payment Condition
When it is agreed that the Contractor shall submit performance guarantee, then the submission of the performance guarantee shall be a condition for the Employer to make the payment. When the performance guarantee is not agreed, the Employer shall make the payment as agreed.

14.8.2	Payment of the Advanced Payment
The payment of the advanced payment of the Project shall be made in accordance with the provisions of Article 14.3.2 relating to payment of advance. When the advanced payment is fully deducted, the Employer shall timely return the payment guarantee to the Contractor.

14.8.3	Work Progress Payment.

(1)
Application and Payment of Work Progress Payment on a Monthly Basis. When it is agreed that the application for payment of work progress payment is on a monthly basis under Article 14.6.1, the Employer shall review and make payment within 25 days upon the date of application for payment of each period submitted by the Contractor under Article 14.6.1.

(2)
Application and Payment on the Basis of the Payment Schedule. When it is agreed that the application for payment is on the basis of the payment schedule under Article 14.7.1, the Employer shall review and make payment within 25 days upon the date of application for payment of each period submitted by the Contractor under Article 14.7.1.

14.9	Delay of Payment

14.9.1
If the work progress payment is not paid as agreed in Article 14.8.3 due to the reason of the Employer, then from the 26th day after the Employer receives the payment application report, the Employer shall pay the interest of the delayed payment as the liquidated damages, on the basis of the lending rate of the same period and kind promulgated by the People's Bank of China.

14.9.2
If the Employer's delay of payment exceeds more than 15 days, the Contractor shall have the right to give the Employer a notice to request payment. If the Employer still does not make the payment, the Contractor may cease partial work, which will be deemed as the suspension by the Employer and will be performed under Article 4.6.1 (Suspension by Employer).
When negotiating the execution of a deferred payment agreement, the Employer shall make the payment in accordance with the number of period, time, amount and interest as agreed in the deferred payment agreement. If both parties fail to reach a deferred payment agreement, which causes that the work cannot be performed, then the Contractor may cease partial or the whole work, and the Employer shall bear liability for breach of Contract. If the key part of the work is delayed, the date of completion shall be extended accordingly.

14.9.3
If the Employer's delay in payment exceeds more 60 days, and affects the performance of the whole work, the Contractor shall have the right to give notice to the Employer to terminate the Contract in accordance with Article 18.2, and shall have the right to recover any costs increased thereby.

14.10	Taxes and Duties
14.10.1The Employer and Contractor shall respectively perform the obligation to pay taxes in accordance with the state's laws and regulations on taxes, including the duties on relevant project materials.
14.10.2When either party enjoys the exemptions of VAT and duties for the import of construction equipment, materials, accessories of equipment, and etc., the other party shall have the obligation to assist and coordinate the handling of registration of such tax exemptions.

14.11	Payment of Amount of Claim

14.11.1
The amount of claim receivable by the Employer which is determined by negotiation, mediation, arbitration award or court's judgment, such amount may be deducted by the Employer from the amount of payment for the current month or according to the payment schedule for the current period, which is payable to the Contractor. If the work progress payment for all periods payable to the Employer is not enough to cover the amount of claim, the Contractor shall pay otherwise. If the Contractor fails to pay, an agreement on payment may be negotiate. If payment is still not made, then such amount may be recovered from the performance guarantee, if any. If the performance guarantee is not enough to cover the amount of claim, the Contractor shall otherwise pay such amount of claim, or pay according to the period agreed by both parties in the above agreement on payment.

14.11.2	The amount of claim receivable by the Contractor which is determined by negotiation, mediation, arbitration award or court's judgment, such amount may be separately listed in the application for payment of the current month or as the payment schedule of the current period, which shall be paid by the Employer in the payment for the current period. If the Employer fails to pay such amount of claim, the Contractor shall have the right to recover such amount from the payment guarantee, if any. If the payment guarantee is not agreed by both parties, the Employer shall otherwise pay such amount of claim.

14.12	Settlement of Completion
14.12.1Submission of Materials of the Settlement of Completion.
Within 30 days after the Employer confirms the completion acceptance report and complete completion documents submitted by the Contractor according to Article 12.1, the Contractor shall submit the completion settlement report and complete completion settlement documents to the Employer. The format, content, and number of copies of the completion settlement documents are set forth in the Special Terms.
14.12.2Final Materials of Settlement of Completion
Within 30 days after the receipt of the report of settlement of completion and full materials of the settlement of completion from the Contractor, the Employer shall review and make advices on the revision. When both parties agree the revisions to the completion settlement report and the full completion settlement documents, the Contractor shall, at its own cost, submit the final report of settlement of completion and the final documents of settlement of completion.
14.12.3Paying-off of the Completion Settlement Amount
Within 30 days after the final documents of settlement of completion is submitted by the Contractor to the Employer in accordance with Article 14.12.2, the Employer shall pay off the amount of settlement of completion. Within 5 days after the payment, the Employer shall return the performance guarantee submitted by the Contractor in accordance with Article 14.2.1, and the Contractor shall return the payment guarantee submitted by the Employer in accordance with Article 14.2.2.
14.12.4Failure of Reply the Report of Settlement of Completion
Within 30 days after the Employer's receipt of the report of settlement of completion and full documents of settlement of completion from the Contractor in accordance with Article 14.12.1, if the Employer fails to propose any suggestion on revision, or give any response, then it is deemed that the Employer has accepted such documents of settlement of completion as the final documents of settlement of completion. The Employer shall pay off the amount of settlement of completion as agreed in Article 14.12.3.

14.12.5Employer's Failure to Make the Payment of Settlement of Completion

(1)
If the Employer fails to pay off the balance of the payment of settlement of completion as agreed in Article 14.12.3, the Contractor shall have the right to deduct such balance from the payment guarantee submitted by the Employer in accordance with Article 14.2.2.

If it is not agreed in the Contract that the Employer shall submit the payment guarantee in accordance with Article 14.2.2, or if the payment guarantee is insufficient to set off the completion settlement amount payable to the Contractor, the Employer shall, from the 31st day after the Contractor's submission of the final materials of settlement, pay the outstanding balance of the settlement amount, and pay the corresponding interest according to the lending rate for the same period and same kind of loans published by the People's Bank of China.

(2)
If the Employer fails to make any suggestions on revision or response to the material of settlement of completion within the agreed 30 days in accordance with Article 14.12.4, or fails to make the payment of the balance of the settlement of completion, then the Employer shall, from the 31st day after the Contractor's submission of the report, pay the outstanding balance of the settlement amount, and pay the corresponding interest according to the lending rate for the same period and same kind of loans published by the People's Bank of China.

If the Employer fails to pay within 90 days from the Contractor's submission of final materials of settlement of completion, the Contractor may request to resolve the dispute in accordance with Article 16.3 (Dispute and Resolution).
14.12.6Failure of Submission of Report of Settlement of Completion and Full Materials of Settlement on Time
Within 30 days after the approval by the Employer of the report of acceptance of work completion, if the Contractor fails to submit the report of settlement of completion and full documents of settlement, and thus cause the settlement of completion cannot be carried out normally, or the settlement of completion cannot be paid off on time, then when the Employer requests the Contractor to deliver the project, the Contractor shall do so. If the Employer does not request the delivery of project, the Contractor must bear the cost and liability for safekeeping, maintenance and repair. However, such project does not include any single project or any part of the project which has been used or received by the Employer as agreed in Article 9 (Taking-over of Project).
14.12.7Contractor's Failure to Pay the Amount of Settlement of Completion

(1)
If the Contractor fails to pay off the balance of the amount of settlement of completion as agreed in Article 14.12.3, then the Employer shall have the right to deduct such amount from the performance guarantee in accordance with Article 14.2.1.

If the amount of the performance guarantee is not enough to cover the balance, then from the 31st day after the submission of the final documents of settlement of completion, the Contractor shall pay the outstanding balance of the settlement amount, and pay the corresponding interest according to the lending rate for the same period and same kind of loans published by the People's Bank of China. If the Contractor fails to pay within 90 days from the Contractor's submission of final documents of settlement of completion, the Employer may request to resolve the dispute in accordance with Article 16.3 (Dispute and resolution).

(2)
If the Contract does not provide for the performance guarantee, then from the 31st day after the submission of the final documents of settlement of completion, the Contractor shall pay the outstanding balance of the settlement amount, and pay the corresponding interest according to the lending rate for the same period and same kind of loans published by the People's Bank of China. If the Contractor fails to pay within 90 days from the Contractor's submission of final documents of settlement of completion, the Employer may request to resolve the dispute in accordance with Article 16.3 (Dispute and resolution).

14.12.8Dispute of Settlement of Completion
Within 30 days after the Employer's receipt of report of settlement of completion and full documents of settlement from the Contractor, if any dispute with respect to the price of settlement of completion arises, then both parties shall engage a project price consulting agency with relevant grade of qualification to examine the settlement of completion, and the balance shall be paid off in accordance with the result of such examination. The time for examination shall be determined between both parties and the project price consulting agency. If both parties still have dispute over the result of examination, such dispute shall be resolved in accordance with Article 16.3 (Dispute and resolution).

15.	Insurance

15.1	Contractor’s Maintenance of Insurance

15.1.1
The Contractor's insurance shall be in accordance with applicable laws and the category of insurance as agreed in the Special Terms. The insurance premium of Contractor's insurance shall be included in the Contract Price. The category of insurance, insurance coverage, the insured amount, insurance period and duration shall be agreed in the Special Terms.

(1)
If the Contractor is responsible for insurance as provided in applicable laws and in the Special Terms of this Contract, then such insurance shall be purchased by the Contractor in accordance with the requirement of implementation of the project;

(2)
During the performance of this Contract, if the Contractor is responsible to purchase mandatory insurance due to the implementation of new applicable laws or regulations, the Contract Price shall be adjusted in accordance with Article 13 (Modification and Adjustment of Contract Price).

15.1.2
If the insurance policy is purchased for the joint insured, insurance proceeds shall be applied to each joint insured. On behalf of its own insured, the Contractor undertakes that its insured shall comply with the condition and proceeds agreed in the insurance policy.

15.1.3	The insurance proceeds received by the Contractor from the insurer shall be used for the loss, damage, restore of damage, purchase, re-construction and compensation as agreed in the insurance policy.

15.1.4
During the period of the project insured and the duration of the insurance, the Contractor shall provide the Employer with a counterpart of the insurance policy, the copy of the invoice of the premium paid, and evidence of the effectiveness of the insurance policy.

If the Contractor fails to submit the above evidence, it will be deemed to have failed to purchase insurance as agreed. The Employer may purchase insurances in its own name, and the Contractor shall be liable for all costs and claims arising therefrom.

15.2	All-Risks Insurance and Third Party Liability Insurance
With respect to the all-risks insurance of construction project, all-risks insurance of installment project, and insurance of third party liability, if such insurances are purchased by either party, the other party, and the subcontractors, suppliers and service providers under the Contract shall also be the insured under the insurance contract. The specific insurance applicant shall be agreed in the Special Terms.

15.3	Other Provisions of Insurance

15.3.1
The insurance for the transportation of equipment, materials, and components, which shall be procured and transported by the Contractor, shall be purchased by the Contractor. Except as otherwise agreed in the Special Terms, the insurance premium has been included in the Contract Price.

15.3.2	If any emergency in the insured matters occurs, either party on site shall have the responsibility to take necessary measures, to prevent the increase of loss and damage.

15.3.3	Any insurance not covered in this Contract shall be purchased by each party separately for its own needs, and the insurance premium shall be borne respectively.

16.	Breach of Contract, Claim and Dispute

16.1	Liability for Breach of Contract

16.1.1	Employer’s Liability for Breach of Contract.
If

(1)
The Employer fails to provide on time the true, accurate and completed technology and/or architectural design plan, fundamental materials of the project and information of on-site obstacles, as agreed in Article 5.1.2, Article 5.2.1(1) and (2);

(2)
The Employer fails to adjust the Contract Price according to Article 13, and make relevant payments in accordance with the provisions of category of payment, the amount, the account designated by the Contractor and the time of payment in relation to the advance, progress payment, and completion settlement, as agreed in Article 14;

(3)	The Employer fails to perform other liabilities and obligations in the Contract,
The Employer shall take remedial measures, and compensate for any loss caused to the Contractor due to the above breach. If any key timeline is delayed due to its breach, the completion date shall be postponed. The assumption by the Employer of the liability for breach of contract will not relieve or exempt the Employer’s other obligations and liabilities under the Contract.

16.1.2	Contractor’s Liability for Breach of Contract.
If

(1)
The Contractor fails to conduct inspection for the project materials provided by the Contractor under Article 6.2, or fails to repair any defects under Article 7.5 (Construction Quality and Inspection);

(2)
The Contractor fails to pass the completion test for three times, or fails to pass the test after completion for three times, and thus any major part of the Project, or the whole Project loses its the value of use, the value of production or the use interest;

(3)	Without the consent of the Contractor, or without any necessary permit, or if any applicable laws do not allow any subcontract, the Contractor subcontracts the Project to any third party;

(4)	The Contractor fails to perform other liabilities and obligations under the Contract.
The Contractor shall take remedial measures, and shall compensate any loss brought to the Employer. The liability for breach of contract borne by the Contractor shall not reduce other liability and obligation as agreed in the Contract, which shall still be borne by the Contractor.

16.2	Claim

16.2.1	Employer’s Claim
The Employer deems that if the Contractor fails to perform its duties, responsibility and obligation, the Contractor shall bear losses and damages in accordance with relevant circumstances and matters as agreed in this Contract or documents and materials with respect to this Contract. If the Contractor fails to perform its obligation of compensation, the Employer has the right to claim against the Contractor. The claim shall be in conformity with the laws and the Contract, and shall be governed by the following procedures:

(1)
Within 30 days upon the occurrence of the claim, the Employer shall give the notice of claim to the Contractor. If the Employer fails to give the claim notice within 30 days, the Contractor shall not assume any liability, unless the law provides for otherwise;

(2)
Within 30 days upon the issuance of the notice of claim, the Employer shall give a good cause for the claim, the ground of the claim under the Contract, effective and provable evidence, the estimate of the claim and other relevant materials in writing form to Contractor;

(3)
Within 30 days upon the receipt of the materials of claim from the Employer, the Contractor shall resolve the problem by negotiation with the Employer, or give a reply, or request the Employer to further provide supplementary ground and evidence of the claim;

(4)
If the Contractor, within 30 days upon the receipt of the materials of claims sent by the Employer, fails to negotiate with the Employer or give a reply, or request the Employer to further provide supplementary ground and evidence of the claim, then such failure shall be deemed that the claim has been accepted by the Contractor.

(5)
If the event for Employer’s claim has continuous effect, the Employer shall give a notice every week with respect to the continuous impact of the event of claim. Within 30 days after the end of the continuous impact of the event of claim, the Employer shall send Contractor the final claim report and the final claim estimates. The procedure of claim is the same as Article 16.2.1(1) to (4);

16.2.2	Contractor’s Claim
The Contractor deems that if the Employer fails to perform its duties, responsibility and obligation, the Employer shall assume losses and damages or postpone the completion date in accordance with relevant circumstances and matters as agreed in this Contract or documents and materials with respect to this Contract. If the Employer fails to perform its obligation of compensation or postpone the completion date, the Contractor has the right to claim against the Employer. The claim shall be in conformity with the laws and the Contract, and shall be governed by the following procedures:

(1)
Within 30 days upon the occurrence of the claim, the Contractor shall give the notice of claim to the Employer. If the notice has not been given within 30 days, the Employer shall not be reliable, unless otherwise provided by law;

(2)
Within 30 days upon the issuance of the notice of claim, the Contractor shall give good cause for the claim, the ground of the claim under the Contract, effective and provable evidence, the estimate of the claim and other relevant materials in written form to Employer;

(3)
Within 30 days upon the receipt of the materials of claim from the Contractor, the Employer shall resolve the problem by negotiation with the Contractor, or give a reply, or request the Contractor to further provide supplementary ground and evidence of the claim;

(4)
If the Employer, within 30 days upon the receipt of the materials of claims sent by the Contractor in accordant with the Article 16.2.2(3), fails to negotiate with the Contractor, or give a reply, or request the Contractor to further provide supplementary ground and evidence of the claim, then such failure shall be deemed that the claim has been accepted by the Employer;

(5)
If the event of the Contractor’s claim has continuous impact, the Contractor shall give a notice to Employer every week with respect to the continuous impact of the event of claim. Within 30 days after the end of the continuous impact of the event of claim, the Contractor shall send the Employer the final claim report and the final claim estimates. The procedure of claim is the same as Article 16.2.2(1) to (4).

16.3	Dispute and Resolution

16.3.1	Dispute Resolution Process
If any claim dispute arises according to or relating to this Contract, the parties shall first resolve such dispute through amicable consultation. The disputing party shall notify the other party in writing, and state the content, details and cause of the dispute. Within 30 days after issuing the above written notice, if dispute still exists after amicable consultation, the parties may refer the dispute to any entity or authority at the place of the Project agreed by the parties to mediate. If within 30 days after the dispute is submitted to mediation, there is still dispute between the parties, or if either party does not agree to mediate, the dispute will be resolved through arbitration or litigation according to the Special Terms.

16.3.2	Dispute shall not Affect Performance of Contract.
If any dispute arises, both parties shall continuously perform the responsibilities and obligations agreed in the Contract, and keep the implementation of the Project. Except for the occurrence of the following circumstances, neither party shall cease the implementation of the whole or any part of Project:

(1)	The Contract is unable to perform due to the breach of Contract by one party, and both parties cease the implementation through negotiation;

(2)	The arbitration institution or the court orders to cease the implementation.

16.3.3	Protection of Project after the Cease of Implementation
If the whole or any part of the project is ceased under Article 16.3.2, both parties shall protect all the documents, data, drawings, the completed project and the unused materials of Project.

17.	Force Majeure

17.1	Obligations at the Occurrence of Force Majeure

17.1.1	Obligation of Notice
The party noticing or identifying occurrence of any force majeure event is obligated to immediately notify the other party. According to the Contract, the party responsible for the project site will take prompt measures to mitigate losses when a force majeure event occurs; the other party will fully cooperate and take measures, and will stop immediately any construction or work required to be suspended temporarily.

17.1.2	Obligation of Reporting
When any force majeure event occurs in the Project site, within 48 hours after the force majeure event ends, if the party responsible for the Project site is the Contractor, the Contractor must report to the Employer the information of damage and loss. When the force majeure event continues, the Contractor will report to the Employer and project director the damage weekly, except as otherwise agreed with respect to the reporting period.

17.2	Consequence of Force Majeure

The loss, damage and injury caused by and completion date delayed by the force majeure event will be handled according to the following:

(1)	loss and damage to permanent project and its materials will be borne by the Employer;

(2)	Injury to employees will be handled according to their respective employment contracts;

(3)	Loss and damage to the machines, equipment, property and temporary work will be borne by the Contractor;

(4)	Loss of stop of work of the contractor will be borne by the Contractor;

(5)	The consequential loss and damage caused due to either party’s failure to perform the protective obligation hereunder after the force majeure event occurs will be borne by such party;

(6)
When the Employer notifies to resume the construction, the Contractor will submit the plan for clearing and repair and the estimate as well as the data and report of progression plan and schedule within 20 days after receipt of such notice or within other time limit agreed by the parties based on the specific situation. Upon the Employer’s confirmation, all costs for clearing and repair will be borne by the Employer. The completion date after resuming construction will be delayed accordingly.

18.	Termination

18.1	Termination by the Employer

18.1.1	Notice to Correct
When the Contractor fails to perform its duties, obligations and liabilities, the Employer may notify the Contractor to correct and remedy its violations within a reasonable time.

18.1.2	Termination by the Employer
The Employer is entitled to, based on the following reasons, terminate the contract or part of the work of the Contract through written notice. The Employer shall notify the Contractor 15 days before terminating the contract. The termination by the Employer will not affect any other rights it may enjoy according to the contract.

(1)	The Contractor fails to comply with the performance guarantee under Article 14.2.1;

(2)	The Contractor fails to perform the provisions of notice to correct under Article 18.1.1;

(3)	The Contractor fails to comply with the provisions relating to subcontracting and transfer of contracting under Article 3.8.1 to Article3.8.4;

(4)	The Contractor’s actual progress falls obviously behind the schedule, and fails to take measures and make correction when the Employer direct the Contractor to do so;

(5)	The project has severe quality defect, and the Contractor delays the repair starting date for no less than 30 days for no reasonable reason;

(6)
The Contractor expressly states or indicates through its act that it will not perform the contract, or fails to perform the contract after the Employer notify it of performance of the contract in writing, or perform the contract in a manifestly inappropriate manner;

(7)
According to Article 8.6.2 (4) and Article 10.8, the project fails to pass completion tests or fails to pass post-completion tests, and thus cause any part or whole of the project to lose main operation function or production function;

(8)	The Contractor goes into bankruptcy, winding up, or liquidation, or there is situation indicates that the Contractor will go into bankruptcy and (or) liquidation.
The Employer may not terminate the contract or terminate partial work under the contract for arranging other contractors to construct the project. If the Employer violates this provision, the Contractor is entitled to file an arbitration or litigation according to this provision.

18.1.3	Work to be Ceased and Carried Out after Notice of Contract Termination
Work to be carried out after the Contractor receives the termination notice. Within 30 days after termination of contract or other time agreed by the parties, the Contractor will complete the following work:

(1)	Stop all works notified to be terminated, except for protecting life, property or project safety and clearing and the work required to be performed;

(2)
Hand over all the information provided by the Employer and the design documents, technical documents and other documents prepared by the Contractor for the project to the Employer. With respect to the documents retained by the Contractor, the data and backup relating to all information provided by the Employer shall be destroyed;

(3)
Hand over all the completed permanent work and be responsible for the permanent project materials transported to the site. Before handing over, take care of maintain and preserve the permanent project materials of the completed work and that are transported to the site;

(4)	Hand over the design documents, drawings, materials, operating manuals, construction organization design, quality inspection data and completion data etc.

that are already paid, completed and to be completed in corresponding implementation stages;

(5)
Submit to the Employer all the subcontracts and explanations of their performance, including project materials provided by the Contractor (including those stored on the site, ordered, being processed, being transported, arrived at the site and to be handed over), and the amount agreed in the contract occurred before the contract termination date and assumed by the Employer. The Contractor is obliged to assist and coordinate to handle the relationship with the subcontractors who have relationship with the Contractor;

(6)
Upon the approval by the Employer, the Contractor shall transfer the subcontracts being performed and relevant liabilities and obligations relating to the terminated contract or part of the works within the terminated contract to the Employer and (or) the person designated by the Employer, including permanent work and project materials, as well as relevant work;

(7)	The Contractor will continue to perform the works under the contract that are not terminated;

(8)
Before the settlement relating to termination of contract is completed, the Contractor shall not evacuate and (or) remove its machines, equipment, facilities, revolving materials and other materials from the site, unless the Employer agrees.

18.1.4	Settlement on Termination Date
According to Article 18.1.2, after the Contractor receives the notice of terminating the contract or part of the works under the contract, the Employer will immediately negotiate and agree on the project amount which has occurred with the Contractor, including prepayment under Article 14.3, project progress payment under Article 14.4, the amount regarding adjustment to contract price under Article 13.7, temporary deduction of the warranty fund for defeats liability under Article 14.5, claim payment under 16.2, payment of supplemental agreement of this contract, and any increased or decreased payment hereof. The contact payment upon negotiation of the parties shall be taken as the settlement data on termination date.

18.1.5	Settlement after Termination

(1)
According to the settlement data on termination date under Article 18.1.4, the parties shall settle the balance of receivables and payables. Thereafter, the Employer shall return the performance guarantee submitted by the Contractor according to Article 14.2.1 to the Contractor. Also, the Contractor shall return the payment guarantee submitted according to Article 14.2.2 to the Employer.

(2)
If there is any prepayment not yet deducted when the contract is terminated, the Employer shall make relevant deduction according to the provisions of deduction of prepayments under Article 14.3.3., and thereafter return the prepayment guarantee submitted according to the contract to the Contractor.

(3)
The Employer is entitled to deduct any remaining receivables balance from the performance guarantee submitted by the Contractor under Article 14.2.1, and will return the performance guarantee to the Contractor thereafter.

(4)
If there is any uncollected amount after the Employer make the above deduction according to the above provisions, or any remaining receivables balance when the contract does not agree submission of any performance guarantee and prepayment guarantee, the Employer may retain the machines, equipment, facilities and revolving materials etc. of the Contractor in an amount equivalent to the receivables to offset the above amounts.

18.1.6	Evacuation of the Contractor

(1)
Evacuation in case of termination of the entire contract. According to Article 18.1.5 (4), the Contractor is entitled to remove the machines by itself, equipment and facilities from the site, which are not used for offset. The Contractor shall bear the costs for removing or dismantling the temporary facilities. The Employer will provide necessary conditions therefor.

(2)
Evacuation in case of partial termination of the contract. When the Contractor receives the notice of the Employer to evacuate from the site, it shall dismantle and remove such excess machines, equipment and facilities from the site at its own cost (excluding the machines etc. for offset under Article 18.1.5 (4)). The Employer will provide necessary conditions therefor.

18.1.7
Right to continue to construct the project after termination. The Employer may continue to complete the project or entrust other contractors to continue to complete the project. The Employer and other contractors are entitled to use the handed-over permanent project materials, and the design documents, implementation documents and data prepared for the project by the Contractor, and use the facilities, machines and equipment retained for offset under Article 18.1.5 (4).

18.2	Termination by the Contractor

18.2.1
Termination by Contractor. Based on the following reasons, the Contractor is entitled to give written notice to the Employer and terminate the contract, provided that it will notify the Employer of termination 15 days before terminating the contract:

(1)	the Employer delays payment for no less than 60 days, or the Employer fails to notify resumption of work within 180 day after the Contractor requests for resumption of work under Article 4.6.4;

(2)	the Employer materially fails to perform its obligations under the contract and thus cause the Contractor to suspend working for no less than 30 days;

(3)	The Employer fails to submit the payment guarantee as stipulated in Article 14.2.2;

(4)	Force majeure events under Article 17 occur, and cause the performance of contract main obligations hereunder impossible or unnecessary;

(5)
The Employer goes into bankruptcy, winding up or liquidation, or there is any circumstance indicates that the Employer will go into bankruptcy and (or) liquidation, or the Employer is unable to pay the contract price.

Where the Employer makes contract payment subsequently, or agrees to resume work or continues to perform its obligations or provides payment guarantee after the Employer receives the notice of termination from the Contractor under item (1), item (2) and item (3) of this paragraph, the Contractor shall arrange as soon as possible and resume normal working. If any critical path is thus delayed, the completion date will be extended accordingly; the Employer will bear any costs thus incurred additionally by the Contractor.

18.2.2	The Contractor is entitled to cease and must carry out the following works after it issues the termination notice:

(1)	Stop all further works, except those for protecting life, property, project safety, clearing and necessary works;

(2)
Hand over the completed permanent works and project materials provided by the Contractor (including those stored on the site, ordered, being processed, being transported, arrived at the site and to be handed over on site). Before such hand-over, the Contractor is obliged to take care of, maintain and preserve the completed works and project materials purchased;

(3)
Hand over design documents, drawings, documents, operating manuals, construction organization design, quality inspection data and completion data etc. that are paid, completed and to be completed. Upon request by the Employer, the Contractor shall hand over to the Employer relevant design documents, drawings and materials completed and unpaid at the agreed time after it makes payment at agreed price.

(4)	Submit to the Employer all the subcontracts and explanations of their performance at the cost of the Employer.

(5)
Upon request by the Employer, the Contractor shall transfer the subcontract to the Employer and (or) the person designated by the Employer, including permanent works and project materials, as well as relevant works;

(6)	Destroy all information and backup of relevant data and materials provided by Employer within the documents retained by the Contractor.

18.2.3	Settlement Documents on Termination Date
According to Article 18.2.1, after the Employer receives the notice of terminating the contract, it shall immediately negotiate and agree on the project amount with the Contractor, including prepayment under Article 14.3, project progress payment under Article 14.4, payment regarding adjustment to the contract price under Article 13.7, temporary deduction and payment of the warranty fund under Article 14.5, claim payment under Article 16.2, payment of supplemental agreement of the contract, and any increased or decreased payment under any provision hereof, as well as the costs for the Contractor to dismantle the temporary facilities and machines and equipment and remove them to the place of its enterprise (evacuation costs will be borne by the Contractor in case of force majeure events under Article 18.2.1 (4)). The contract payments upon negotiation of the parties shall be taken as the settlement basis on termination date.

18.2.4	Settlement after Termination

(1)
According to the settlement data on termination date under Article 18.2.3, the parties shall settle the balance of receivables and payables when terminating the contract. Thereafter, the Contractor shall return the payment guarantee submitted by the Employer according to Article 14.2.2 to the Employer. Also, the Employer shall return the performance guarantee submitted by the Contractor according to Article 14.2.1 to the Contractor.

(2)
If there is any prepayment not yet deducted when the contract is terminated, the Employer may make deduction according to the provisions regarding deduction of prepayment under Article 14.3.3. Thereafter the Employer shall return the prepayment guarantee submitted by the Contractor according to the contract to the Contractor.

(3)	If the Contractor has other uncollected receivables when the contract is terminated, it may deduct relevant receivables balance from the payment guarantee submitted by the Employer under Article 14.2.2. Thereafter the Contractor shall return the guarantee to the Employer.

(4)
If the Contractor has other uncollected receivables when the contract is terminated, and the contract did not agree to provide that the Employer shall submit payment guarantee according to Article 14.2.2, the Employer shall pay the outstanding amount and interest at the rate of similar loan for the same period issued by the People’s Bank of China, as from the next day after the settlement documents on termination date agreed by the parties according to Article 18.2.3. If the Employer fails to pay within 60 days thereafter, the Contractor is entitled to resolve such matter according to the provisions of Article 16.3 relating to dispute and arbitration.

(5)
If the Contractor has a balance of payment that is unable to pay to the Employer when the contract is terminated, the Employer is entitled to settle according to Article 18.1.5 (2) to 18.1.5 (4) relating to settlement after termination.

18.2.5	Evacuation of the Contractor. After termination, the Contractor shall evacuate all other materials, machines, equipment and facilities from the site, except for those for safety.

18.3	Matters after Termination

18.3.1	Payment agreement remains valid
After the contract is terminated, the provisions relating to settlement of contract termination by the Employer or the Contractor, and payment after settlement will remain effective, until settlement of contract termination is completed.

18.3.2	Dispute over Termination
If either party raises any objection to the termination, or the settlement on termination date, the parties shall resolve the dispute through friendly negotiation. If negotiation fails, or either party does not accept friendly negotiation, the provisions of Article 16.3 relating to dispute and arbitration shall apply.

19.	Effectiveness and Termination

19.1	Effectiveness
The Contract is effective when the conditions precedent agreed in the agreement are met.

19.2	Copies of Contract
The copies of the Contract original and counterpart, and the number of copies to be held by the parties, are agreed in the Special Terms.

19.3	Post-Contract Obligations

When the Contract terminates, the parties will follow the principle of good faith to perform the obligations of notice, assistance, confidentiality etc.

20.	Supplementary Provisions
Any specific provision of, addition or amendment to the General Terms by the parties are set forth in the Special Terms.

Part III Special Terms
Article 1 General Provisions
1.1 Definitions and Interpretations
1.1.5 The following content is added to Article 1.1.5 of General Terms:
Employer: Chongqing Alpha and Omega Semiconductor Limited
1.1.6 The following content is added to Article 1.1.6 of General Terms:
Contractor: The IT Electronics Eleventh Design & Research Institute Scientific and Technological Engineering Corporation Limited
1.1.10 The following content is added to Article 1.1.10 of General Terms:

Supervisor: To be determined
1.1.14 The following content is added to Article 1.1.14 of General Terms:
Permanent Works: refer to the works within the scope of the design and construction drawings and other works.
1.1.15 The following content is added to Article 1.1.15 of General Terms:
Single Works: the works specified in the construction drawings of the Project.
1.1.16 The following content is added to Article 1.1.16 of General Terms:
Temporary Works: refer to water supply works for construction, construction lighting works, office area, dormitory and living area constructed for completing the permanent works agreed in the Contract and for safe and civilized construction.
1.1.32 The following content is added to Article 1.1.32 of General Terms:
Reference Date: means the effectiveness date of the Contract.
1.1.48 The following content is added to Article 1.1.48 of General Terms:
Defect Liability Period: subject to the work quality warranty period in the work quality warranty form (see the work quality warranty form in the Annex).
1.1.53 Permanent Land Occupation: refers to the permanent land occupation scope required for the implementation of the Contract Project, accompanying with the land acquisition drawings. Boundaries and coordinates of the land acquired shall be marked on the land acquisition drawings.
1.1.54 Temporary Land Occupation: refers to the scope of temporary land occupation required for the implementation of the Contract Project, including the scope of temporary land occupation in the drawings for the Contractor to use and the scope of temporary land occupation required by the Employer to implement the Contract. Programs for single works shall be prepared by the Contractor under special circumstances and can be used upon written approval by the Supervisor and the Contractor. The Contractor shall take into account any costs thereby incurred in the consolidated total price and shall not claim such costs against the Employer unless the Employer agrees in writing otherwise.
1.1.55 Concealed Works: the construction materials, components, parts or other materials of a building or structure which are buried and covered in other objects during the construction and cannot be seen, such as building base, concrete iron, components and parts for water and power, base of equipment and other segment of a work.
1.2 Contract Documents

1.2.1 Composition of Contract Documents. The contract documents are interpreted and explained by each other. The contract documents include the following:
(1) Agreement
(2) General Terms
(3) Special Terms
(4) Annexes
(5) Design Documents, Technical Documents and Drawings
(6) Supplementary Agreement (if any)
In the above documents, the Special Terms take priority over the General Terms. If there is any ambiguity or conflict among the documents, the document formed later shall prevail.
The memorandum, supplementary documents, modification, negotiation or other written documents signed by the authorized representatives of the parties during performance of the Contract shall constitute a part of the Contract.
1.2.2 Were the provisions of the contract documents are ambiguous or conflict with each other, the parties will negotiate to resolve such issues, provided that the work shall not be affected. If the parties fail to reach a consensus upon negotiation, the issues shall be resolved according to the provisions of Article 16.3 relating to dispute and resolution.
1.3 Language
Chinese will be used except this Contract provides otherwise.
1.4 Applicable Law
Article 1.4 of General Terms is amended as follows:
The laws, administrative regulations, local laws and regulations (excluding laws, administrative regulations, departmental rules of the People’s Republic of China; including local laws and regulations; where local documents have any conflict with national laws and regulations, the latter shall prevail) that shall be expressly indicated by the parties to the Contract: the national and local laws and regulations applicable to this Project. If there is any update of such laws and regulations, the updated versions shall prevail.
After the reference date, if the Contractor’s fees change due to change of any law, the Employer and the Contractor shall negotiate to decide whether the contract price should be adjusted. If a key part of the work is delayed due to change of law, the Employer and Contractor shall negotiate to decide whether to adjust the work period.
1.5 Standards and Norms

1.5.1 Applicable standards, norms (name): national standards, industry standards and the standards of the place where the project locates applicable to design, construction and acceptance check of the Project.; for clean room (“C/R”), ultrapure water supply system (“UPW”), large and special gas transmission system (“TGSS”), chemical dispense system (“CCSS”) and other special systems, if there is no national standards in the industry, the international standards shall be referenced (the versions of all standards are as of the effectiveness hereof).
1.5.3 Article 1.5.3 of General Terms is amended as follows:
Where there are no express standards or norms, the Employer will provide the technical requirements to the Contractor at the time agreed in the Special Terms. The Contractor shall submit the implementation measures according to the agreed time and technical requirements, and implement such measures upon the approval of the Employer.
1.5.4 Article 1.5.4 of General Terms is amended as follows:
After the reference date, if the Contractor’s fees change due to change of any statutory norms and standards, the Employer and the Contractor shall negotiate to decide whether the contract price should be adjusted. If a key part of the work is delayed due to change of any statutory norms and standards, the Employer and Contractor shall negotiate to decide whether to adjust the work period.
1.7 Documents of the Contractor
1.5.1 Design Documents provided by the Contractor
Number of copies and submission time of design documents, data and drawings submitted in the design phase:
Number of paper copies shall be ensured to meet the needs of actual use and electronic version shall be provided; submission time: as required by progress.
Number of copies and submission time of design documents, data and drawings submitted in the preliminary design phase:
Number of paper copies shall be ensured to meet the needs of actual use and electronic version shall be provided; submission time: as required by progress.
Number of copies and submission time of design documents, data and drawings submitted in the technical design phase:
Number of paper copies shall be ensured to meet the needs of actual use and electronic version shall be provided; submission time: as required by progress.

Number of copies and submission time of design documents, data and drawings submitted in the design phase of construction drawings:
Number of paper copies shall be ensured to meet the needs of actual use and electronic version shall be provided; submission time: as required by progress.
The above paper documents submitted by the Contractor shall be bound in accordance with the requirements of urban construction archives of Chongqing, and the Contractor shall ensure the number of copies meet relevant requirements.
The Contractor shall provide the Employer with the list of work quantity priced according to the construction plan confirmed by the Employer within 15 working days after the Employer confirms the construction plan.
1.7.2 Project Documents and Materials Provided by the Contractor
Construction organization design, construction plan for single works, safety emergency plan, progress plan, monthly report and plan, weekly report and plan, data of completion and construction plan due to engineering change during the construction process, relevant information of construction price change involved in construction process, relevant information required for quality recognition and price verification, complete completion and settlement information, and a set of technical manual, and a package of operation and maintenance manuals prepared for the Employer.
1.8 Contact
1.8.1 Delivery and Receipt of Correspondence
Time limit of correspondence delivery: The delivery time of all documents shall conform to the provisions of Article 1.7 of this Contract, and the formalities for receipt shall be handled. Failure of signing for receipt on time shall be deemed that the documents are not served within the prescribed time. The place of delivery shall be the on-site offices of the Project of the Employer, the Supervisor and the Contractor.
1.8.2 Service of Valid Legal Documents
With respect to correspondence and other valid legal documents (including litigation documents), the effective service address of the Employer shall be:
Room 205, No. 117 Yunhan Avenue, Shuitu High-Tech Industrial Park, Beibei District, Chongqing, China, or other correspondence address designated by the Employer in writing
Either of the Contractor's on-site office or the Contractor's industrial and commercial registration place (the address indicated by the National Enterprise Credit Network at the time of service shall prevail) that the Employer chooses shall be deemed a valid service.

Delivery based on the above agreed address shall be deemed signed for receipt by the Employer/ Contractor; the rejection of receipt by the Employer/ Contractor will not affect the effectiveness of service. If the Employer/ Contractor needs to change the agreed delivery address, it shall provide the changed address in written form to the Employer/ Contractor. If the written notice of change is not submitted, the original agreed address shall be the effective address.
2. The Employer
2.1 Principal Rights and Obligations of Employer
2.1.6 Provide Basic Information of the Project
Category, content, number of copies, and time for the Employer to provide the basic information of the Project: The Employer shall provide the Contractor with the basic information in written or communication on site before the signing of the Contract.
2.1.7 Provide Construction Site
2.1.7.1 Requirements and completion time for the construction site to meet construction conditions: to meet the construction requirements
2.1.7.2 Access time and requirements of the construction site and public roads: the Employer shall designate the location of off-site roads. The Contractor is responsible for coordinating site entering and maintenance. The costs have been taken into account in the total contract price. The Employer shall connect the construction water and electricity within the planning red line of the project construction before single works start.
2.1.8 Time to provide engineering geological data and underground pipeline data: the Contractor can borrow such information before signing of the Contract, but the information provided is for reference only. The Contractor shall carry out site survey after entering the site, review the accuracy of the data in the light of the site status and confirm the review results. If the Contractor finds that the information provided by the Employer may be mistaken, it shall timely notify the Employer in writing.
2.1.9 Work that the Employer entrusts the Contractor to handle: the Contractor shall bear corresponding costs for construction management procedures according to relevant provisions. With respect to the certificates and licenses that shall be applied for in the name of the Employer, the Contractor shall draft and draw up relevant formalities and documents and undertake actual delivery and handling work. The Employer shall bear the official expenses in accordance with relevant regulations and assist the Contractor in handling relevant work.
2.3 Supervisor

2.3.5 Name of Supervisor: TBD
      Chief Supervisor Engineer: TBD
2.3.6 Duties and Powers of the Supervisor
2.3.6.1 Powers entrusted by the Employer to the Supervisor: control and supervision on the construction quality, progress, investment, safe and civilized construction, contract implementation management, etc. of the Project. Acceptance checks on concealed works and construction quality, coordination of project management, and measurement, initial examination and record of the project volume and on-site signing and certificate.
2.3.6.2 Powers to be exercised upon prior approval by Employer: except for the powers entrusted in Article 2.3.6.1, the other powers shall be exercises upon written authorization by the Employer, including but not limited to change of Project, and change of and adjustment to Project price to be verified by the Employer, as well as change of the Contractor’s obligations, the delay in work period, shut down or increase of costs. Notwithstanding any provisions in General Terms, when the Supervisor exercises any power subject to approval by the Employer, it shall present the document or other lawful and valid evidence that it has obtained approval from the Employer to exercise such powers.
2.3.6.3 In the course of construction, the Employer shall authorize the Supervisor to issue the Notice of Penalty for Breach for the following acts to the Contractor:
(1) Any quality behavior is not standardized and is not corrected after requested by the on-site Supervisor;
(2) Any safety behavior is not standardized and is not corrected after requested by the on-site Supervisor;
(3) Any other circumstances occur which violate the provisions hereof, and which are not corrected after the supervisory persons on site point out.
If the Contractor fails to raise any objection within [3] days after it receives the notice of breach penalty issued by the Supervisor, it will be deemed that the Contractor has accepted the penalty, and the Employer is entitled to directly deduct such penalty from its payables.
3.2.3 Supervisory Persons
The Chief Supervisor Engineer has no right to authorize or delegate its power to make decisions according to corresponding terms in the Contract to other supervisory persons.
2.3.7 Supervisor's Approval
The Supervisor’s failure to impose penalty on the Contractor’s any breach of any contractual responsibilities and obligations relating to quality, safety and key milestones of the Project does not affect the Supervisor or the Employer to impose penalty on such violations or other violations of the Contractor at any time thereafter in strict accordance with the Contract, nor mean that the Employer waives any rights and compensation claims against the above-mentioned breach related to the Employer as agreed in the Contract.
2.4 Safety Guarantee
2.4.1 Article 2.4.1 of General Terms is amended as follows:
The Contractor shall coordinate and deal with the safety protection of the existing facilities and adjacent aboveground and underground buildings and structures, ancient and rare trees, relics and tombs on the construction site, and protect the normal order around the site. The costs shall be resolved by the parties through negotiation.
2.4.3 Article 2.4.3 of General Terms is amended as follows:
Where this Contract does not provide, the parties may sign another entrustment contract attached hereto as an annex, if the Employer requests for any change involving the main structure of the building or the bearing structure, or for any renovation involving material process variation after the completion of the main structure or the main device of the Project.
2.5 Security Responsibility
2.5.3 Article 2.5.3 of General Terms is amended as follows:
The Contractor shall be responsible for the security within the red line of the Project. In respect of the area occupied by the Employer exclusively according to the Contract, and the accepted single work and other work within the red line, the Employer may prepare rules for security and arrange security personnel based on its needs to supplement the Contractor’s security measures, and shall bear the costs arising therefrom. However, the supplemental arrangement of the Employer shall not relieve or reduce the Contractor’s security responsibility. If the Employer suffers any expenses or losses in the exclusively occupied are or the accepted single work due to its own fault, the Contractor shall only assume relevant liability to the extent of the insurance coverage.
3. The Contractor
3.1 Principal Rights and Obligations of the Contractor
3.1.5 Article 3.1.5 of General Terms is amended as follows:
If the change of the Employer’s project causes increase in costs or delay in key part of work to the Contractor, the Contractor is entitled to request the Employer to increase the cost and/or postpone the completion date.

3.1.6 Accurately understand this Contract and the requirements of Annex I (Requirements and Specifications for Buildings and Installations), and design. Complete the program design, technical design and construction drawing design, conduct construction until completion, qualified in acceptance check and delivery to the Employer. All links in the whole process shall be approved by the Employer. To achieve: upon completion of construction of the Project according to the design drawings, the Employer does not need to carry out any modification on the transferred buildings and facilities (other than the modification proposed by the Employer) and can start production after the acceptance of the Project in accordance with the standards and norms agreed in the Contract, namely turnkey project.
The quality of any parts or items of the Project shall comply with the requirements of both parties. If the quality does not conform to the requirements, the Contractor shall rework within the time limit specified by the Employer at the cost of the Contractor. The work period will not be extended. If after successful inspection and test, any quality issue arises due to the Contractor’s reason, the Contractor shall rework within the time limit specified by the Employer at the cost of the Contractor. The work period will not be extended. If the Contractor fails to complete within the above time limit, the Employer is entitled to entrust a third party to remedy, and the costs thus incurred by the Employer shall be assumed by the Contractor.
The Contractor shall carry out the schematic design, technical design, construction plan design, construction until completion, and purchase and installation of equipment and device and other sections only after the Employer reviews, agrees or confirms in writing. The confirmation of the Employer shall not relieve the Contractor’s liability for Project design according to this Contract. The Employer shall reply in writing within [3] days after it receives the written notice of the Contractor. If the Employer fails to reply timely, the Contractor shall immediately notify in writing the highest principal of the Employer on the site. If the principal fails to reply any opinion or time of reply within [2] days after he/she receives the above notice, it will be deemed that the Employer has confirmed the proposal raised by the Contractor. If the Contractor starts any work without the Employer’s written consent, the Employer is entitled to refuse paying for such work. If the Employer further suffers any loss therefor, the Contract shall assume corresponding liability.
3.1.7 The time and place for connecting the water and electricity for construction to the construction site: The Contractor shall determine the water and electricity ports in the construction site at its own discretion and connect the water and electricity it needs to the construction site on its own. The required expenses are already considered in the total contract price.

Conditions provided by the Contractor for others: the Contractor shall be responsible for implementing construction or protection of the roads accessing to the construction site, improvement of traffic signage and signal equipment, and waste land and provide such conditions to other construction units of the Project, and the costs therefor have been included in the total contract price.
3.1.8 The Contractor's obligations regarding coordination, cooperation and management:
a. Coordinate the daily work and provide progress requirements for all subcontracting works (including the Employer’s subcontracting works) on a monthly basis; the Contractor shall perform obligations regarding management, coordination, cooperation, taking care and service on the third parties who implement works related to the Contract in the construction site or in the vicinity of the construction site. The resulting costs are considered to have been included in the total contract price.
b. The Contractor shall also provide possible conditions for other persons other than the Contractor, to implement other works related to the Contract in the construction site or in the vicinity of the construction site according to the instructions of the Supervisor.
c. The Contractor shall take all other possible measures to manage subcontractors scientifically and reasonably within the scope of the Contract.
3.1.9 Conditions to be provided by the Contractor for others, costs possibly incurred, and their treatment: the costs possibly incurred to the Contractor for providing the following conditions are included in the aggregate price and will not be taken separately, including but not limited to:
(1) The Contractor shall provide necessary office and accommodation free of charge for engineers assigned by the Employer and the supervising unit and other accommodation, equipment and services required by the Employer, like that the Contractor provides office space accommodating 55 persons, 2 fixed meeting rooms, and onsite sample sealing room , other equipment and service, etc.
(2) Narrow construction site causes removal of the provisional construction and clean-up and transport of construction waste generated therefrom; site formation for temporary facilities, laying and repair of temporary roads on the construction site, off-site land rental and transportation costs;
(3) Costs for loss and increase of a variety of materials and equipment (including revolving material) arising from crashing schedule within the contract period, other measure expenses for guaranteeing the contract term to be met;

(4) Costs for reservation, filling and stuffing up cracks of pipeline holes, connection and filling of metal components and walls, stuffing up cracks of casing pipes, and slotting and grooving ditch for buried pipelines, and relevant repair costs;
(5) Costs for protection of all finished construction products, security for site production area and living area, water and power outage measures, construction site cleaning and construction waste transport (including dumping, stacking and processing);
(6) Costs for environmental protection measures for construction noise, construction site sanitation, flood prevention and wind protection measures, maintenance of traffic increase, other civilized site measures, and other construction technique measures, and the costs for meeting the requirements of the local authority regarding on-site civilization, as well as the costs for meeting the quality and work period agreed in the Contract.
 (7) Construction of water supply, power supply, natural gas, telecommunications and other facilities. The Contractor shall actively cooperate at the scene.
The Contractor shall, in consultation with the subcontractors and independent construction units, settle general contracting service fees for coordination, cooperation and management of the subcontractors and independent construction units.
3.1.10 Other obligations of the Contractor (whose costs are included in the consolidated totals and will not be separately charged by the Contractor against the Employer):
(1) Submit monthly reports and progress plans on time.
(2) Responsibilities and requirements: Responsible for the construction safety and security and non-nighttime construction lighting and other relevant obligations according to the requirements of construction administrative departments and relevant departments, and provide corresponding facilities to protect the public safety.
(3) Responsible for handling the procedures regarding construction site traffic, sanitation, construction noise control and blasting detection according to requirements of construction administrative departments of Chongqing and relevant departments.
(4) In case of any resistance and harassment against construction and so on in the construction process, the Contractor shall first actively respond and start the security and sub-district contact mechanism. The Contractor shall handle such situations on its own under normal circumstances. The Contractor shall not stop working without the Employer's permission.
(5) If the Contractor is required to cooperate with other works subcontracted by the Employer, the Contractor must cooperate with and coordinate the construction of other sub-

works under the premise that the Contractor meets the requirements of the Employer, in order to ensure the smooth construction of the whole project.
(6) The Contractor shall settle all types of insurance under its responsibility according to the regulations and bear corresponding costs.
(7) Take strict protective measures and bear all the responsibility and resulting costs caused by accidents due to poor safety measures according to relevant provisions.
(8) Requirements for access to water and electricity, and supply of water, electricity and communication lines required for construction: The Contractor shall solve the water supply for living, office and production. The Employer designates water and electricity ports which shall be connected by the Contractor to the construction site. The Employer shall bear relevant expenses for facilities and equipment of the high-voltage side of electricity for construction. The Contractor shall bear relevant expenses for facilities and equipment of low-voltage side of electricity; at the same time, the Contractor shall guarantee the domestic water and electricity for the supervising engineer, and the construction water and electricity for the project etc.
(9) The project team members of the Contractor must be consistent with the materials for qualification examination. The project manager or technical director shall work for not less than 22 days monthly, and, except for national holidays, shall not leave the construction site at the same time without permission of the Employer. The Employer is entitled to check on work attendance of the project team. If any absenteeism is found, the Employer shall receive the liquidated damages in accordance with the following provisions: the project manager or the technical director shall pay a penalty of [***] per absentee day without the Employer’s consent. Double compensation will be paid for a total of 8 absentee days and above monthly. Where the project manager or technical director leaves his/her position, he/she shall ensure a substitute to be in position.
(10) The Contractor shall guarantee the quality of fire installation works and ensure that the fire protection project can pass the acceptance check from the fire management department once only; it shall also be responsible for coordinating the relationship with the fire management department, handling relevant procedures and assisting other sub-contractors (if any) designated by the Employer in passing acceptance check on the fire protection project. If the fire protection acceptance is not passed once for all, the Contractor shall rework at its own cost until passing the acceptance. The work period will not be extended. If any loss thus caused to the Employer, the Contractor shall assume corresponding liability.

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(11) If the Contractor is required to construct necessary protection measures for underground gas pipelines, the related expenses shall not be assumed by the Contractor.
3.1.11 Other Work to be done by the Contractor Agreed Upon by the parties:
If the Contractor destroys any young crops, flowers, trees, houses, structures and pipelines outside the red line of the construction site, it shall be responsible for relevant restoration and compensation;
The Contractor shall be responsible for all the problems and all related costs arising from it in the course of construction, including but not limited to disturbing residents, safety, firefighting, security, traffic, municipal administration, power supply, water supply, environmental protection, artillery damage and peripheral relations. The possible costs have been taken into account in the total contract price, without separate billing.
The Contractor shall be responsible for the settlement of the transport and dumping of the production and domestic waste, and strictly implement the requirements of the Notice of the People's Government of Chongqing on the Implementation of Closed Transportation of the Easily Spilled Material in the Main City Zone (Municipal Government Order No. 164). Throughout the construction process, the Contractor has the obligation to assist the Employer’s coordination with relevant departments, units and individuals. The possible costs have been taken into account in the total contract price, without separate billing.
The Contractor shall be responsible for the safety and security work at the site, in order to avoid public security accidents.
It shall also be responsible for the drainage and precipitation measures that shall be taken in the construction term for various reasons.
3.1.12 Performance Guarantee
3.1.12.1 Form and Amount of Performance Guarantee
The Contractor shall, within 21 days after signing the Contract, submit the performance guarantee to the Employer, including 1) issuing the bank performance guarantee in an amount of [***] of the total contract price [***] in the form of the Annex; and 2) paying the deposit for wages for migrant workers by the parties according to the regulations of the government.
3.1.12.2 The Term of Validity of the Bank Guarantee
See the form of bank guarantee in the Annex.

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3.1.12.3 Return of the Performance Guarantee
The refund of the performance guarantee shall be made according to the provisions of the bank performance guarantee. The cash part will be refunded without interest after the
Contractor's handling personnel completes the procedures of refunding cash deposit of wages for migrant workers by submitting the personnel’s ID card, the power of attorney of the legal person of the unit and other related documents to the Construction Bureau of the Administrative Committee of Liangjiang New District.
3.2 Project Manager (Representative of the Contractor) and Responsible Persons of Single Works
3.2.1 Article 3.2.1 of General Terms is amended as follows:
Name: [***]: Title: Project Manager
If the project manager or technical director is not competent (project quality, progress and safety and civilized construction fail to meet the requirements of relevant terms of the Contract), or not actively cooperate with the engineers assigned by the Employer (fails to implement instructions of the engineers, etc.) or fails to permanently stay in the construction site (less than 22 days/month, except for special circumstances such as national holidays, or sick (with the sick leave note issued by the public hospital) etc.), is not qualified to do its job, misconducts or neglects its duty, the Employer is entitled to request the Contractor to replace the project manager or technical director without any conditions. Where the Contractor replaces the project manager or technical director, it shall obtain prior written consent of the Employer. The newly-assigned person must have the same or more qualification and experience. The Contractor's project manager and responsible persons of single works shall conform to the Contractor's committed personnel and shall arrive at the confirmed commencement date. The project manager shall not concurrently be the project manager of any other project before the Supervisor issues to the Contractor the acceptance certificate. The Contractor shall not replace the project manager without the written permission of the Employer. The details of the Contractor's project manager shall be stated in the Contract including name, title, ID number, practicing qualification certificate number, registration certificate number, practicing seal number and number of the safety production examination certificate.

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The Employer will receive the penalty of [***]/person from the contracting unit for each replacement of the project manager and a responsible person of single works without the Employer’s consent. The penalty will be deducted from the amount payable by the Employer. The Employer may order the Contractor to correct. If the Contractor fails to correct within 5 days after it receives the notice of correctness, the Employer will impose the penalty of [***]/person. If the Contractor fails to correct within 14 days, the Employer is entitled to immediately terminate this Contract.
3.2.3 Article 3.2.3 of General Terms is amended as follows:
If the Contractor needs to replace the project manager or technical director, it shall notify the Employer in writing 14 days in advance, and shall obtain the consent of the Employer and file with the construction administrative department. The succeeding project manager shall continue to perform the duties and powers set forth in Article 3.2.1. The Contractor shall not replace the project manager without the Employer’s written notice. If the Contractor replaces without consent of the Employer, it shall assume the liability for breach of contract according to the Special Terms.
3.2.5 Specific item person in charge
Name: [***] Position: Design Director
Name: [***] Position: Construction Director
At least 1 designer of each domain, 1 registered architect, a registered structural engineer, 1 registered cost engineer, 1 registered public equipment engineer of each domain (water supply and drainage, HVAC), and 2 registered electrical engineers (strong electricity and weak electricity each). The person in charge of each domain of the project shall be qualified as a registered engineer. Each professional must have an intermediate or higher professional title.
At least 3 quality inspector (intermediate grade), at least 2 security officers, at least 2 material staff, at least 2 cost personnel, at least 6 construction workers (at least 2 of which have an intermediate or higher professional title of construction or related professional).
If the above persons do not meet the requirements of government regarding number, the Contractor shall supplement according to the actual needs of the site and the government’s regulations.
The materials (including name, quantity, major) of the project team members provided by the Contractor before signing of the Contract shall not be changed after approval by the Employer, without the Employer’s written consent.

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3.8 Subcontracting
3.8.1 Article 3.8.1 of General Provisions is amended as follows:
Content of subcontracting: the Contractor may only subcontract the parts of work previously approved by the Employer in writing. The parts of work that may be subcontracted shall conform to the Administrative Measures for Subcontract of Construction of Housing, Building and Municipal Infrastructure (Order No. 124 of Ministry of Construction) and relevant national documents. The subcontractor shall have corresponding qualification. The Contractor shall provide the qualification material to the Employer for filing. Illegal subcontracting and transfer of contracting shall be prohibited.
If the Contractor illegally subcontracts or transfers contracting of the main work or key work hereunder, the Employer is entitled to terminate this Contract, and to request the Contractor to pay liquidated damages of [***]/violation. The liquidated damages shall be directly deducted from the payables.

4. Schedule, Delay and Suspense
4.1 Project Schedule
4.1.2 Catch up project schedule at its own cost
If the work schedule is delayed due to the Contractor’s reason, the Contractor is obligated, and the Employer has the right, to request the Contractor, to take measures at its own cost to catch up the project schedule, and the Contractor’s liability to pay liquidated damages to the Employer according to this Contract shall not thus be exempted.
4.1.3 Adjustment to project schedule
If any of the following circumstances occurs due to the Employer’s reason, the completion date shall be postponed, and the project schedule shall be adjusted:
(1) The Employer fails to provide the basic information of the Project and the onsite obstacle information according to Article 5.2.1, or fails to pay according to the advance payment amount specified in Article 14.3.1, or the payment time specified in Article 14.3.2, and thus causes the design starting date set forth in Article 4.3.2 to postpone, or the procurement starting date set forth in Article 4.4.2 to postpone, or the construction starting date to postpone.
The Provisions of (2) and (3) of General Terms shall remain unchanged.
(4) Other circumstances where the parties agree that the completion date of packaging and testing plant and wafer plant: no postponement, except for any force majeure. If it is necessary to postpone, the parties shall negotiate and reach a consensus in writing.

4.1.4 Article 4.1.4 of General Terms shall not apply. Thus the article shall be deleted.
4.1.5 Work commencement
The construction period will start when the Supervisor issues the work commencement order approved by the Employer in writing. The Contractor shall start work on the work commencement date.
4.1.6 Completion
The completion date of the whole work shall be that indicated on the completion acceptance certificate issued by the Employer.
4.2 Design Schedule
4.2.2 Design Commencement Date
Article 4.2.2 of General Terms is amended as follows:
The design will commence on the day following the date when the Contractor receives the project basic information and onsite obstacle information provided by the Employer according to Article 5.2.1, and the advance payment according to Article 14.3.2.
4.2.3 Delay of design commencement date
Article 4.2.3 of General Terms is amended as follows:
If the design commencement date is delayed because the Employer fails to provide the basic design information, the onsite obstacle information or other information according to Article 5.2.1, or fails to make the advance payment according to the amount and payment time set forth in Article 14.3.1 and Article 14.3.2, the design commencement date and work completion date shall be postponed. If the design commencement date is delayed due to the Contractor’s reason, the Contractor shall catch up the schedule according to Article 4.1.2. The construction period will not be extended.
4.2.4 Delay of review period in the design stage
Article 4.2.4 (3) of General Terms is amended as follows:
(3) If the review by relevant design review department of the government takes more time than the time agreed herein not through the Contractor’s fault, the completion date shall be postponed. Any costs thus caused to the parties shall be borne by the parties respectively.
4.3 Procurement Schedule
4.3.3 Delay in procurement
Article 4.3.3 of General Terms is amended as follows:

If the procurement is delayed due to the Contractor’s reason, the Contractor shall be liable for the shut down and idle loss and the delay of completion date, and shall catch up the schedule at its own cost. If the procurement is delayed due to the Employer’s reason, and any key timeline is thus delayed, the completion date shall be postponed accordingly.
4.4 Construction Schedule
4.4.1 Schedule
The following provisions are added to Article 4.4.1 of General Terms:
4.4.1.1 The Contractor shall prepare the content of the construction schedule. The Contractor shall prepare the overall work plan and decide the completion time of each single section according to the overall requirement and principle of the Employer regarding the construction progress, to meet the Employer’s conditions for use.
The Contractor shall prepare the content of the construction plan. The Contractor shall prepare the construction plans for the overall work and each part of the work according to the construction content, including the basic work, main work, installation work, water proof work, plastering and brickwork, heat preservation and other construction plan for other single work which the Employer deems necessary for the Project.
4.4.1.2 The period during which the Contractor shall submit the construction schedule and the construction plan:
1. Submit the work schedule completion report for current month and the basis for work schedule of next month on the 25th day of each month, and submit the schedule for next season and the work schedule completion report for this season in five copies (each the Supervisor, Contractor and Employer holds one copy respectively) on the 25th day at the end of the season. (Note: the work schedule completion report must be filled out truthfully, and the schedule must ensure the work can be completed according to the time agreed in this Contract.)
2. Submit the construction weekly report in four copies on each Thursday, including the completion information of last week and the plan of this week.
3. Within five working days after the review and disclosure of drawings, submit the Employer the complete (optimized) construction organizational design and the overall work progress plan, as well as the construction schedule for the year in three copies (affixed with the common seal of the Contractor). The schedule must conform to the arrangement of the Employer with respect to the overall schedule of the work, and be submitted to other parties required for a professional construction.
The period during which the Supervisor approves the documents provided by the Contractor: the Supervisor shall review and confirm the construction organizational design and schedule within [2] days after it receives such design and schedule. If it fails to so confirm, the Contractor shall immediately notify in writing the Employer’s highest principal on the site. If the principal fails to reply any opinion or feedback time within [1] day after it receives the notice, it will be deemed that the Employer has confirmed the plan submitted by the Contractor.
The Supervisor shall review and confirm the monthly schedule completion report and the schedule for next month within [2] days after it receives the report and schedule. If it fails to so confirm, the Contractor shall immediately notify in writing the Employer’s highest principal on the site. If the principal fails to reply any opinion or feedback time within [1] day after it receives the notice, it will be deemed that the Employer has confirmed the plan submitted by the Contractor.
4.4.1.3 Work quality
The Contractor shall provide the work quality warranty measure documents when the construction plan is submitted.
The Employer is entitled to select and examine the quality of the work completed or being carried out by the Contractor or its subcontractors. If any nonconforming circumstances are found, the Contractor shall immediately correct or replace relevant subcontractor.
4.4.2 Delay in construction commencement
Article 4.4.2(2) of General Terms is amended as follows:
(2) If the construction fails to be commenced timely due to the Contractor’s reason, the Contractor shall give proper reasons, and shall take measures to commence construction as soon as possible at its own cost. The completion date will not be postponed.
4.5 Delay in Contractor’s Construction period
The following provisions are added to Article 4.5 of General Terms:
Except for the reason of the Employer or any force majeure events, the Contractor shall be liable for any delay in construction period. The formula of calculating the liquidated damages for delay in completion of packaging and testing plant or wafer plant is as follows:
If the completion of the packaging and testing plant or the wafer plant is delayed due to the Contractor’s reason, and the work cannot be completed before the agreed completion date in the Contract, the Contractor shall assume the liability of breach of contract. If the delay is less than 30 days, the Contractor shall pay liquidated damages at [***] of the total contract price for each day delayed. If the delay is from [***], the Contractor shall pay liquidated damages at [***] of the total contract price for each day delayed. If the delay is no less than [***], the Employer is entitled to terminate this Contract in writing, or demand the Contractor to pay liquidated damages at [***] of the total contract price for each day delayed. If the Employer elects to terminate this Contract, the Contractor shall withdraw from the site unconditionally, and assume the liability for breach of contract. If the loss incurred by the Employer from termination of this Contract exceeds the liquidated damages, the Contractor shall compensate for the loss according to law.
Compensation limit: up to [***].
Other circumstances where the parties agree to postpone the completion date of the packaging and testing plant or the wafer plant. If any of the following circumstances occurs, upon approval by the Employer, the construction period will be extended accordingly, and a written notice will be sent to notify the period extended (which shall be confirmed by the project manager of the Contractor, the engineer of the general Supervisor, and the project principal of the Employer within one month after the delay occurs. Any notice beyond the above one-month period shall be void.): (1) the key work of the key line in the network plan of Project is delayed for more than 48 hours due to any material change of design caused by the Employer; (2) if a delay is required due to any force majeure event, both parties shall negotiate; (3) if a delay is required due to government’s reason, the parties shall negotiate.
4.6 Suspense
4.6.6 Suspense caused by the Contractor
Article 4.6.6 of General Terms is amended as follows:
The Contractor shall be liable for the loss, damage and delay of completion date arising from the suspense of any work or part of work caused by the Contractor, and shall compensate the Employer’s loss arising therefrom.
4.6.8 Other circumstances where the Contractor shall be liable for suspense of construction. Except for any suspense of construction caused by shutdown of water or power for 48 hours or less within a week, or any suspense caused by the administrative orders issued by the traffic administration, environment protection administration, municipal greening administration or other administrations other than due to the Contractor’s reason, the construction period will not be extended. The Contractor shall not perform any act of suspension, lay-out, sabotage, etc. which does not actively perform the construction obligations without justifiable reasons. If any of the above acts occurs, taking 24 hours a day as a unit of calculation, the Contractor shall pay the Employer a penalty in the amount of [***] per day, and the construction period shall not be postponed.

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

4.6.9 Liability for suspense of construction by the Employer
If the work is suspended due to the Employer’s reason, the time for resumption of work shall be notified by the Employer in writing.
If the construction period is delayed due to suspense notified by the Employer (subject to the written documents confirmed by the Employer), the Contractor is entitled to request the Employer to postpone the construction period, the details of which shall be negotiated otherwise by the parties.

5. Technology and Design
5.1 Production Technology; Architectural Design Scheme
5.1.2 Technology and/or architectural design scheme provided by the Employer
Article 5.1.2 of General Terms is amended as follows:
If the Contractor provides the production process technology (including patent technology, know-how, technology package) and / or architectural design scheme (including general layout, functional partition, architectural modeling and main structure, or the architectural design scheme the Contractor commissions a third party design unit to provide), it shall be responsible for such technology, technical data, technical conditions, software, analysis manual, operational guidance, equipment manufacturing guidance and other documents and information of the Contractor, the Employer’s requirements and/or the overall layout, functional partition, architectural modeling and main structure, or the architectural design scheme the Contractor commissions a third party design unit to provide.
The Employer is obliged to direct and examine the production process design and / or the architectural design carried out by the Contractor in accordance with the information provided by the Employer, and shall confirm. The Employer 's confirmation does not relieve the Contractor of the responsibility for engineering design and other issues in accordance with this Contract. The guarantee value of review of the trial operation of the work and/or a single work, or the use and functional guarantee notes, as well as the review responsibilities of the parties shall be set forth in the Special Terms, and act as the basis for evaluating the trial operation review and review responsibilities of the Employer according to Article 10.3.3.
5.2 Design
5.2.1 Obligations of the Employer
Article 5.2.1 of General Terms is amended as follows:

(1)Provision of basic project information. The Employer shall provide the Contractor with the basic information of the Project in accordance with the stipulations of the Contract, laws or trade regulations and be responsible for the authenticity of the information. If the above-mentioned basic information is untrue, the Employer shall be obliged to provide additional information to the Contractor at the agreed time. The type, content, number of copies, and timing of the provision of the project's basic information are agreed in the Special Terms. Among others, in respect of the reference coordinate information of the project site (including the reference control point, the reference control level and reference coordinate control line), the Employer shall and is obligated to cooperate with the Contractor to measure and retest on the site at the agreed time. If the costs increase and/or the construction period is delayed because the Contractor corrects any errors in the coordinate information caused by the Employer, the Employer shall pay relevant increased costs, and the completion date shall be postponed reasonably.
If the basic project information provided by the Employer contains any technology or process package provided by any patent holder, or any architectural model provided by any third-party design unit, the Employer shall arrange the patent holder or third-party design unit to exchange, coordinate and deliver the data, conditions and information with the Contractor.
If the Employer fails to provide the basic project information and supplementary information in time, or the information provided is untrue, or the Employer changes plans, causing the Contractor’s design stopped, reworked or modified, the Employer shall indemnify the Contractor for any additional design work. If the key timeline is delayed, the completion date shall be postponed. However, if the Contractor finds that the above information provided by the Employer may have any issue or defect, but fails to alert or deal with such issue or defect, the above provisions shall not apply.
(2)Provision of onsite obstacle information. Except as otherwise provided by the Special Terms, the Employer shall provide the onsite obstacle information relating to design and construction, including the above-ground and underground building and structure etc., before the design starts, according to this Contract and applicable laws. If the information provided by the Employer is untrue and the Contractor's design is thus suspended, reworked or modified, the Employer shall compensate the Contractor for the additional amount of design work. If any key time of the work is delayed, the completion date shall be postponed. The type, content, number of copies and timing of provision the project obstacle information are set forth in the Special Terms.
(3)If the Contractor can not verify the data, conditions and materials in the basic project information provided by the Employer, the Employer is obligated to give further confirmation.
(4) If the Contractor finds that the information provided by the Employer may be mistaken, it shall promptly notify the Employer in writing to confirm it.

5.2.2 Obligations of the Contractor
Article 5.2.2 of General Terms is amended as follows:
(1)General Terms will not be amended.
(2)The Contractor shall carry out the engineering design according to the basic project information provided by the Employer, the onsite obstacle information and the design depth specified by the relevant state departments and industry engineering construction standards, and shall be responsible for the technology and/or architectural function of its design, the project safety, environment protection and occupational health standards, and the quality of equipment materials and work and the completion time. The Contractor shall bear the liability for breach of contract and be responsible for the increase of the cost and delay in the completion of the Project due to the reasons of the Contractor 's design.
5.2.6 Repair and catch up schedule at its own cost for any design defect
Article 5.2.6 of General Terms is amended as follows:
The Contractor shall repair, remedy, correct and consummate at his own expense any omission, errors, defects or deficiencies in the design documents caused by the Contractor. If the design progress is delayed, the Contractor shall catch up the schedule at its own cost. If the Employer thus suffers any loss, the Employer is entitled to seek the Contractor’s liability according to law.

Article 6 Construction Materials
6.1 Provision of Construction Materials
6.1.1 Material and engineering equipment provided by the Employer: None
6.1.2 The following provisions are added to Article 6.1.2(1) of General Terms:
(1) The materials and engineering equipment provided by the Contractor: all materials and engineering equipment required for construction.
Materials and engineering equipment procured, transported and maintained by the Contractor: All materials and equipment of the Project are procured by the Contractor. The Contractor must ensure that the procurement of materials and equipment is in line with national and local existing standards and meets the design drawings, buildings and facilities requirements and norms in exhibits, shall provide product certification, and shall be responsible for the quality of materials and equipment. The Contractor shall notify the Supervisor’s engineer and the representative of the Employer for inspection acceptance 24 hours before the arrival of the material and equipment.

Article 6.1.2(2) of General Terms is amended as follows:
(2) If the engineering materials (including construction parts etc.) provided by the Contractor do not conform to the national mandatory standards, norms or the standards and norms of the Contract, and thus cause any quality defect, the Contractor shall repair at its own cost. The completion date shall not be postponed.
(3) Article 6.1.2(3) does not apply, and should be deleted.
6.1.3 Contractor’s selection of suppliers
Article 6.1.3 of General Terms is amended as follows:
The Contractor shall select the supplier or manufacturer of the relevant engineering materials by competitive means, such as bidding. For construction projects that are subject to tender according to law, bidding shall be conducted in accordance with the relevant provisions of the State.
The Contractor shall not designate suppliers or manufacturers in the design documents or by way of oral implication, except for the case of a sole manufacturer.
6.1.4 Title and risk of engineering materials
Article 6.1.4 of General Terms is amended as follows:
The title to the engineering materials provided by the Contractor according to Article 6.1.2 shall be transferred to the Employer when such materials are transported to the delivery place on the site, and the progress payment for the current work is made. Before the Employer takes delivery of the materials, the Contractor is obligated to safe-keep, repair and maintain the materials. The materials will not be transported from the site without the Employer’s permission. Before the Employer takes delivery of the project, the risk of destruction or loss of the materials will be borne by the Contractor. The loss shall be first compensated by the insurer, and then by the Contractor, if the insurance coverage is not sufficient.

6.4 Transportation and Transport of Overrun Materials
6.4.1 Road Access Right and Off-Site Facilities
(1) The person to obtain the road access right and the right to build off-site facilities: the Contractor.
(2) Related costs: borne by the Contractor and already taken into account in the total contract price.
6.4.2 On-Site Road Construction

(1) The person to construct, maintain, preserve and manage temporary roads and transportation facilities: The Contractor shall be responsible for the construction, maintenance, preservation and management. Relevant costs have already been taken into account in the total contract price.
(2) Expenses incurred in connection with temporary roads and transportation facilities: The Contractor shall undertake the construction, maintenance, preservation and management of the temporary roads and transportation facilities, and be responsible for completing relevant formalities. The costs have been taken into total contract price.
6.4.3 Transport of Oversized and Overweight Parts
The person to bear the costs for temporary reinforcement and reconstruction of roads and bridges required for the transport of oversized or overweight parts: borne by the Contractor. The costs have been taken into account in the total contract price.
6.7 The Contractor shall be responsible for the materials and equipment to be delivered to the construction site, and to be transported, escorted and stored. The materials and equipment used in the Project under this contract shall be reported to the Supervisor’s engineer and the Employer for confirmation, and submitted to inspection according to law. Their quality shall conform to the design and relevant regulations. The materials or equipment failing to test or failing the test shall not be used in the project. If any material or equipment requires process or customization, or purchase in other places, the Contractor shall fully consider the period of supply based on the above time, and submit the list of materials and equipment in writing to the Supervisor’s engineer and the Employer for inspection. The list of materials and equipment shall include the specification, type, manufacturer, the part to use the materials and equipment, the brand and quantity. The Supervisor’s engineer and the Employer shall confirm the list of materials and equipment within [1] day after it receives such list from the Contractor. If it fails to reply timely, the Contractor shall immediately notify in writing the highest principal of the Employer on the site. If the principal fails to reply the opinions or the feedback time in writing within [2] days after receiving the notice, it will be deemed that the Employer has confirmed the materials and equipment provided by the Contractor. The Contractor may only purchase the above materials after the Employer confirms and seals sample.
Where the main parameters of the materials and equipment purchased by the Contractor do not conform to the design or standards, the Contractor shall transport the material and equipment outside of the site within the time limited specified by the Supervisor’s engineer, and repurchase products conforming to requirements at its own costs. The used materials and equipment shall be removed by the Contractor at its own costs. The delayed construction period shall not be postponed.

Before using any materials purchased by the Contractor, if the materials require inspection according to the national, local or industrial standards, the Contractor shall inspect or test as required at its own costs, and may not use any non-conforming materials.

7. Construction
7.1 Employer’s Obligations
7.1.1 Reference Coordinate Data
Article 7.1.1 of General Terms is amended as follows:
The Contractor shall provide the time limit for measuring the reference point, the reference line and the leveling point: see Article 5.2.1 of the General Terms. The Contractor shall conduct on-site acceptance and hand-over check at the appointed time before the commencement of construction and make a record.
7.2 Obligations of the Contractor
7.2.1 Surveying and Setting-Out
Article 7.2.1 of General Terms is amended as follows:
Surveying and setting-out of construction control network: undertaken by the Contractor (and reported to the Supervisor for review and approval. Form a formal report. Submit the report to the Employer for filing after the Contractor and Supervisor stamp it).
The time limit for submitting the construction control network information to the Supervisor for review and approval: within 7 days after on-site acceptance and hand-over check.
7.2.3 Construction Equipment and Temporary Facilities
The following provisions are added to Article 7.2.3 of General Terms:
Construction equipment and temporary facilities provided by the Employer: none.
Scope of costs borne by the Employer for constructing temporary facilities: none. The temporary facilities required by the project shall be undertaken by the Contractor at its own cost. The costs have already been taken into account in the total contract price.
Application for temporary land occupancy: the Contractor shall apply for relevant formalities and bear related expenses if it temporarily takes up the site outside the red line.
Related costs of temporary facilities: the Contractor bears related costs of temporary facilities. The costs have already been taken into account in the total contract price.
7.2.4 Supply requirements of telecommunication lines required for construction:

Article 7.2.4 of General Terms is amended as follows:
The Contractor shall contact the local telecommunications authorities on its own for telecommunication lines, in order to ensure smooth communication on site. The telephone installation fee has been taken into account in the total contract price.
7.2.5 Approval Procedures for Construction Commencement etc.
Article 7.2.5 of General Terms is amended as follows:
The Contractor shall lead the handling of procedures for construction permit and quality supervision, and handle the safety formalities according to the provisions of Yu Jian Fa [2008] No. 177. The fees payable by the Contractor have already been taken into account in the total contract price. The fees payable by the Employer shall be borne by the Employer. The Contractor shall draft, complete and submit the documents that shall be provided in the name of the Employer. The Employer shall cooperate with the Contractor and assign relevant personnel to accompany the Contractor for handling, when necessary.
7.5 Quality and Inspection
7.5.1 Quality and Inspection
(4)The Contractor shall be responsible for compiling the construction test and inspection plan, and inspecting, inspecting, and testing the construction materials (including the structural components) in accordance with the design documents, construction standards and contractual stipulations, may not use any non-conforming materials. The Contractor is obligated to repair and / or replace unqualified construction materials at its own expense. If the completion date is thus delayed, the Contractor shall take responsibility. If any economic loss is thus caused to the Employer, the Employer may seek the Contractor’s liability according to laws and regulations. Where the engineering materials provided by the Employer are non-conforming upon inspection, test or trial, the Employer shall repair and/or replace at its own cost. If the key timeline is thus delayed, the completion date shall be postponed. If the costs of the Contractor are increased, the Employer shall compensate.
7.5.6 Article 7.5.6 of General Terms is amended as follows:
The Employer shall be responsible for any additional work costs caused by the wrong orders of the Employer’s representative and/or the Supervisor. If the key timeline is delayed, the completion date shall be postponed.
7.5.7 Project quality requirements. Where the quality of the Project meets the requirements of the relevant national construction quality acceptance specifications and engineering design documents and the Contract and its annexes, and complies with the intents of the Contract, and the normal needs of use of the Employer, the Project shall be inspected by the Employer

(the final completion inspection shall be made once for all successfully). If the inspection fails, the costs for correction and rework shall be borne by the Contractor.

7.8 Occupational Health, Safety and Environmental Protection
7.8.3 Site Safety Management
Article 7.8.3 of General Terms is amended as follows:
(1)The Contractor shall carry out safety education for its personnel at the site, provide the necessary personal safety supplies, and be responsible for the accidents caused by them. The Employer and the Supervisor shall not compel the Contractor to violate the relevant safety regulations for safe construction, safe operation and completion test and / or after completion test. If the Employer, the Supervisor and its on-site staff violate the safety manual and do not abide by the direction of the contractor, causing any personal injury and property damage, the party having fault shall bear relevant liabilities and costs. Where the key timeline is delayed, the completion date shall be postponed. If the Contractor does not fulfill the on-site supervision and management responsibilities, the Contractor shall bear the relevant responsibilities and costs incurred, and the construction period will not be extended.
If the Contractor violates relevant safety regulations for safe construction, safe operation and completion test and / or after completion test, causing any personal injury or property loss, the Contractor shall assume relevant liabilities and costs. Where the key timeline is delayed, the completion date shall not be postponed.
(9) The Contractor's responsibility for construction safety: The Contractor shall, in accordance with the Measures of Chongqing for Supervision and Management on Safety Production of Construction Projects (Yu Jian Fa [2008] No. 177), the Standards of Chongqing for Civilized Construction of Construction Sites of Housing Construction and Municipal Infrastructure (Yu Jian Fa [2008] No.169) and other relevant provisions, perform the construction safety responsibilities as a contractor, in order to ensure safe construction and on-site safety within the construction range and within a certain distance outside the construction range. The costs have been taken into account in the total contract price. If the Contractor fails to fulfill its obligations during construction, it shall bear full responsibility and economic losses thereupon caused.
The Contractor shall be responsible for on-site security work to avoid public security accidents.
Establishment of on-site security management organization or joint defense organization: undertaken by the Contractor and assisted by the Employer.

Preparation of the security management plan and emergency contingency plan for the construction site: undertaken by the Contractor and assisted by the Employer.
Responsibility and requirements for construction safety and security and lighting: the Contractor shall fulfil such responsibility and requirements on its own, and complete supervision procedures for the construction project in accordance with relevant provisions. The costs have been considered in the total contract price.
7.8.4 Environmental Management on Site
Article 7.8.4(1) of General Terms is amended as follows:
(1) The Contractor shall be responsible for the protection of buildings, structures, cultural relics, old trees, famous trees and underground pipelines, cables, structures, cultural relics, fossils and graves in the site during the construction. The Contractor shall promptly notify the Employer of any possible damage to the underground pipelines and adjacent buildings, structures (including cultural relics and protected buildings), old trees and famous trees. If the Contractor fails to inform the Employer in a timely manner, or constructs in violation of the Employer 's instructions, the Contractor shall be responsible for any increase in the costs of such damages, losses, damages and / or delays in the completion of the Works.
(4)The construction site shall be cleaned and maintained before construction machinery and equipment enter the site. (Grit chamber and cleaning equipment must be set at the entrance and exit, to avoid mud on the road) Outgoing vehicles shall be cleaned by specially-assigned persons. Sealing requirements (if any) must be met;
Normal work of surrounding units and the normal life of residents must be guaranteed during construction. Minimize the pollution of dust, noise and vibration. The mode of operation must be adjusted and high-dust and high-noise operations or blasting operations must be stopped in accordance with the provisional requirements of the Municipal Party Committee, the Municipal People's Congress, the Municipal Government and relevant departments;
Complete sealing of the construction area and site hardening work according to relevant provisions. Construction retaining wall (fence) and other maintenance facilities shall be safe, artistic and durable. Non-construction related personnel are not allowed to enter the site; personnel entering into the construction site for construction shall wear post cards and carry out civilized construction.
(5)The Contractor shall perform responsibilities regarding construction dust control and civilized construction etc. in accordance with the Program for construction Dust Control in the Construction of Buildings and Municipal Infrastructure Projects (Yu Jian Fa [2009] No.

13), the Civilized Construction Standards for Buildings and Municipal Infrastructure Projects in Chongqing (Yu Jian Fa [2008] No. 169) and other relevant provisions.
Requirements for sanitation and hygiene of the construction site: implement the Civilized Construction Standards for Buildings and Municipal Infrastructure Projects in Chongqing (Yu Jian Fa [2008] No. 169), Management Regulations of the Ministry of Construction for Measure Expenses for Construction Safety Protection and Civilized Construction and Use of the Measure Expenses and JGJ59-99 Scoring Standards for Construction Safety Inspection. According to the regulations of the construction departments, all the temporary facilities other than the part the Employer deems necessary to retain shall be removed before the acceptance check of the project, and the construction waste and domestic garbage shall be cleared and discharged. All the expenses have been considered in the total contract price.
The Contractor is solely responsible for environmental protection according to national and Chongqing regulations. Leftover food and garbage shall not be left anywhere in the construction site, nor be freely poured outside the construction area. Urination or defecation shall be done in specified place in the construction area. The principle of “work done, site clear” shall be followed;
The Contractor shall be responsible for the settlement of the transport and dumping of the production and domestic waste, and strictly implement the requirements of the Notice of the People's Government of Chongqing on the Implementation of Closed Transportation of the Easily Spilled Material in the Main City Zone (Municipal Government Order No. 164). Throughout the construction process, the Contractor has the obligation to assist the Employer’s coordination with relevant departments, units and individuals. The costs have been taken into account in the total contract price; the Contractor shall discard wastes at the place where the Contractor approves, in accordance with the provisions in force and requirements of the competent authority. Otherwise, the resulting responsibility and loss shall be borne by the Contractor.
The Contractor shall bear the costs of the above-mentioned additional terms. The costs thereof have been taken into account in the total contract price.

8. Completion Test
8.2 Inspection and Acceptance of Completion Test
8.2.2 Article 8.2.2 of General Terms is amended as follows:
The Contractor shall, prior to the commencement of the tests for completion, carry out inspection of the test conditions provided by the parties in accordance with the provisions of Clause 8.1.1. If the conditions are met, the persons of both parties shall sign and confirm. The

Contractor shall catch up the schedule according to Article 4.1.2 at its own cost, when the completion test conditions are not fulfilled by the Contractor and the progress of the completion test is delayed.

12. Test and Inspection
12.2.4 All inspection fees required for the Project according to the national, local and industrial regulations (excluding any fees for third-party tests specified by the Employer) shall be borne by the Contractor, and has been included in the total contract price. The Employer will not pay any additional fees. If the Contractor fails to carry out the tests and inspections, the Employer shall be entitled to entrust others to test and inspect, and deduct an amount of double of relevant fees from the Contractor’s project funds.

13. Modification and Adjustment of Contract Price
13.1 Right of Modification
13.1.2 Modification
Article 13.1.2 of General Terms is amended as follows:
Written change orders approved and issued by the Employer are changes, including the change orders issued directly by the Employer, or the change orders issued by the Supervisor upon approval by the Employer.
The Contractor shall rectify, adjust and perfect at his own expense the deficiencies in the design, procurement, construction, completion test and post-completion test that he shall be responsible for providing. The design defects caused by the contractor, even if approved by the Employer, shall not relieve the Contractor of its responsibility. If the design plan approved by the Employer is amended, the Employer's approval shall be obtained in accordance with the change procedures, provided that the contract price will not be adjusted, and the construction period will not be extended.
The Employer's requirements for rectification, supplementation and improvement in order to meet the functional requirements of this Project and the requirements and specifications of the buildings and device in the Contract and the exhibits, and the rectification requirements of the Employer in the process of the implementation of the construction for the Contractor’s defects in the design, procurement, construction and other aspects of performing the Contract, shall conform to the procedure of change, provided that the contract price will not be adjusted, and the construction period will not be extended.

Any change of the Project will not be implemented until approved according to the procedure. All project changes must be approved by the Employer's written consent before they can be implemented. Any change caused by the defects in the Contractor's design, procurement, construction, completion test, and after-completion test must be submitted by the Contractor to the Supervisor’s engineer and the Employer, and be implemented upon approval by the Employer in writing. Relevant costs therefor shall be borne by the Contractor. The construction period shall not be extended.
13.1.3 Right of suggestion on change
Article 13.1.3 of General Terms is amended as follows:
All changes must be made by the Contractor, confirmed by the Supervisor and the Employer, and implemented by the Contractor on the site to become effective. The Supervisor and the Employer shall reply in writing within [3] days after they receive the design change materials from the Contractor. If failing to reply in a timely manner, the Contractor shall immediately notify in writing the highest principal of the Employer on the site. If the principal fails to reply opinions or feedback time within [2] days after it receives the written notice, it will be deemed that the Employer has confirmed the proposal made by the Contractor.
13.2 Change of Scope
13.2.1 Article 13.2.1 of General Terms is not applicable, and should be deleted.
13.2.2 Article 13.2.2 of General Terms is not applicable, and should be deleted.
13.2.3 Article 13.2.3 of General Terms is not applicable, and should be deleted.
13.2.7 If any of the following circumstances occurs during performance of this Contract, it will be dealt with as a change:
(1)Increase or reduce any work under the Contract, or add or reduce any additional work;
(2)Cancel any work under the Contract, except for any work delegated to others to perform;
(3)Change the quality standard or other features of any work under the Contract;
(4)Change the project’s base line, standard level, location or size;
(5)Any change arising from performance of any laws, standards, or norms published after the reference date.
Any change not caused by the Employer shall be made according to the change procedure hereunder, provided that the contract price or construction period will not be changed or extended.
13.3 Change Procedure

13.3.3 Article 13.3.3 of General Terms is amended as follows:
Examination and approval by the Employer. The Employer shall examine the written proposal report submitted by the Contractor according to Article 13.3.2 within 14 days after it receives the report, and issue a written notice to approve, cancel, change or make further request. The Contractor shall not stop or delay any work when it waits for the Employer’s response.
(1)After receiving the proposal report submitted by the Contractor according to Paragraph (1) of Article 13.3.2, the Employer shall issue a written order of change, after examining and approving the reason, estimate and/or extension of completion date of the report.
When issuing the change order, the Employer shall reply in writing whether it approves the estimate and/or extension of completion date for the change proposed by the Contractor within [3] days after receiving the written proposal report of the Contractor. If it fails to reply in time, the Contractor shall immediately notify in writing the highest principal of the Employer on the site. If the principal fails to reply opinions or feedback time within [2] days after it receives the written notice, it will be deemed that the Employer has confirmed the proposal made by the Contractor.
(2)After examining the reasons of the Contractor for not to accept the change according to Paragraph (2) of Article 13.3.2, the Employer will issue a written notice of continuing to perform, changing, or further requesting for supplementary documents. The Contractor shall perform.
13.4 Emergent Change Procedure
13.4.3 Article 13.3.4 of General Terms is amended as follows:
The Employer shall notify the Contractor in writing of a reasonable estimate approved and/or the reasonable extension of the completion date within 10 days after receiving written information submitted by the Contractor pursuant to Article 13.4.2.
The Employer shall reply in writing whether it approves the estimate and/or extension of completion date for the change proposed by the Contractor within [2] days after receiving the written proposal report of the Contractor. If it fails to reply in time, the Contractor shall immediately notify in writing the highest principal of the Employer on the site. If the principal fails to reply opinions or feedback time within [2] days after it receives the written notice, it will be deemed that the Employer has confirmed the proposal made by the Contractor.
If the Contractor disputes the change fee and the extension of the completion date approved by the Employer, the parties shall settle the dispute through friendly negotiation. If negotiation fails, the procedure of Article 16.3 regarding dispute resolution shall apply.
13.5 Article 13.5 of General Terms does not apply, and should be deleted.

13.7 Adjustment of Contract Price
Article 13.7 of General Terms is amended as follows:
Adjustment of price: none. The risks have been taken into account in the total contract price.
The Employer may negotiate the reason for the adjustment of the contract price and the adjustment amount, within 30 days from the date of approval by the Employer of the increase or decrease in the estimation of changes according to the change procedure under Articles 13.3 to 13.5. The reasonable amount confirmed by the Employer shall be the adjusted amount of the contract price and the amount of the adjustment shall be paid or deducted at the time of payment for the construction progress of the current period. The Employer shall not be liable to adjust the contract price for any increase or decrease in amount not provided for in the Contract.
13.8 Dispute Regarding Adjustment of Contract Price
Article 13.8 of General Terms is amended as follows:
After consultation, if both parties fail to agree on the cost of the project change, the adjustment of the contract price or the extension of the completion date, the provisions of Article 16.3 regarding dispute resolution shall apply.
13.9 Valuation Principles for Changes:
Price settlement method for design changes and adjustments and new items occur in the construction process: after construction design changes are determined, if the design changes relate to adjustment of the project price and new items occur in the construction process, the Contractor shall propose to the Supervisor and the Employer within 10 days before such launch of such changes and new items. The contract price can be adjusted after approval and consent by the Employer and the supervising unit. The adjustment method is as follows:
If there is no same or similar comprehensive single price item in the annex of the Contract, according to the principle of reasonable composition of cost and profit, the item shall be submitted by the Contractor, and determined after the Supervisor and the Employer confirm. The Contractor shall accept the amount examined and decided by the Supervisor and the Employer. During the composition of price, the Contractor shall comply with the following principles:

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(1)The principle of quota determination: the Code for Valuation of Construction Quantity List of Construction Projects (GB50500-2013), Rules of Chongqing for Valuation of Construction Quantity List of Construction Projects (CQQDGZ-2013), Rules of Chongqing for Calculation of Construction Quantity of Construction Projects (CQJLGZ-2013), Pricing and Quota Pricing of Chongqing for Construction Projects (CQJZDE-2008), Pricing and Quota Pricing of Chongqing for Installation Projects (CQAZDE-2008), Pricing and Quota Pricing of Chongqing for Municipal Projects (CQSZDE-2008), Pricing and Quota Pricing of Chongqing for Decoration Projects (CQZSDE-2008), Quota Pricing of Chongqing for Construction Projects (CQFYDE-2008), Table of Concrete and Mortar Mix Ratios and Quota Pricing for Construction Machinery Units and Teams (CQPSDE-2008), and the Circular of the Chongqing Urban and Rural Construction Committee on the Adjustment of Pricing Basis of Construction Projects for Replacement the Business Tax with Value-Added Tax for in the Construction Industry (Yu Jian Fa [2016] No.35 Document) and Other Relevant Supporting Documents, etc. Among others, the onsite management fee, and assistance fee shall not be charged, the profit shall be charged at [***], and the measurement fee, charges and taxes shall be paid according to the national laws.
(2)Price for materials and equipment: to be determined by reference to the price information of Chongqing materials and equipment in the Information of Chongqing Project Construction Price at the time of determining the change (the mean value shall be used when there are upper and lower limits), and to be implemented after the Employer examines and approves. If the prices for the materials or equipment are not included in the Information of Chongqing Project Construction Price, the Contractor shall report the proposed prices, which shall be implemented after the Employer examines and approves.
(3)Price for labor: to be determined by reference to the price for relevant workers of construction, installation or relevant occupation in Beibei District set forth in the Information of Chongqing Project Price at the time of confirming the change (select the mean value).

14. Contract Price and Payment
14.1 Contract Price and Payment
14.1.1 Contract price: see the Agreement.
14.2 Security
14.2.1 Performance guarantee
See Article 3.1.13 of Special Terms and the annex.
14.2.2 Article 14.2.2 of General Terms is not applicable, and this article should be deleted.

14.2.3 Article 14.2.3 of General Terms is not applicable, and this article should be deleted.
14.3 Advance Payment
14.3.1 Amount of advance payment:
Advance payment of design cost: 20% of the design cost, i.e., RMB (in words): Three Million Nine Hundred and Five Thousand and Ten (in figures: RMB 3,905,010).
Advance payment of total contracting price for procurement and construction: 15% of the total contracting price for procurement and construction, including safe and civilized construction fee, i.e., RMB (in words): Seventy Eight Million Seventy One Thousand Two Hundred and Forty Two (in figures: RMB 78,071,242)
14.3.2 Payment of advance
The advance payment of design cost shall be made within [7] working days after the Contract is entered into, and the advance payment of total contracting price for procurement and construction shall be made within [7] working days after the Contractor enters the construction site.
14.3.3 Deduction of advance payment:
None
14.4 Project Progress Payment
14.4.1 The Contractor shall provide the Employer with the total progress schedule of Chongqing Chip Construction Project before entering into this Contract.
14.4.2 Application for progress payment
Frequency for application of progress payment: the Contractor shall apply once a month.
Content of application: to fill in according to the instructions of the Employer on the progress payment application.
Submitting time of progress payment application: design progress payment: within 7 days after submitting the staged achievements;
Project progress payment: submitting the application for payment for last month before the 5th day of the current month (including the progress report measured and confirmed by the Supervisor).
The application for progress payment contains the following: (1) time or number of payment; (2) the price for the implemented work as of the end of the week for this payment; (3) amount of change; (4) amount of claim; (5) advance payment for this time and/or the refunded advance payment to be deducted for this time; (6) the defect liability warranty amount to be deducted for this time; (7) other amount to be increased or deducted according to the Contract. The specific form shall be designated by the Employer.
14.5 Deduction and Payment of Defect Liability Warranty Amount
14.5.1 Amount or ratio of defect liability warranty amount: [***] of the completion settlement price.
14.5.3 Deduction method of defect liability warranty amount: the amount will be deducted when the completion settlement audit is passed (details see in the Project Quality Warranty Form). [***] of the amount will be refunded when the first year expires, [***] will be refunded when 2 warranty years expire, and [***] will be refunded 5 years after the completion inspection and acceptance of the Project, without any interest.
14.8 Payment Conditions and Schedule
14.8.3 Article 14.8.3 of General Terms is amended as follows:
Method of Project progress payment: paying according to the milestones. After receiving the progress payment application of the Contractor submitted according to the payment schedule in the annex, the Employer shall pay the verified amount within [***]. Before each payment, the Contractor shall provide the Employer with the formal value-added tax invoice of the verified amount. The invoice for any advance payment shall be issued when the Contractor submits the first progress payment application.
The project progress payment shall be implemented according to the payment schedule in the annex.
The Employer will deduct once for all [***] of the contract price as the cleaning and security fee. (When the Contractor finishes the cleaning and security work, the Employer shall pay according to the payment method in this Contract.)
When the whole project is completed, the Employer will deduct [***] of the contract price as the defect liability warranty amount, and shall pay according to the payment method in the Contract when the Employer receives the guarantee for the defect liability warranty amount of [***] of the contract price provided by the Contractor.
The Contractor must submit the payment statement of wages of migrant workers of the last month to the Supervisor and the Employer for audit and filing when applying for monthly progress payments, as a pre-condition of disbursement of progress payment. If it is verified that the Contractor fails to pay the wages of migrant workers of the previous month in full, the Employer will suspend the disbursement of progress payment until the wages of migrant workers are paid in full.
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14.8.4 The percentage and amount of the project progress payment will be implemented according to the payment schedule in the annex.
14.9 Delay in Payment
Article 14.9 of General Terms is amended as follows:
14.9.1 If the Employer fails to pay the project progress payment to the Contractor according to the schedule in Article 14.8.3, it shall pay interest to the Contractor at the similar lending rate published by the People’s Bank of China for the current period, from the 38th day after the Employer receives the full formal invoice of the verified amount, as the liquidated damages for the delayed payment.
14.9.2 If the Employer’s delay of payment exceeds [***], the Contractor is entitled to issue a notice of payment. If the Employer still fails to pay after receiving the notice, the Contractor may suspend part of work. The suspense will be deemed suspense caused by the Employer, and the provisions of Article 4.6.1 relating to suspense shall apply.
Where both parties sign an agreement for delay of payment, the Employer shall pay according to the installments, time, amount and interest in the agreement. If both parties fail to reach such an agreement, and thus cause any work unable to implement, the Contractor may suspend part of all work, and the Employer shall assume the liability for breach of contract. If any key timeline is delayed, the completion date shall be postponed.
14.9.3 Where the Employer’s delay exceeds [***], and affects the implementation of the whole Project, the Contractor is entitled to issue a notice of terminating this Contract to the Employer according to Article 18.2. After this Contract is terminated, the Contractor is entitled to request the Employer to pay: 1) the due accounts payable; 2) the amount for purchasing equipment paid by the Contractor to the subcontractor according to the Contract, if the purchase is unable to cancel or terminate according to relevant agreement, and the Contractor has transferred relevant title and interest under the purchase agreement to the Employer; 3) the interest (at the rate of the similar lending rate published by the People’s Bank of China for the current period) incurred from any advance payment made by the Contractor to the subcontractor according the agreement between them, for the Employer fails to pay the Contractor timely according to this Contract.
14.10 Taxes and Duties
14.10.1 Article 14.10.1 of General Terms is amended as follows:

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The Contractor shall pay taxes according to relevant regulations of the State regarding taxes, including various tax payment obligations relating to importing engineering materials.
14.11 Payment of Claims
Article 14.11 of General Terms is amended as follows:
14.11.1 The Employer is entitled to issue a notice of breach of contract to the bank issuing the performance guarantee, and collect the corresponding performance bond. If the performance bond is not sufficient to deduct, the Employer may deduct such difference from the project progress payment for the current month or any payment in the current payment schedule payable to the Contractor. If the progress payment is insufficient to deduct the claims of the Employer, the Contractor shall pay within 7 days after receiving the written notice of claims from the Employer.
14.11.2 The Employer shall pay any claims of the Contractor decided upon negotiation, mediation or arbitration.
14.12 Completion Settlement
14.12.1 Completion Settlement Information
The number of copies of completion settlement information: six copies and made in electronic version (after the initial review by the Supervisor)
Content of completion settlement information: the contract price of completion settlement, the paid project price, defect liability warranty amount to be withheld, the amount of completion payment to be paid, and changes confirmed by the Employer, etc.
The final settlement shall be subject to the opinion of the construction price audit unit designated by the Employer (if any).
14.12.4 Reply to the completion settlement report
Article 14.12.4 of General Terms is amended as follows:
The Employer shall submit an amendment or reply within 30 days after receiving the completion report and the complete completion settlement report submitted by the Contractor in accordance with Article 14.12.1.
14.12.5 The Employer fails to pay the completion settlement amount
Article 14.12.5 of General Terms is amended as follows:
(1)If the Employer fails to settle the balance of the sum due to the Contractor in accordance with Article 14.12.3, the Contractor shall have the right to deduct the balance of the sum from the payment guarantee submitted by the Employer in accordance with Article 14.2.2.

Where the Contract does not stipulate that the Employer shall, in accordance with Paragraph 14.2.2, submit the payment guarantee or if the payment guarantee is not sufficient to satisfy the Contractor for the completion of the settlement payment, the Employer shall pay the arrears of the completion settlement amount from the 38th day after the Contractor submits the final settlement materials, and pay interest at the similar lending rate published by the People’s Bank of China for the current period.
(2)According to Article 14.12.4, if the Employer fails to submit amendment or reply to the completion settlement materials within the agreed 30 days, or pay the balance of the completion settlement amount to the Contractor, it shall pay the arrears of the completion settlement amount from the 38th day of submitting the report, and pay interest at the similar lending rate published by the People’s Bank of China for the current period.
If the Employer does not pay the completion settlement amount within 90 days after the Contractor submits the final completion settlement materials, the Contractor may settle the dispute in accordance with Article 16.3 and the arbitration award.
14.12.7 The Contractor fails to pay the completion settlement amount
Article 14.12.7 of General Terms is amended as follows:
(1)In the event that the Contractor fails to settle the balances payable to the Employer in the completion settlement as stipulated in Article 14.12.3, the Employer is entitled to deduct the balance from the performance bond submitted by the Contractor under Article 14.2.1.
Where the amount of the performance bond is not sufficient to meet the demand, the Contractor shall pay the balance of the outstanding settlement balance in arrears from the 38th day after the final completion settlement materials are submitted, and pay interest at the similar lending rate published by the People’s Bank of China for the current period. If the Contractor fails to pay within 90 days after the final completion settlement materials are submitted, the Employer is entitled to resolve the issue according to Article 16.3.
(2)When the performance bond is not stipulated in the Contract, the Contractor shall pay the balance of the outstanding settlement accounts in arrears from the 38th day after the submission of the final completion settlement materials, and pay interest at the similar lending rate published by the People’s Bank of China for the current period. If the Contractor fails to pay within 90 days after the final completion settlement materials are submitted, the Employer is entitled to resolve the issue according to Article 16.3.
14.13 Measurement Period
The measurement period of this Contract is as follows:

Unit price sub-items are measured on a monthly basis, and total price sub-items are measured based on the qualified work quantity verified by the Supervisor and the Employer at each stage. The Contractor shall submit the report (in six copies) of qualified work quantity finished in the current month to the Supervisor’s engineer on the 25th day of each month. The engineer shall measure and confirm within 5 days after the Contractor submits the report, and then forward the report to the Employer.

15 Insurance
15.1 Insurance of the Contractor
15.1.1 The Contractor shall be responsible for the full insurance coverage of all property (including but not limited to construction equipment, entry materials, engineering equipment) and personal safety related to the construction under this Contract and shall insure the transportation of the equipment, materials and parts, and all relevant costs have been included in the total contract price. If the Contractor 's insurance is not sufficient to compensate for the loss, the additional part of loss shall be borne by the Contractor.
(2)After the reference date, if in the course of the performance of the Contract, the newly issued applicable law provides for compulsory insurance covered by the Contractor, the contract price shall be adjusted in accordance with the provisions of Article 13 relating to the contract price adjustment.
15.1.5 The Contractor shall insure in accordance with the following requirements:
All property, safety and accidents occurred during the project term shall be handled and compensated by the Contractor. The Contractor shall be fully insured against all aspects for this purpose.
15.2 All-Risk Insurance and Third Party Liability Insurance
Article 15.2 of General Terms is amended as follows:
The Contractor shall be responsible for insuring all risks of construction works, all risks of installation works and third party liability insurance. The Contractor shall include the Employer, the subcontractor, the supplier and the service provider under this Contract as the Insured under the insurance contract and include the Employer as the beneficiary (except for third party liability insurance).
The above insurance costs are included in the total contract price, and the Employer will not pay otherwise. The Contractor shall furnish to the Employer a copy of the policy, a copy of the premium payment document and a certificate of the effectiveness of the policy, within 10 days after the completion of the relevant formalities.

All of the above insurance taken out by the Contractor shall cover the scope and duration of any individual works and works.

16. Breach of Contract and Dispute Resolution
16.1 Liability for Breach of Contract
16.1.1 Employer’s liability for breach of contract
Article 16.1.1 of General Terms is amended as follows:
Where any of the following circumstances occurs:
(1)The Employer fails to perform the provisions of Article 5.1.2 and Subparagraphs (1) and (2) of Article 5.2.1 of Special Terms, and to provide the technology, basic project information and onsite obstacle information (except that the Contractor finds any issue or defect in the above information provided by the Employer, but fails to alert or allows such issue or defect to exist);
(2)the Employer fails to adjust the contract price according to Article 13, or fails to pay according to the type and amount of fund, and the account and time designated by the Contractor according to the provisions of Article 14 relating to advance payment, project progress payment and completion settlement;
(3)The Employer fails to perform other duties and obligations agreed in the Contract.
The Employer shall take remedial measures, and compensate the Contractor for the loss caused by the above breaches. If the key timeline is delayed due to its breaches, the completion date shall be postponed. The Employer’s assumption of liability for breach of contract shall not relieve or exempt its other liability or obligations to be performed according to the Contract.
16.1.2 Contractor’s liability for breach of contract
(2)Article 16.1.2(2) of General Terms is not applicable, and this article should be deleted.
16.1.3 Except for the Contractor’s liability for breach of contract under the General Terms hereof, the Contractor shall further assume the following liability for breach of contract. If the Employer thus suffers any loss, the Employer is entitled to directly deduct from the accounts payable:
(1)If the implementation of the Project is inconsistent with the requirements of the Employer in the annex due to misunderstanding of the Contractor, and the Contractor refuses to correct when being so requested by the Employer or its correction does not meet the Employer’s requirements, the Contractor shall assume the loss thus caused to the Employer.

(2) If the Contractor finds any error, inconsistency, ambiguities, difference or omission in any documents contained or sent together with this Contract, it shall immediately notify the Employer in writing. The Employer shall issue a written order to the Contractor accordingly. If such errors, inconsistency, ambiguities, difference or omission is caused by the Contractor, and the Contractor has completed the work before its sends the above notice or receives the above order, it shall assume the loss arising from change of the work.
(3)The Contractor shall be responsible for any error, inconsistency, omission or other defects in any drawings, documents or similar materials prepared by or on behalf of it, regardless whether such drawings or documents have been examined or approved by the Employer. Such examination or approval by the Employer shall not exempt the Contractor’s liabilities or obligations hereunder, and the Contractor shall assume relevant costs.
(4) If the completion inspection and acceptance are not finished within the time specified in this Contract due to the Contractor’s reason, the Contractor shall pay liquidated damages for such delay according hereto. If the liquidated damages are not sufficient to cover the loss of the Employer, the Employer may seek the Contractor’s liabilities according to law.
16.1.4 Other Contractor’s breach of contract during performance of this Contract
(1)The Contractor transfers its rights or obligations hereunder to others in whole or in part without consent of the Employer.
(2)The Contractor removes the construction equipment, temporary devices or materials from the construction site which have entered the construction site according to this Contract, without the approval of the Supervisor.
(3)The Contractor uses any unqualified materials or engineering equipment, and the work quality does not meet the standards, and refuses to remove the unqualified work.
(4)The Contractor fails to promptly complete the work agreed herein according to the schedule specified in this Contract, and has caused or expect to cause delay of construction period.
(5) The Contractor fails to correct within the defect liability warranty period the defects in the list of defects of the project acceptance certificate or the defects occurred during the defect liability warranty period, and refuses to correct as instructed by the Supervisor.
(6)The Project quality does not comply with relevant evaluation and inspection standards of the State or the requirements of relevant drawings due to the Contractor’s reason.
16.1.5 Treatment of other breaches of the Contractor
(1)Where the Contractor transfers its rights hereunder to others in whole or in part without consent of the Employer, the Employer may notify the Contractor to immediately terminate this Contract, and deal with such issue according to relevant laws.

(2)Where the Contractor uses any unqualified materials, the Supervisor may issue a notice of correction to the Contractor, requiring immediate correction. The Contractor shall be liable for the increase in costs and/or delay in construction period caused by its breach.
(3)If it proves that the Contractor has taken effective measures to correct its breach and the conditions for resumption of work are met, upon examination, the Supervisor may issue a notice of resumption to request the Contractor to resume the work.
16.3 Disputes and Resolution
16.3.1 The specific procedure of dispute resolution is as follows:
If any dispute arises from or relates to this Contract, the parties shall first resolve through friendly consultation. The party raising the dispute shall notify in writing the other party of the content, details and cause of the dispute. The parties shall further negotiate within 30 days after the above written notice is sent. If no consensus is reached within 30 days, either party may summit the dispute to Beijing Arbitration Commission for arbitration in Beijing according to the current arbitration rules of the commission. The arbitral tribunal shall be composed of three arbitrators. The arbitral award shall be final and have binding force upon the parties.
16.3.1 The dispute resolution procedure is as follows:
Any dispute arising out of or in connection with this Contract shall be first settled by the parties through friendly negotiation. The disputing party shall notify the other party in writing of the content, details and cause of the dispute. The parties shall conduct further consultations within 30 days after the issuance of the above-mentioned written notice. If no agreement has been reached after 30 days, either party may submit the dispute to Beijing Arbitration Commission for arbitration in Beijing in accordance with its current arbitration rules. The arbitral tribunal is composed of three arbitrators. The arbitral award is final and binding on both parties.

17. Force Majeure
17.2 Consequence of Force Majeure
Article 17.2 of General Terms is amended as follows:
Any costs for loss, damage or injury or delay of construction period caused by the force majeure event shall be covered by the insurances taken out by the Contractor. If the insurance is not sufficient to cover, the difference shall be dealt with as follows:

(1)The Employer shall be responsible for the loss and damage of permanent work and project materials;
(2)The personal injuries shall be dealt with according to their respective employment contracts;
(3)The loss or damage of the Contractor’s machinery, equipment or property and temporary work shall be assumed by the Contractor;
(4)The loss for suspense of work shall be borne by the Contractor;
(5)The loss or damage arising from either party’s delay in performance of the obligation of protection hereunder after occurrence of the force majeure event shall be borne by such party;
(6)Where the Employer notifies to resume the construction, the Contractor shall submit the plan for clearance and repair and the estimate, and the information and report of progress schedule within 20 days after receiving the notice or within the time limit agreed by the parties. Upon confirmation by the Employer, the costs for the clearance and repair shall be borne by the Employer. The completion date for the resumed construction shall be postponed accordingly.
17.3 Scope of Force Majeure
The scope of force majeure referred to in this Contract: Force majeure refers to natural disasters and social emergencies that are unforeseeable at the time of conclusion of the Contract by the Contractor and the Employer and unavoidable during the construction of the Contract, and that causes the construction unable to carry out or continue, including
(1) War, hostilities (whether declared war or not), invasion, foreign enemy behavior;
(2) Rebellion, terrorism, revolution, insurrection, military coup or usurpation of power, or civil war;
(3) War munitions, explosives, ionizing radiation or radioactive contamination, other than those arising from the use of such ammunition, explosives, radiation or radioactivity by the Contractor;
(4) Natural disasters, such as earthquakes, hurricanes, typhoons, or volcanic activity.
"Abnormal harsh weather conditions" refer to the weather conditions notified by the government, which causes the construction to stop, and which is not the force majeure defined in this Contract. In such a case, the Contractor may require the Employer to extend the construction term, but without adjustment of the contract price.
In case of "abnormal harsh weather conditions", resulting in the extension of the construction term, the Contractor must propose an application for extension of the construction term within 24 hours in writing to the Employer and the Supervisor. The

Supervisor and the Employer shall issue relevant instructions within two working days after receipt of the application. If the Contractor fails to do so, it shall be deemed to have given up the power to extend the construction term. The Employer shall give a written reply within two working days after receipt of the application.

18. Termination of Contract
18.1 Termination by Employer
Article 18.1 of General Terms is amended as follows:
18.1.1 Notice of correction
Where the Contractor fails to perform its duties, responsibilities and obligations according to this Contract, the Employer may notify the Contractor to correct and take other remedies within the time limit specified by the Employer.
18.1.2 Termination by Employer
The Employer may notify the Contractor in writing, to terminate this Contract in whole or in part for the following reasons. The Employer shall give 15-day written notice to the Contractor before this Contract is terminated. The termination by Employer shall not prejudice to other rights enjoyed by the Employer hereunder.
(1)The Contractor fails to follow the provisions of the performance guarantee in Article 14.2.1;
(2)The Contractor fails to correct as required by the notice in Article 18.1.1;
(3)The Contractor fails to comply with the provisions relating to subcontract and assignment of contracting;
(4)The Contractor fails to take any acts or take any required acts in respect of the reasonable orders issued by the Employer;
(5)The project quality has defect, and the Contractor fails to repair within 7 days after receiving the Employer’s notice without any justifiable reason;
(6)The Contractor refuses to perform this Contract by words or by acts, or fails to perform this Contract after the Employer gives it written notice of performance, or fails to perform this Contract properly;
(7)According to the provisions of Subparagraph (4) of Article 8.6.2 and/or Article 10.8, the failed completion test or after-completion test causes the Project in whole or in part to lose its use or production functions;

(8)The Contractor goes into bankruptcy, winding-up or liquidation, or evidence shows that the Contractor will go into bankruptcy and/or liquidation;
(9)Any force majeure events under Article 17 occur, and cause the principal obligations hereunder unable or unnecessary to perform;
(10)Other circumstances where the Contractor materially violates this Contract.
The Employer shall not terminate this Contract or part of the work hereunder for arranging other contractor to implement the Project. If the Employer violates the previous provision, the Contractor is entitled to initiate an arbitration or litigation according hereto.
18.1.3 The work stopped and continued after the notice of termination
Article 18.1.3(3) of General Terms is amended as follows:
(3) Hand over the completed permanent work and the materials for permanent work transported to the site. Before hand-over, safe-keep and maintain such completed work and materials;
Article 18.1.3(6) of General Terms is amended as follows:
(6) Upon approval by the Employer, the Contractor shall transfer the subcontracting agreement and relevant duties and obligations relating to the terminated Contract or part of the work under the terminated Contract and being performed to the Employer and/or the nominee of the Employer, and assist the Employer and/or the nominee to sign the transfer agreement with the subcontractor, including the permanent work and engineering materials as well as relevant work;
Article 18.1.3(8) of General Terms is amended as follows:
(8) Before the settlement for terminating the Contract is finished, the Contractor shall not remove and/or dismantle its machinery, equipment, device, revolving materials and measurement materials from the site, except as consented by the Employer in writing.
18.2 Termination by Contractor
Article 18.2.1 of General Terms is amended as follows:
Termination by Contractor. If any of the following circumstances occurs, the Contractor is entitled to give written notice to the Employer and terminate this Contract, provided that the notice shall be sent to the Employer 15 days in advance:
(1)The Employer delays in payment for more than 45 days, or the Contractor request for resumption of work according to Article 4.6.4, but the Employer fails to notify resumption within 180 days;

(2)Except for the obligation of payment, the Employer materially breaches this Contract, refuses to correct within 45 days after receiving the Contractor’s written notice thereof, and thus stops the Contractor work for more than 30 days;
(3)Article 18.2.1(3) of General Terms is not applicable, and this article should be deleted;
(4)Any force majeure events in Article 17 occur, and cause performance of any principal obligations hereunder unable or unnecessary;
(5)The Employer goes into bankruptcy, winding-up or liquidation, or evidence shows that the Employer will go into bankruptcy and/or liquidation, and the Employer is unable to pay the contract price.
Where the Employer pays or agrees to the resumption of work or to perform its obligations when it receives the notice of termination under Subparagraphs (1) and (2) hereof from the Contractor, the Contractor shall promptly arrange and resume the normal work. If any key timeline is delayed, the completion date shall be postponed. The additional costs incurred by the Contractor shall be borne by the Employer.
18.2.2 After the Contractor issues the notice of termination, the work it is entitled to stop or must carry on is as follows:
Article 18.2.2(5) of General Terms is amended as follows:
(5) At the request of the Employer, the Contractor shall transfer the subcontracting agreement to the Employer and/or the nominee of the Employer, and assist the Employer and/or the nominee to sign the transfer agreement with the subcontractor, including the permanent work and engineering materials as well as relevant work;
18.2.4 Settlement after termination of Contract
Article 18.2.4(4) of General Terms is amended as follows:
(4) If the Contractor has any receivable balance uncollected when the Contract is terminated, and the Contract does not provide that the Employer should provide payment guarantee according to Article 14.2.2, the Employer shall pay corresponding amount at the agreed date of paying settlement amount according to Article 18.2.3. If the Employer delays in payment, from the 38th day of the delay, it shall pay the balance in arrears and the interest at the similar lending rate of the People’s Bank of China for the same period. If the Employer fails to pay in the subsequent 60 days, the Contractor has the right to resolve the issue according to Article 16.3.

19. Effectiveness and Termination of Contract

19.2 Counterparts
This Contract is made in multiple counterparts, and all counterparts are originals, and have equal force.

20 Supplementary Terms
20.1 Migrant Workers' Wages
(1) The Contractor must pay wages of migrant workers strictly in accordance with the Labor Law, the Interim Measures for Payment of Wages of Migrant Workers in the Construction Industry (issue by the Ministry of Labor and Social Security [2004] No.22), the Regulations on Minimum Wages and other relevant provisions, without default or deduction. During the construction process, the Employer is entitled to request the Contractor to provide the roster of the migrant workers and to ensure that the subcontractors pay off the labor wages of migrant workers, engineering materials and all the mechanical equipment rental expenses on a monthly basis. Otherwise, the Employer is entitled to cease to pay the construction costs to the Contractor. When any subcontractor of the Contractor has defaults on the wages of migrant workers, the Contractor shall directly distribute the wages to the migrant workers. The Contractor is strictly prohibited to distribute the wages to the "labor contractors" or other organizations and individuals who do not have employment qualifications. Enterprises may entrust banks to issue migrant workers' wages.
(2) When the Contractor is incapable of guaranteeing the payment of wages of migrant workers, the Employer is entitled to deduct the amount equal to the wage part of the migrant workers in the Contractor's progress payment, and pay the migrant workers on behalf of the Contractor.
(3) The general contractor shall submit the roster of migrant workers of the construction project and payroll status to the Construction Administration Bureau at the end of each quarter. Enterprises shall prepare statements of wage payments of migrant workers to truthfully record payment units, payment time, payment objects, the amounts paid, and other wages information, and save for more than two years for future reference.

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(4) If the Contractor arrears wages due to its own reasons, leading to collective petition of migrant workers, disturbance (such as blocking roads, etc.), interference with the normal work order of the party and government organs and disruption of the social order and other undesirable behavior, the Employer shall be entitled to punish the Contractor for [***] to be directly deducted from the payables. Meanwhile, in addition to the above punishment, the Employer can reduce the proportion of progress payment of the project to [***] for each occurrence, and the like, to [***] as the minimum.
20.2 Exit Mechanism
(1) If the Contractor causes a major safety accident and a major quality accident, the Employer will seek the Contractor’s liability. If the situation is serious, the Employer is entitled to immediately terminate the Contractor, and evict the Contractor outside of the construction site. The Contractor shall not be involved in the project of the Employer within three years.
(2) Where the Contractor commits any acts violating the law of security or the criminal law, gives or accepts bribery in the course of the project or receives punishment by the law or regulation for other reasons, the Employer is entitled to immediately terminate the Contract, and evict the Contractor outside of the construction site.

20.3 Other Requirements
(1)The Contractor shall comply with the project security penalty regulations in the annex, and ensure safe and civilized construction. The Contractor agrees that the Employer may adjustment the amount of penalty based on the actual situation of the site, and the details shall be agreed by the parties, as applicable.
(2)The Contractor shall submit the list of project managers to the Employer before entering into this Contract. The managers shall meet the needs of this Project, including: the lead principal for design, and various professional principals, purchase principal, construction principal (project manager), the onsite construction technical principal, business manager, quality inspector, the person responsible for security, and various professional work leader etc., as well as the persons responsible for contracts, budget and materials management. The persons shall be approved by the Employer. Once determined, the persons will not be replaced without the Employer’s consent. In case of replacement in special circumstances with consent of the Employer, the replacement person’s qualification shall be lower than his/her predecessor. If the Employer deemed certain person unqualified, the Contractor shall adjust. All persons, especially the quality inspector and the person for security must be in position during the construction.

(3) The Contractor shall organize field operations within the scope approved by the Employer. The Contractor shall bear all the losses and responsibilities caused by the field operations beyond the scope approved by the Employer. The construction term shall not be postponed.
(4) The Employer is entitled to unconditionally and immediately terminate the Contract if the construction quality of the Contractor is poor, or a serious safety accident occurs, or the whole project is not completed within the stipulated time limit, or the project cannot be normally constructed due to disputes regarding creditor's rights and debts of the Contractor. The Contractor shall withdraw from the construction site unconditionally within 7 days from the date of receipt of the notice of cancellation of the Contract and the written notice of withdrawal from the construction site from the Employer, and shall bear all the expenses incurred by the withdrawal from the construction site. The Employer is entitled to request the bank to pay the balance of the performance guarantee provided by the Contractor as liquidated damages.
(5)All concealed work, and interim inspection parts shall be governed by the national and local regulations and the industrial regulations relating to clean room (“C/R”), ultrapure water supply system (“UPW”), large and special gas transmission system (“TGSS”), chemical dispense system (“CCSS”) and other special electromechanical systems. If the Contractor violates the above provisions, and fails to notify relevant department and the Employer/ Supervisor to inspect and enter the following process, it shall correct at its own cost, and assume relevant liabilities if any suspense or rework is caused. In such case, the costs will not be increased, and the construction period will not be extended. If it is required for the governmental departments to participate the inspection according to the national regulations, the Contractor shall implement such regulations. If the Contractor fails to go through relevant formalities, the governmental departments shall deal with such failure. If the Employer thus suffered any penalty by the government or any loss, the Contractor shall assume the liability.
20.4 The penalty will not deduct the amount of performance guarantee. The Employer may directly deduct the above and other penalties and liquidated damages agreed herein from the payment for the project owing to the Contractor. If the liquidated damages are not sufficient to cover the Employer’s loss, the Employer is entitled to seek the Contractor’s liability according to law.
20.5 Where the provisions of Special Terms (Part III hereof) conflict with the provisions of General Terms (Part II hereof), the former shall prevail.
20.6 Provisions regarding Risk Assumption and Completion and Hand-over of Accepted Single Work, Work in Process and Wholly Completed Work

The parties agree that the completed single work will be handed over to the Employer to use after the inspection and acceptance. The settlement therefor shall be carried out together with the settlement of the wholly completed work. The insurance taken out by the Contractor shall cover the scope and during of the single work and other works. If any destruction or loss occurs, the Contractor shall claim from the insurance. If the insurance is insufficient, the Contractor shall assume the difference (except for any force majeure event).
The Project will be handed over to the Employer for use when it is wholly completed and inspected and accepted. The completion settlement will be conducted at the same time. Before the hand-over to the Employer, the risk of destruction or loss of the Project shall be borne by the Contractor (except for any force majeure event). During such period, the loss shall be first paid by the insurer, and then be assumed by the Contractor, if the insurance compensation is insufficient.
20.7 Except that the confidentiality obligation hereunder is breached, neither party shall be liable for any indirect loss of the other party hereunder, regardless whether such loss is anticipatable, or whether it is possible for either party to know the occurrence of such loss.